LOAN AND SECURITY AGREEMENT

BETWEEN

AEROCENTURY CORP.,

as Borrower

AND

UNION BANK, N.A.

as Lender and Agent

April 28, 2010

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT ("Agreement"), is entered into as of April 28, 2010, between AEROCENTURY CORP., a Delaware corporation ("Borrower"), UNION BANK, N.A., together with any other Lender hereunder from time to time (collectively, the "Lenders" and individually, a "Lender") and UNION BANK, N.A., as Agent ("Agent"), effective as of the Closing Date, with reference to the following facts:

RECITALS

A.           Borrower is in the business of purchasing and leasing aircraft and aircraft engines and equipment, and has requested that Lenders provide Borrower with a revolving line of credit in an amount equal to the Revolving Commitment to be used by Borrower to refinance existing revolving debt, to acquire aircraft and aircraft engines, and to support Borrower's working capital needs and general corporate purposes.

B.           Lenders are willing to extend such a revolving line of credit to Borrower, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1. DEFINITIONS AND ACCOUNTING TERMS

1.1 Defined Terms

.  As used in this Agreement, the following terms shall have the respective meanings set forth below:

"Account Debtor" means any Person who is obligated under an Account.

"Accounts" means all "accounts," as such term is defined in the UCC, now owned or hereafter acquired by Borrower, including (a) all accounts receivable, payments and pre-payments under Leases, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper, documents or instruments), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the UCC), (b) all purchase orders or receipts for goods or services, (c) all rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower) now or hereafter in existence, including the right to receive the proceeds of said purchase orders and contracts, and (e) all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

"Acquisition" means any transaction, or any series of related transactions, consummated after the Closing Date, by which Borrower and/or any of its Subsidiaries directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person engaged in any ongoing business, whether through purchase of assets, merger or otherwise, (b) acquires control of securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body or (c) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person engaged in an ongoing business that is not managed by a board of directors or other governing body.

"Affiliate" means, with respect to any Person, another Person that, directly or indirectly, Controls, or is Controlled by or is under common Control with such other Person.  For the purpose of this definition, "Control" or "Controlled" means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

"Agent" means Union Bank, N.A. when acting in its capacity as Agent under any of the Loan Documents, or any successor Agent.

“Aggregate Deferral Amount” shall mean, for Eligible Leases, the aggregate amount of rent and maintenance reserves payments deferred pursuant to Deferral Agreements.

"Agreement" means this Loan and Security Agreement, as the same may, from time to time, be amended, supplemented, modified or restated.

"Airframe" means each airframe purchased by Borrower described in a Mortgage, together with any and all Parts which are either incorporated or installed in or attached to such airframe or required to be subject to the lien and security interest of such Mortgage.

"Alternative Dispute Resolution Agreement" means the Alternative Dispute Resolution Agreement of even date herewith among Agent, each Lender, and Borrower.

"Applicable Base Rate" means the percentage as calculated in Section 2.2.1(a).

"Applicable Base Rate Margin" means two and three quarters of one percent (2.75%).

"Applicable Law" means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it or its properties are bound.

"Applicable LIBOR Margin" means three and three quarters of one percent (3.75%).

"Applicable LIBOR Rate" means the percentage as calculated in Section 2.2.1(b).

"Applicable Unused Line Fee Percentage" means one half of one percent (0.50%).

"Appraisal" means a "desktop appraisal" (i.e., an appraisal without a physical inspection of such Equipment), or, if a Default exists, such other type of appraisal (e.g., extended desktop, visual inspection) as shall be required by Agent, of an item of Equipment to determine the Appraised Value of such Equipment, performed by an Appraiser retained by Agent on behalf of the Lenders.

"Appraisal Deficiency" means the excess, if any, of (i) the aggregate Net Book Value of all Eligible Collateral included in the Borrowing Base over (ii) the most recent Appraised Value of the foregoing.

"Appraised Value" means, with respect to an item of Equipment, an amount as determined by the Appraiser to be the fair market value that would be obtained, determined on a basis consistent with GAAP.

"Appraiser" means (i) Ascend Worldwide Ltd, (ii) any other independent appraiser that is a member of the International Society of Transport Aircraft Trading ("ISTAT") and is acceptable to Agent or, (iii) if ISTAT ceases to exist, any similar professional aircraft appraiser organization that is acceptable to Agent.

"APU" means, whether or not installed on an Airframe, the auxiliary power unit of the manufacture and model described in any Mortgage, together with any and all modules and Parts which are either incorporated or installed from time to time in or attached to such APU.

"Assets" mean all of Borrower's assets and property, whether now existing or owned or hereafter created or acquired, and wherever located, including, but not limited to:

(a)           all accounts, chattel paper (including tangible and electronic chattel paper), contract rights, deposit accounts, documents (including negotiable documents), equipment (including the Equipment and all accessions and additions thereto, including at any time all Propellers, APUs and Landing Gear, and all parts, components, equipment, instruments, appliances, avionics, radio and radar devices, cargo handling systems and loose equipment that are at such time incorporated or installed in or attached thereto or to an Airframe or Engine), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), leases, letter of credit rights, money, and all of Borrower's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)           all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Agent to sue in its own name and/or in the name of the Borrower for past, present and future infringements of copyright;

(c)           all trademarks, service marks, trade names and service names and the goodwill associated therewith, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Agent to sue in its own name and/or in the name of the Borrower for past, present and future infringements of trademark;

(d)           all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Borrower is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Borrower and/or in the name of Agent for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

(e)           any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

"Authorized Party" means each Person identified in Section 2.14.

"Authorized Signatory" means (i) with respect to any Compliance Certificates delivered to Agent hereunder, (a) the chief executive officer, (b) the president, or (c) the chief financial officer or deputy financial officer, in each case of Borrower, and (ii) with respect to all other documents required to be executed by Borrower and delivered to Agent and/or Lenders hereunder, each of the foregoing persons or such other senior personnel of Borrower as may be duly authorized and designated in writing by Borrower to execute documents, agreements, and instruments on behalf of Borrower and to pledge Borrower's real and personal property.

"Aviation Authority" means the FAA, the Joint Airworthiness Authorities of the European Union /European Aviation Safety Agency and/or any other governmental authority which, from time to time, has control or supervision of civil aviation or has jurisdiction over the airworthiness, operation and/or maintenance of an item of Equipment.

"Bankruptcy Code" means the Bankruptcy Code (11 U.S.C. Sections 101 etseq.).

"Base Rate" shall have the meaning ascribed thereto in Section 2.2.1(a).

"Base Rate Loans" means a Revolving Loan which Borrower requests to be made as a Base Rate Loan or a Revolving Loan which is reborrowed as, or converted to, a Base Rate Loan, in accordance with the provisions of Sections 2.1.2 and 2.1.4(c).

"Beneficial Interest" means a beneficial interest in a trust which owns one or more items of Equipment.

"Beneficial Interest Pledge Agreement" means a Beneficial Interest Pledge Agreement, entered into among Borrower, Owner Trustee, and Agent, whereby Borrower pledges to Agent, as security for certain obligations under this Agreement, all of the beneficial interest of Borrower, as beneficial owner under a particular Trust Agreement.

"Books and Records" means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, accounting books and records, financial statements (actual and pro forma), and filings with Governmental Authorities.

"Borrowing Availability" means, at any time, the lesser of (a) the Maximum Amount, or (b) the Borrowing Base Availability.

"Borrowing Base" means, at any time, an amount equal to seventy five percent (75%) of the lower of (i) the aggregate Net Book Value of Equipment included in Eligible Collateral; or (ii) the aggregate Appraised Value of Equipment included in Eligible Collateral based on the most recent Appraisal completed on behalf of Borrower. Net Book Value shall be calculated using Borrower's then current depreciation practices.

"Borrowing Base Availability" means, at any time, an amount equal to the Borrowing Base shown on the Borrowing Base Certificate most recently delivered by Borrower to Agent and on other information available to Agent less amounts then outstanding under the Revolving Loan.

"Borrowing Base Certificate" means a certificate in the form attached hereto as Exhibit A.

"Borrowing Base Deficiency" means, at any time, the amount, if any, by which the aggregate amount of any Loans then outstanding exceeds the Borrowing Base Availability.

"Borrowing Notice" means a written request for a Loan substantially in the form of Exhibit B signed by an Authorized Signatory of Borrower and properly completed to provide all information required to be included therein.

"Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close, and in reference to LIBOR Loans means a Business Day that is also a day on which banks in the city of London are open for interbank or foreign exchange transactions.

"Cape Town Convention" means the official English language texts of the "Convention on International Interests in Mobile Equipment" and the "Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment", both of which were signed in Cape Town, South Africa on November 16, 2001, and including the Regulations for the International Registry and the Procedures for the International Registry, as promulgated thereunder.

"Cape Town Eligible Lease" means those certain Leases which create International Interests under the Cape Town Convention.

"Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

"Cash" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP, consistently applied.

"Cash Equivalents" means, when used in connection with any Person, that Person's Investments in:

(a)           Government Securities due within one year after the date of the making of the Investment;

(b)           readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least AA by Moody's Investors Service, Inc. or AA by Standard & Poor's Rating Group (a division of McGraw Hill, Inc.), in each case due within one year from the making of the Investment;

(c)           certificates of deposit issued by, bank deposits in, Eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by Lender or any bank incorporated under the Applicable Law of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

(d)           certificates of deposit issued by, bank deposits in, Eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by Lender or any branch or office located in the United States of America of a bank incorporated under the Applicable Law of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

(e)           repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within ninety (90) days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

(f)           readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Applicable Law of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P 1 by Moody's Investors Service, Inc. or A 1 by Standard & Poor's Rating Group (a division of McGraw Hill, Inc.), in each case due within one year after the date of the making of the Investment;

(g)           "money market preferred stock" issued by a corporation incorporated under the Applicable Law of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least AA by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw Hill, Inc.), in each case having an investment period not exceeding fifty (50) days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by Lender or a bank described in clauses (c) or (d) above; provided that (y) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (z) the aggregate amount of all such Investments does not exceed $15,000,000;

(h)           a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least AA by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw Hill, Inc.); and

(i)           corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Applicable Law of the United States of America, or a participation interest therein; provided that (i) commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least AA by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw Hill, Inc.), (ii) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (iii) the aggregate amount of all such Investments does not exceed $15,000,000.

"Change in Control" means (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d 3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 20% or more of the ownership interests in Borrower, (b) Borrower consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person or any Person consolidates with or merges into Borrower, in either event pursuant to a transaction in which the ownership interests in Borrower are changed into or exchanged for cash, securities or other property, with the effect that any Unrelated Person becomes the beneficial owner, directly or indirectly, of 20% or more of ownership interests in Borrower or that the Persons who were the holders of ownership interests in Borrower immediately prior to the transaction hold less than 80% of the interests of the surviving entity after the transaction, (c) any change in an executive officer of Borrower (provided no change in control shall occur upon the death or incapacitation of an executive officer), (d) Borrower ceases to be managed by JMC pursuant to the JMC Management Agreement, or (e) a "change in control" as defined in any document governing Indebtedness of Borrower which gives the holders of such Indebtedness the right to accelerate or otherwise require payment of such Indebtedness prior to the maturity date thereof.  For purposes of the foregoing, the term "Unrelated Person" means any Person other than (i) any Affiliate of any thereof and members of the immediate family of any thereof, (ii) a Subsidiary of Borrower or (iii) an employee stock ownership plan or other employee benefit plan covering the employees of Borrower and its Subsidiaries.

"Charges" means all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of Borrower, (d) the ownership or use of any assets by Borrower, or (e) any other aspect of Borrower's business.

"Chattel Paper" means all "chattel paper," as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, but excluding Leases.

"Claim" means any and all suits, actions, or proceedings in any court or forum, at law, in equity or otherwise; costs, fines, deficiencies, or penalties; asserted claims or demands by any Person; arbitration demands, proceedings or awards; damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of collection, defense or appeal); enforcement of rights and remedies; or criminal, civil or regulatory investigations.

"Closing Date" means the time and Business Day on which the conditions set forth in Section 4.1 are satisfied or waived

"Collateral" means all of the collateral covered by the Collateral Documents.

"Collateral Documents" means, collectively, all of those documents set forth in Section 3, including without limitation the following and any agreements, documents, and instruments executed, filed or registered in connection therewith:  this Agreement, to the extent it constitutes a security agreement, the Mortgage, the Owner Trustee Mortgage, the Beneficial Interest Pledge Agreement, the Owner Trustee Guaranty, UCC financing statements, and such other agreements, pledges and security instruments, and all amendments thereto, instruments and documents as Agent may reasonably require pursuant to this Agreement.

"Commitment Assignment and Acceptance" means a commitment assignment and acceptance substantially in the form of Exhibit C.

"Compliance Certificate" means a Compliance Certificate in the form attached hereto as Exhibit D signed by an Authorized Signatory.

"Contract" means, individually and collectively, all contracts, leases, undertakings, and agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

"Contracting State" shall have the meaning given to such term under Article 4 of the Cape Town Convention.

"Contractual Obligation" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its property is bound.

"Credit Facility" means the Revolving Commitment hereunder.

"Custodial Agreement" means an agreement pursuant to which a Person is acting as custodian for Borrower with respect to original "chattel paper" or such other documents as may be addressed under such agreement.

"Custodian" means any custodian under the Custodial Agreement.

"Debt Service Coverage Ratio" shall have the meaning given such term in Section 6.15.3.

"Default" means any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

"Default Rate" means (i) for all then outstanding and any future Base Rate Loans, a per annum default rate equal to the Applicable Base Rate plus two percent (2.0%), and (ii) for all then outstanding LIBOR Loans, a per annum default rate equal to the Applicable LIBOR Rate plus two percent (2.0%), which Default Rate with respect to any LIBOR Loans shall be in effect until the end of the LIBOR Loan Period, at which time (provided an Event of Default is then continuing) any such LIBOR Loan(s) shall automatically convert to Base Rate Loan(s) and accrue interest at the Default Rate set forth herein for Base Rate Loans.

“Deferral Agreement” means, for Eligible Leases, an agreement between the Borrower and certain lessees permitting the lessee to defer scheduled rent and/or maintenance reserves payments due under the applicable lease.

"Distribution" means, with respect to any shares of capital stock or membership interests or any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property on or with respect to any such security, (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (d) any other payment in Cash or Property by such Person constituting a distribution under Applicable Law with respect to such security.

"Documents" means all "documents," as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

"Dollars" means lawful currency of the United States.

"Eligible Asset" means, at any time, item of Equipment that meets the following criteria:

(a)           the purchase price of which has been paid in full and it is not subject to any other financing;

(b)           as to which an Equipment Owner or Lessor has good and marketable title, and on which Agent has a fully perfected first priority Lien and which is not subject to any other Lien other than Permitted Liens;

(c)           as to which, if owned by Owner Trustee, the Borrower shall have executed and delivered to Agent a Beneficial Interest Pledge Agreement covering, among other things, the Borrower's Beneficial Interest in the owner trust which owns such item(s) of Equipment and/or Lease, and as to which the Owner Trustee shall have executed and delivered to Agent an (x) Owner Trustee Mortgage covering, among other things, such  items of Equipment and/or Lease, (y) a Trust Agreement and (z) an Owner Trustee Guaranty;

(d)           as to which the Equipment Owner or Lessor shall have executed and delivered to Agent and/or filed (i) a Mortgage covering, among other things, such items of Equipment and/or Lease and (ii) the other documentation required in respect of Equipment; and

(e)           with respect to items of Equipment, it has not suffered an Event of Loss, it is being used solely for lawful purposes and in the ordinary course of business of the Equipment Owner and, in the case of Equipment subject to Lease, the Lessee, and it is insured against loss by either the Equipment Owner or the Lessee in accordance with this Agreement and industry practice.

"Eligible Assignee" means (a) another Lender, (b) with respect to any Lender, any Affiliate of that Lender, (c) any commercial bank having total assets of $1,000,000,000 or more, (d) any (i) savings bank, savings and loan association or similar financial institution or (ii) insurance company engaged in the business of writing insurance which, in either case (A) has total assets of $1,000,000,000 or more, (B) is engaged in the business of lending money and extending credit under Credit Facility substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank and (e) any other financial institution (including a mutual fund or other fund) having total assets of $1,000,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (d) above; provided that each Eligible Assignee must either (aa) be organized under the laws of the United States of America, any State thereof or the District of Columbia or (bb) be organized under the laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 12.17.

"Eligible Collateral" means the sum of (1) Equipment included in the Collateral which is subject to an Eligible Lease, and (2) Equipment included in the Collateral which is an Eligible Asset not subject to a lease, provided that (a) the aggregate of such Equipment shall not at any time exceed 10% of the Revolving Commitment, and (b) the maximum period for which any item of such Equipment shall not have been subject to an Eligible Lease does not exceed four months.  In order to be Eligible Collateral, Agent shall possess a first priority security interest in said Collateral to secure the payment, promptly when due, and the punctual performance of all of the liabilities in connection therewith.  Notwithstanding the foregoing, (i) Equipment subject to Eligible Leases which have remaining lease terms of less than three months shall not at any time be included in the Borrowing Base to the extent such Equipment constitutes more than 20% of the Borrowing Base; (ii) Equipment subject to Eligible Leases with a single Lessee shall not at any time be included in the Borrowing Base to the extent such Equipment constitutes more than 20% of the Borrowing Base; and (iii) if an Excess Deferral Amount exists, the amount included in the Borrowing Base for items of Equipment subject to Deferral Agreements shall be limited to the Net Book Value of such Equipment reduced by the percentage resulting from dividing the Excess Deferral Amount by the Aggregate Deferral Amount.  Remaining lease terms shall not include renewal options.  For all items of Equipment and Leases, respectively, that will be considered "Eligible Assets" and "Eligible Leases" hereunder for purposes of initial inclusion in the Borrowing Base, Borrower shall submit to all Lenders documentation evidencing the fact that each such item of Equipment can meet the "Eligible Asset" and/or "Eligible Lease" criteria, and every Lender shall provide approval, which shall not be unreasonably withheld, of such designation(s) within ten (10) Business Days of receipt of request therefore, provided such approval shall be deemed given  by each Lender that fails to object to such request in such time period.

"Eligible Lease" shall mean a lease for Equipment to an unaffiliated Person in which

(a)           Borrower is the sole lessor or lessor of the Equipment;

(b)           the lease arose in the ordinary course of business of Borrower;

(c)           the Equipment has been delivered to the Lessee and is currently subject to the lease;

(d)           neither the lease nor the Equipment is subject to any currently outstanding assignment, claim, lien, security interest or other limitation on the absolute title of Borrower;

(e)           the lease payments are not more than 30 days past due with respect to any payment required thereby;

(f)           the lease is freely assignable by the Lessor (with any notices or consents required in connection therewith having been previously obtained, and subject to any lease requirements concerning the net worth of the assignee) and prohibits assignment in whole or in part by the Lessee thereof;

(g)           the lease and the Equipment being leased constitute Collateral;

(h)           the remaining lease term at the time of assignment to Agent is for a period of seven years or less;

(i)           it is a triple net contract and with respect to which the Lessee thereunder is responsible for all payments in connection therewith, including, but not limited to, payment of all taxes (including sales and use taxes), insurance and maintenance expenses (or payment of maintenance reserves in lieu thereof) and all other expenses pertaining to the assets subject thereto;

(j)           it is a non-cancelable lease and provides that the Lessee's obligations thereunder are absolute and unconditional and which obligations are not, either pursuant to the terms of such Lease or otherwise, subject to contingencies, defense, deduction, set-off, reduction, claim or counterclaim of any kind whatsoever and as to which no defenses, deductions, set offs, reductions, claims or counterclaims exist or have been asserted by the Lessee or anyone on its behalf and the Borrower has no obligations thereunder, including, without limitation, any service or maintenance of the related Equipment, other than the obligation to sell, lease or finance the Equipment and grant a covenant of quiet enjoyment to such Lessee lease (except in the case of leases with terms of less than twelve months in which Borrower may be responsible for maintenance and except in the case of a lease where Borrower assumes the obligation to pay some or all of the cost of engine overhaul, airworthiness directives or manufacturer or government ordered modifications required during the term of the lease, so long as the lease states that such obligation is solely that of Borrower and imposes no obligation on the Lenders (whether as secured parties or successor in interest to Borrower's ownership interest in the leased aircraft) and Lessee's only remedy for breach of the obligation is an independent action against Borrower, and Lessee waives any and all right to offset such obligation against lease payments owed Borrower);

(k)           the Lessee is not a resident of, and the Equipment will not be subject to the laws of any, foreign jurisdiction in which, in the sole determination of Agent, the ability of Agent to perfect a first priority security interest in the Equipment is unsatisfactory or the ability of Agent to foreclose upon the Equipment and receive possession to or sell said Equipment is unsatisfactory;

(l)           with respect to which the Borrower's books and records are accurate, complete and genuine;

(m)           it requires the Lessee to comply with all maintenance, return, alteration, replacement, pooling and sublease conditions as typically found in leases for similar types of aircraft, engines or equipment and as necessary to maintain at all times the airworthiness certification and serviceability status of the related Equipment pursuant to all applicable governmental and regulatory requirements;

(n)           it requires the Lessee to provide liability insurance, all risk ground and flight coverage for damage or loss of the related Equipment, and war risk insurance (if applicable), and with respect to which Agent is named as loss payee;

(o)           it requires the Lessee to provide confiscation and expropriation insurance, with deductibles that are acceptable to Agent, for Equipment operated (x) on routes with respect to which it is customary for air carriers flying comparable routes to carry such insurance or (y) in any area designated by companies providing such coverage as a recognized or threatened war zone or area of hostilities or an area where there is a substantial risk of confiscation or expropriation, unless Agent has confirmed in writing to the Borrower that, based on Agent’s assessment of the credit quality of the Lessee and Lessee’s ability to self-insure against such risk and Agent’s assessment of the magnitude of the risk of such loss based on its conclusion regarding the government having jurisdiction over the collateral, such insurance is not necessary;

(p)           the Lessee is not based in, and the Lease requires that the related Equipment not be operated in, unless appropriate insurance as determined by Agent is obtained, any country or any jurisdiction, that would not be covered by or would void any insurance coverage required hereunder, or any country which is subject to any United States, the European Union or United Nations sanctions or the lease to which would violate United States law, rule or regulation or other restrictions;

(q)           the sole original of which is in the possession of Agent or Custodian, or,  with respect to chattel paper, if there shall be more than one original, then the sole counterpart which shall constitute "chattel paper" for purposes of perfection by possession under the UCC shall be in the possession of Agent; and

(r)           the Lessee under which is not a Subsidiary, employee, agent or other Affiliate of the Borrower;

provided, that all of the leases set forth on Schedule 1.1a as of the Closing Date are Eligible Leases.

"Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, costs and expenses that relate to any health or safety condition regulated under any Environmental Law or in connection with any other environmental matter or Release, threatened Release, or the presence of any Hazardous Material.

"Engine" means each engine described in any Mortgage (each of which has 550 or more rated takeoff horsepower or the equivalent of such horsepower), together with any and all Parts which are either incorporated or installed in or attached to such engine or required to be subject to the lien and security interest of such Mortgage.

"Equipment" means new and used regional Airframes and attached Engines and new and used Engines each of which is either subject to an existing lease or is intended to be leased or re-leased within four months immediately following the date in question.   The Airframe or the Engine, as applicable, shall have been manufactured within twenty eight (28) years immediately preceding the date in question, shall be in good working order immediately or within a reasonable period of time, as determined by Agent, and shall be usable for commercial flight purposes immediately or within a reasonable period of time, as determined by Agent; provided, the following existing deHavilland Dash-6-300 aircraft bearing serial numbers 666, 754 and 781 shall be included in the definition of "Equipment" so long as such aircraft are subject to an Eligible Lease at all times.

"Equipment Owner" means the Borrower or Owner Trustee.

"ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations thereunder.

"ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a "controlled group of corporations," a group of trades or businesses under "common control," or an "affiliated service group," which includes Borrower within the meaning of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986.

"Event of Default" means any of the events specified in Section 9.1.

"Event of Loss" means (i) if an item of Equipment is not subject to a Lease, any of the following events:  (x) the actual or constructive total loss of such item of Equipment or the agreed or compromised total loss of such item of Equipment; (y) its destruction, damage beyond economic repair or being rendered permanently unfit for normal use for any reason whatsoever and (z) any capture, condemnation, confiscation, requisition, purchase, seizure or forfeiture of, or any taking for use or of title to, such item of Equipment, in each case, that shall have resulted in the loss of possession or title of such item of Equipment by the Lessor (other than a requisition for use for not more than one hundred eighty (180) days by the United States Government) and (ii) in addition, if an item of Equipment is subject to a Lease, any events defined as an "Event of Loss," "Casualty Occurrence" or similar term in such Lease.  An Event of Loss shall be deemed to have occurred (i) if an item of Equipment is not subject to a Lease, (x) in the event of an actual loss of such item of Equipment, on the date of such loss; (y) in the event of damage which results in a constructive or compromised or arranged total loss of such item of Equipment, on the date of the event giving rise to such damage; (z) in the case of any event referred to in clause (i)(y) above, on the date of the occurrence of such event, and (ii) in addition, if an item of Equipment is subject to a Lease, at such times as are set forth in such Lease of such item of Equipment for the foregoing events.  An Event of Loss shall be deemed to have occurred on the earlier to occur of (a) the Borrower's or Agent's (as applicable) receipt of insurance proceeds in respect of such Equipment and (b) the date that is ninety (90) days after the date of such loss, damage or destruction.

“Excess Deferral Amount” shall mean the excess, if any, of the Aggregate Deferral Amount over the Permitted Deferral Amount.

"FAA" means the Federal Aviation Administration or any Governmental Authority succeeding to the functions thereof.

"Federal Funds Rate" means, as of any date of determination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)".  If for any relevant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate".  If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by Agent.  For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

"Field Examination" means an inspection and/or audit of the Borrower, which Field Examination may be conducted at Agent's direction by Agent and any of its officers, employees, and agents.   The Field Examination may include, without limitation, the review, audit, Appraisal, physical verification, and such other reviews of the Equipment and Borrower's books and records in connection therewith as shall be deemed appropriate by Agent in its sole discretion.

"Financial Statements" means the income statement, balance sheet and statement of cash flows of Borrower and its Subsidiaries, internally prepared for each Fiscal Quarter, and audited for each Fiscal Year, in each case prepared in accordance with GAAP including the notes and schedules thereto.

"Fiscal Quarter" means any of the quarterly accounting periods of Borrower, specifically ending March 31, June 30, September 30, and December 31 of each year.

"Fiscal Year" means the twelve (12) month fiscal period of Borrower ending December 31 of each year.  Subsequent changes of the Fiscal Year of Borrower shall not change the term "Fiscal Year" unless Agent shall consent in writing to such change.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

"Governmental Authority" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi governmental agency, authority, board, bureau, commission, department, instrumentality or public body, including any Aviation Authority, or (c) any court or administrative tribunal of competent jurisdiction.

"Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

"Guaranteed Indebtedness" means, with respect to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof.  The amount of any "Guaranteed Indebtedness" at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is made, and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

"Hazardous Material" means any substance, material or waste, the generation, handling, storage, treatment or disposal of which is regulated by any Governmental Authority, or forms the bases of liability now or hereafter under, any Environmental Law in any jurisdiction in which Borrower has owned, leased, or operated real property or disposed of hazardous materials.

"Indebtedness" means:  (a) with respect to Borrower, the Obligations; (b) all indebtedness of Borrower for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured); (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including without limitation, any Subordinated Debt; (d) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by Borrower (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all Capital Lease Obligations; (f) all Guaranteed Indebtedness; (g) all Indebtedness referred to in clauses (b), (c), (d), (e) or (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (h) all liabilities under Title IV of ERISA; (i) the net present value of the non-cancelable payments owed under any Lease which is qualified as an operating lease in accordance with GAAP for engines, aircraft and engine parts, using a 10% discount rate; (j) all obligations under Interest Rate Protection Agreements, and (k) all obligations with respect to deposits or maintenance reserves to the extent not supported by cash reserved specifically therefor; provided, however, that the term Indebtedness shall not include trade accounts payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered.

"Indemnified Person" means Agent and each Lender and each of the foregoing parties' respective Affiliates, employees, attorneys and Agent.

"Instruments" means all "instruments," as such term is defined in the UCC, now owned or hereafter acquired by Borrower, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

"Intellectual Property" means all of the following now owned or hereafter acquired by Borrower:  (a) patents, trademarks, trade dress, trade names, service marks, copyrights, trade secrets and all other intellectual property or Licenses thereof; and (b) all Proceeds of the foregoing.

"Interest" shall have the meaning ascribed to such term in the Cape Town Convention.

"Interest Coverage Ratio" shall have the meaning given such term in Section 6.15.2.

"Interest Expense" means, with respect to any fiscal period, the consolidated interest expense of Borrower and its Subsidiaries for that period, determined in accordance with GAAP, consistently applied, as reported in Borrower's financial statements filed with the SEC (but excluding gains and losses from fair value of derivative charges, whether or not included in other comprehensive income or net income).

"Interest Rate Protection Agreement" means a written agreement between Borrower and one or more of the Lenders providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

"International Interest" shall have the meaning given to such term in the Cape Town Convention.

"International Registry" shall have the meaning given to such term in the Cape Town Convention.

"Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person.  The amount of any Investment shall be the amount actually invested (minus any return of capital with respect to such Investment which has actually been received in Cash or has been converted into Cash), without adjustment for subsequent increases or decreases in the value of such Investment.

"JMC" means JetFleet Management Corp., a California corporation.

"JMC Management Agreement" means that certain Amended and Restated Management Agreement (the "Management Agreement") between Borrower and JMC entered into as of April 23, 1998.

"Landing Gear" means, whether or not installed on an Airframe, each landing gear, (nose gear and main gear), together with any and all modules and Parts which are either incorporated or installed from time to time in or attached to such Landing Gear.

"Lease" means, with respect to an item of Equipment, any written lease agreement, general terms agreement other similar arrangement, as may be in effect between a Lessor, including an Equipment Owner, and a Lessee, as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time in accordance with the terms thereof and the Loan Documents.

"Lender" means each Lender named in Schedule 2.1 and each other party that may be named a "Lender" under this Agreement.

"Lender and Non-Lender Obligations" means (i) all of the Obligations and (ii) all liabilities and obligations of the Borrower under any Interest Rate Protection Agreements, including any Non-Lender Protection Agreements (subject only to Permitted Liens).

"Lender Commitment Amount" means the amount of funds a Lender has committed to advance to Borrower pursuant to the terms hereof, such amount calculated at any time by taking the product of such Lender's Pro Rata Share and the Revolving Commitment.

"Lessee" means the lessee of Equipment subject to a Lease.

"Lessor" means any Equipment Owner party to a Lease as lessor.

"LIBOR" means, for any LIBOR Loan Period, the rate determined by Agent to be the per annum rate (rounded upward to the nearest one-hundredth of one percent (1/100%)) at which deposits in immediately available funds and in lawful money of the United States would be offered to Agent by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by Agent that has been nominated by the British Banker's Association as an authorized information vendor for the purpose of displaying such rates) at approximately 11:00 a.m. (London time) two (2) Business Days before the first day of such LIBOR Loan Period, in an amount equal to the principal amount of, and for a length of time equal to the LIBOR Loan Period for, the LIBOR Loan sought by Borrower.

"LIBOR Basis" means a per annum interest rate equal to the quotient of (a) LIBOR divided by (b) one minus the LIBOR Reserve Percentage, stated as a decimal.  The LIBOR Basis shall be rounded upward to the nearest one-sixteenth of one percent (1/16%) and, once determined, shall remain unchanged during the applicable LIBOR Loan Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage.

"LIBOR Loan" means a Revolving Loan that Borrower requests to be made as a LIBOR Loan or that is reborrowed as, or converted to, a LIBOR Loan, in each case in accordance with the provisions of Section 2.1.4.

"LIBOR Loan Period" means, for each LIBOR Loan, each one (1), two (2), three (3) or six (6) month period (or such other longer or shorter period as approved by Lenders), as selected by Borrower pursuant to Section 2.1.4, during which LIBOR applicable to such LIBOR Loan shall remain unchanged; provided, that (a) any applicable LIBOR Loan Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such LIBOR Loan Period shall end on the immediately preceding Business Day, (b) any applicable LIBOR Loan Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such LIBOR Loan Period is to end shall (subject to clause (a) above) end on the last day of such calendar month, and (c) no LIBOR Loan Period shall extend beyond the Maturity Date.

"LIBOR Reserve Percentage" means the percentage in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time.  The LIBOR Basis for any LIBOR Loan shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage.

"License" means any license under any written agreement now owned or hereafter acquired by Borrower granting the right to use any Intellectual Property or other license of rights or interests now held or hereafter acquired by Borrower.

"Lien" means, with respect to any property, any security deed, mortgage, deed to secure debt, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, negative pledge, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

"Loan Documents" means collectively, this Agreement, the Revolving Note, the Collateral Documents, and any and all other agreements, documents, or instruments (including financing statements) entered into in connection with the transactions contemplated by this Agreement, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements, or supplements, of or to any of the foregoing.

"Loans" means all loans and advances made by Lenders to or for the benefit of Borrower under this Agreement or under any of the Loan Documents.

"Material Adverse Effect" means a material adverse effect on (a) the business, property, assets, operations or condition (financial or otherwise) of Borrower, (b) the ability of Borrower to pay or perform in accordance with the terms of any of the Loan Documents taken as a whole, or (c) the rights and remedies of Agent or any Lender under any of the Loan Documents.

"Material Contracts" means those instruments, agreements and contracts set forth on Schedule 1.1b hereto, as such schedule shall be updated by the Borrower from time to time.

"Maturity Date" means the earliest of (a) two (2) years after the Closing Date (April 28, 2012), or (b) the date of prepayment in full by Borrower of the Obligations in accordance with the provisions of Section 2.8.

"Maximum Amount" means $75,000,000.00, or such other increased or decreased amount as provided for under Sections 2.8 and 2.17 of this Agreement.

"Maximum Leverage Ratio" means the ratio set forth in Section 6.15.1.

"Minimum Tangible Net Worth" shall have the meaning given such term in Section 6.15.4.

"Mortgage" means each Mortgage and Security Agreement and any mortgage supplement thereto or each such other security instrument required by Applicable Law, made by Borrower in favor of Agent as security for certain obligations under this Agreement.

"Negative Pledge" means a Contractual Obligation which contains a covenant binding on Borrower or any of its Subsidiaries that prohibits Liens on any of its Property, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Lien which affects only the Property that is the subject of such Lien; (b) any such covenant that does not apply to Liens securing the Obligations; and (c) customary permitted junior Liens to be agreed upon by Borrower and Lender.

"Net Book Value" means with respect to an item of Equipment, the book value of such item of Equipment determined in accordance with GAAP as set forth on Borrower’s and its Subsidiaries’ financial statements (which shall be the cost of such Equipment if such calculation is being determined at the time of acquisition of such Equipment), utilizing depreciation methods consistent with current practice and GAAP.

"Net Income" means, with respect to any fiscal period, the consolidated net income (or loss) of Borrower and its Subsidiaries for that period, determined in accordance with GAAP, consistently applied.

"New Lender" means those lenders described in Section 2.17.4.

"Non-Lender" means a Person who is not a Lender hereunder and who has entered into a Non-Lender Protection Agreement with Borrower.

"Non-Lender Protection Agreement" means an Interest Rate Protection Agreement entered into between Borrower and a Lender who, during the term of such agreement, becomes a Non-Lender, and which agreement or contract is nonetheless secured by the Collateral pursuant to this Agreement on a pari passu basis with Lenders; provided that, notwithstanding the foregoing or anything in this Agreement to the contrary, and in any event (including upon termination or expiration of this Agreement), each such agreement or contract shall remain secured by the Collateral until ninety (90) days after such Non-Lender has been provided with alternative collateral satisfactory to such Non-Lender to secure all obligations of Borrower under said agreement or contract.

"Non-Recourse Debt" shall mean Indebtedness for which the remedy for nonpayment or non-performance of any obligation or any default (other than for breach of standard representations and warranties or misapplication of funds) in respect thereof is limited to specified collateral securing such indebtedness and in respect of which the Borrower is not subject to any personal liability.

"Obligations" means all loans, advances, debts, expenses reimbursements, fees, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to any Lender of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under this Agreement or in connection with any of the other Loan Documents (including an Interest Rate Protection Agreement entered into in connection with this Agreement), and all covenants and duties regarding such amounts.  This term includes all principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or for the reorganization of Borrower), fees, Charges, expenses, reasonable attorneys' fees and any other sum chargeable to Borrower under this Agreement or any of the other Loan Documents, and all principal and interest due in respect of the Loans.

"Overadvance" means the amount by which the aggregate amount of all Loans then outstanding exceeds the lesser of the (i) Maximum Amount or (ii) Borrowing Base Availability.

"Owner Trustee" means Wells Fargo Bank Northwest, National Association (formerly known as First Security Bank, National Association) or another bank or trust company reasonably satisfactory to Agent acting as trustee under a Trust Agreement.

"Owner Trustee Guaranty" means an Owner Trustee Guaranty made by Owner Trustee in favor of Agent, as security for certain obligations under this Agreement, and guaranteeing Owner Trustee's performance of the obligations under the respective Owner Trustee Mortgage.

"Owner Trustee Mortgage" means a Mortgage and Security Agreement made by Owner Trustee in favor of Agent with respect to a Trust Agreement (in connection with certain Equipment), as security for certain obligations under this Agreement.

"Parts" means, at any time, all parts, components, equipment, instruments, appliances, avionics, radio and radar devices, cargo handling systems and loose equipment that are at such time incorporated or installed in or attached to an Airframe, Engine, Propeller, APU or Landing Gear.

"Payment Date" means the last day of each LIBOR Loan Period for a LIBOR Loan.

"PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Deferral Amount” shall mean an amount equal to 25% of the  net income for the preceding fiscal year of the Borrower and its Subsidiaries other than Subsidiaries with Permitted Special Purpose Financings, on a consolidated basis.

"Permitted Indebtedness" means, as applied to Borrower, (a) Indebtedness of Borrower under this Agreement and the Revolving Note, (b) Indebtedness incurred in the ordinary course of Borrower's business which is unsecured and does not constitute Recourse Funded Debt, (c) Indebtedness existing as of the Closing Date and included on Schedule 1.1c hereto, (d) Indebtedness which is subordinated to Indebtedness under this Agreement and the Revolving Note on terms and conditions acceptable to Lenders, in their sole discretion, including the Satellite Notes, and (e) Indebtedness of a Subsidiary that has entered into a Permitted Special Purpose Financing for which Borrower is not a guarantor in whole or in part or otherwise liable, except in connection with a limited recourse guaranty secured solely by Borrower’s ownership interest in such Subsidiary.

"Permitted Liens" means, as applied to Borrower:  (a) Liens securing taxes, assessments, and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, repairmen, warehousemen, or landlords or other like Liens, but which (1) have been bonded, or (2) which are being contested in good faith by appropriate proceedings and for which Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, or similar legislation; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights of way or restrictions of record on use of real property which, in the reasonable judgment of Agent, do not materially detract from the value of such property or impair the use thereof in the business of Borrower; (d) Liens of record set forth in Schedule 1.1d; (e) Liens created under the Loan Documents; (f) the rights of any Lessee or sublessee under any Lease to utilize an any Collateral pursuant to the terms of a Lease; (g) Liens arising in connection with legal or equitable proceedings against Borrower, which Borrower is contesting with diligence and good faith and which Liens do not have a Material Adverse Effect; (h) liens in respect of personal property leases that do not affect any assets included in the Borrowing Base, which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower so as to cause a Material Adverse Effect; (i) any Lien on any asset not included in the Borrowing Base to secure Indebtedness permitted hereunder; (j) Liens securing Indebtedness that has since been repaid in full, which filings Borrower cannot independently terminate; (k) Liens arising out of judgments that do not constitute an Event of Default under this Agreement; (l) any Lien arising by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution in the ordinary course of business; (m) Liens securing Capital Lease Obligations on assets subject to such leases provided that such capitalized leases are otherwise permitted under this Agreement; (n) Liens arising from the following types of liabilities of a lessee or any other operator of an item of Equipment, so long as such liabilities are either not yet due or are being contested in good faith through appropriate proceedings that do not give rise to any reasonable likelihood of the sale, forfeiture or other loss of such item of Equipment, title thereto or Agent's security interest therein or of criminal or unindemnified civil liability on the part of the Borrower, any Lender or any Agent and with respect to which the lessee maintains adequate reserves (in the reasonable judgment of the Borrower):  (A) fees or charges of any airport or air navigation authority, (B) judgments, or (C) salvage or other rights of insurers; (o) Liens on assets not included in the Borrowing Base evidenced by UCC financing statements which are expressly permitted under the terms of the Loan Documents; provided that none of the foregoing Liens would have priority over the security interest in favor of Agent under the Loan Documents; (p) Liens on the assets securing Permitted Special Purpose Financings; and (q) Liens in connection with the Satellite Notes.

"Permitted Rights of Others" means those Right of Others consisting of (a) an interest (other than a legal or equitable co ownership interest, an option or right to acquire a legal or equitable co ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the fair market value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Lien, (c) the subordination of a lease or sublease in favor of a financing entity and (d) a license, or similar right, of or to Intellectual Property granted in the ordinary course of business.

“Permitted Special Purpose Financing”  means debt incurred by a Subsidiary which is special purpose and bankruptcy remote from Borrower such that the debt on the Subsidiary’s balance sheet when consolidated with that of Borrower is deemed to be Non-Recourse Debt to Borrower; provided that (i) Borrower may grant the lender of such financing a pledge of the shares or membership interest of Borrower in the Subsidiary as additional security for the financing; (ii) the amount of such financing for any such Subsidiary does not exceed $5,000,000; (iii) the aggregate initial investments made by Borrower in all then-existing Subsidiaries with Permitted Special Purpose Financings does not at any time during the term of this Agreement exceed $2,500,000.

"Person" means any individual or entity, including a trustee, sole proprietorship, partnership, limited partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

"Plan" means, with respect to Borrower or any of its Affiliates, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower or any of its Affiliates maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

"Proceeds" means "proceeds," as such term is defined in the UCC and, in any event, shall include:  (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of Governmental Authority); (c) any claim of Borrower against third parties for past, present or future infringement or dilution of any Intellectual Property or for injury to the goodwill associated with any Intellectual Property; (d) any recoveries by Borrower against third parties with respect to any litigation or dispute concerning any Collateral; and (e) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition or otherwise.

"Propeller" means each propeller described in a Mortgage.

"Property" means any real property, personal property, or Intellectual Property owned, leased or operated by Borrower, Owner Trustee, or any Subsidiary.

"Pro Rata Share" means, with respect to each Lender, the percentage of the Revolving Commitment set forth opposite the name of that Lender on Schedule 2.1, as such percentage may be increased or decreased pursuant to a Commitment Assignment and Acceptance executed in accordance with Section 12.8.

"Prospective International Interest" shall have the meaning given to such term in the Cape Town Convention.

"Quarterly Payment Date" means each March 30, June 30, September 30, and December 30, commencing with March 30, 2010.

"Recourse Funded Debt" shall mean (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising, for money borrowed by Borrower on a recourse basis whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Revolving Note, any indebtedness for money borrowed from an Affiliate and all outstanding letters of credit) and (ii) all indebtedness of others for money borrowed (including indebtedness of an Affiliate) with respect to which Borrower has become liable on a recourse basis by way of a guarantee or indemnity, including the Satellite Notes and any other Subordinated Debt.

"Reference Rate" means the variable per annum rate of interest most recently announced by Agent at its corporate headquarters as the "Union Bank, N.A. Reference Rate," with the understanding that the "Union Bank, N.A. Reference Rate" is one of Agent's index rates and merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest or best rate at which Agent calculates interest or extends credit.  The Reference Rate shall be adjusted on the last Business Day of the calendar month of any change in the "Union Bank, N.A. Reference Rate."  The Reference Rate, as adjusted, shall constitute the Reference Rate on the date when such adjustment is made and shall continue as the applicable Reference Rate until further adjustment.

"Release" means, as to Borrower, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by Borrower, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

"Requisite Lenders" means (a) all Lenders, with respect to those decisions requiring unanimous consent of all Lenders as set forth in Section 12.16 and (b) those Lenders holding Revolving Notes evidencing in the aggregate 66.67% or more of the aggregate Indebtedness then evidenced by the Revolving Note, with respect to all other decisions required of the Lenders hereunder.

"Revolving Commitment" means, subject to Sections 2.8 and 2.17, Seventy Five Million and 00/100 Dollars ($75,000,000.00).  The respective Pro Rata Shares of the Lenders with respect to the Revolving Commitment are set forth in Schedule 2.1.

"Revolving Loan" means a loan(s) made by the Lenders to Borrower pursuant to Section 2.1.

"Revolving Note" means each and collectively those certain promissory notes executed and delivered by Borrower to each Lender in accordance with its Pro Rata Share of the Revolving Commitment, dated as of the Closing Date, in the original aggregate principal amount of the Revolving Commitment, together with any other notes executed and delivered by Borrower to any Lender evidencing at any time any portion of the Loans.

"Right of Others" means, as to any Property in which a Person has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, including any option or right to acquire a Lien; provided, however, that (a) no covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) no provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right shall be deemed to constitute a Right of Others.

"Satellite Notes" shall mean the senior subordinated notes issued by Borrower from time to time, pursuant to that certain Note Purchase Agreement, dated as of April 17, 2007 and as amended to date, in the aggregate principal amount of up to $14,000,000.00, in favor of the purchasers listed on Schedule I thereto, and any successors and assigns.

"Schedule of Documents" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with this Agreement and the other Loan Documents and the transactions contemplated hereunder and thereunder, substantially in the form of Schedule 1.1e.

"SEC" means the United States Securities Exchange Commission.

"Special Eurodollar Circumstance" means the application or adoption after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by Lender or its LIBOR lending office with any request or directive (whether or not having the force of Law) of any such Governmental Authority, central bank or comparable authority.

"Stock" means all certificated and uncertificated shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

"Subordinated Debt" means any Indebtedness of Borrower that (a) does not have any scheduled principal payment, mandatory principal prepayment or sinking fund payment due prior to the date that is one year after the Termination Date, (b) is not secured by any Lien on any Property of Borrower or any of its Subsidiaries, (c) is not guarantied by any Subsidiary of Borrower, (d) is subordinated by its terms in right of payment to the Obligations pursuant to provisions acceptable to Agent and Lenders, (e) is subject to such financial and other covenants and events of defaults as may be acceptable to Agent and Lenders and (f) is subject to customary interest blockage and delayed acceleration provisions as may be acceptable to Agent and Lenders.  Subordinated Debt shall include the Satellite Notes.

"Subsidiary" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in any case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired:  (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

"Subsidiary Guaranty" means a guaranty made by a Subsidiary in favor of Agent, whereby such Subsidiary guaranties performance of the Obligations under the Loan Documents.

"Tangible Net Worth" means on any date of determination, the following with respect to Borrower and its Subsidiaries on a consolidated basis:  (a) the sum of the total assets less the total liabilities minus (b) intangibles (excluding income and expenses from non-refundable maintenance reserves and gains and losses from fair value of derivatives charges whether or not included in other comprehensive income or net income) on such date, all as determined in accordance with GAAP, consistently applied.

"Termination Date" means the date on which the Loans and all other Obligations under this Agreement and the other Loan Documents are indefeasibly paid in full, in cash, and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement.

"Total Recourse Debt" means all short-term and long-term senior debt obligations, as determined in accordance with GAAP, consistently applied, of Borrower and its Subsidiaries, with recourse to the Borrower and/or its Subsidiaries, as applicable, including any outstanding letters of credit and including unsecured Subordinated Debt.

"Total Debt Service" means the sum of (i) Phantom Amortization (defined herein), (ii) Interest Expense, and (iii) a maintenance contingency in the amount of $1,500,000.00 per annum, subject to adjustment by both positive and negative pro forma EBITDA for major acquisitions and divestitures.  "Phantom Amortization" shall be equal to ten percent (10%) of all principal Indebtedness of Borrower and its Subsidiaries for borrowed money at the end of such period (other than Indebtedness owed by any Subsidiary to Borrower or any Subsidiary of Borrower or by Borrower to any Subsidiary of Borrower).

"Trust Agreement" means a Trust Agreement between Owner Trustee, as owner trustee, and Borrower, as the sole beneficiary, as amended, supplemented or otherwise modified from time to time, whereby the parties agreed, among other things, that Owner Trustee shall act as trustee with respect to the "Equipment" and "Lease Agreement" as defined therein.

"UCC" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of California; provided, that in the event by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term "UCC" means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

"Unused Line Fee" shall have the meaning ascribed thereto in Section 2.4.1.

"Wholly-Owned Subsidiary" means a Subsidiary of Borrower, 100% of the capital stock or other equity interest of which is owned, directly or indirectly, by Borrower, except for director's qualifying shares required by Applicable Law.

1.2 Accounting Terms

.  All accounting terms used, but not specifically defined, in this Agreement shall be construed and defined in accordance with GAAP.

1.3 UCC

.  Any terms that are defined in the UCC and used, but not specifically defined, in this Agreement shall be construed and defined in accordance with the UCC.

1.4 Construction

.  For purposes of this Agreement and the other Loan Documents, the following rules of construction shall apply, unless specifically indicated to the contrary:  (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments thereof and any successor statutes and regulations; (e) the words "herein," "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement; (f) all references in this Agreement or in the schedules to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement; and (g) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

1.5 USA Patriot Act Notice

.  Each Lender is subject to the USA Patriot Act and hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended and supplemented from time to time, the "Patriot Act"), each Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow each Lender to identify Borrower in accordance with the Patriot Act.

2. REVOLVING COMMITMENT

2.1 Revolving Loans

.  Subject to the terms and conditions of this Agreement, Lenders shall, pro rata according to that Lender's Pro Rata Share of the Revolving Commitment, extend Revolving Loans to Borrower from time to time until the Maturity Date.  The aggregate amount of Loans outstanding shall not exceed at any time the Borrowing Availability.  Prior to the Maturity Date, Borrower may repay at any time any outstanding Loans and any amounts so repaid may be reborrowed, up to Borrowing Availability.  Loans shall be evidenced by and repayable in accordance with the terms of the Revolving Note and this Agreement.

2.1.1 Choice of Interest Rate.  Any Revolving Loan shall, at the option of Borrower, be made either as a Base Rate Loan or as a LIBOR Loan; provided, that if a Default or Event of Default has occurred and is continuing, all Loans shall be made as Base Rate Loans.  If Borrower fails to give notice to Agent specifying whether any LIBOR Loan is to be repaid or reborrowed on a Payment Date, such LIBOR Loan shall be repaid and then reborrowed as a Base Rate Loan on the Payment Date.  Each request for a Revolving Loan shall, among other things, specify (1) the date of the proposed Revolving Loan, which shall be a Business Day, (2) the amount of the Revolving Loan, (3) whether it is to be a Base Rate Loan or a LIBOR Loan, and (4) the LIBOR Loan Period, if applicable.

2.1.2 Request for Base Rate Loan.  Borrower shall give to Agent, irrevocable notice of a request for a Base Rate Loan by telephone or facsimile transmission not later than 11:00 a.m. (California time) on the date of the proposed Base Rate Loan.  Each Base Rate Loan shall be in a principal amount of not less than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) and in an integral multiple of $25,000.00.

2.1.3 Tranches.  At no time shall there be more than five (5) tranches collectively of Base Rate and LIBOR Loans outstanding.

2.1.4 LIBOR Loans.

(a) Borrower shall give to Agent irrevocable notice of a request for a LIBOR Loan by telephone or facsimile transmission not later than two (2) Business Days prior to the date of the proposed LIBOR Loan.  Agent shall determine the applicable LIBOR Basis as of the Business Day prior to the date of the requested LIBOR Loan.  Each determination by Agent of a LIBOR Basis shall, absent manifest error, be deemed final, binding and conclusive upon Borrower.  The LIBOR Loan Period for each LIBOR Loan shall be fixed at one (1), two (2), three (3) or six (6) months.

(b) (i) Each LIBOR Loan shall be in a principal amount of not less than Three Million and 0/100 Dollars ($3,000,000.00) and in an integral multiple of $100,000.00, and (ii) the total aggregate principal amount of all LIBOR Loans and Base Rate Loans outstanding at any one time shall not exceed Borrowing Availability.

(c) At least two (2) Business Days prior to each Payment Date for a LIBOR Loan, Borrower shall give irrevocable written notice to Lender specifying whether all or a portion of such LIBOR Loan outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a new LIBOR Loan, in which case such notice shall also specify the LIBOR Loan Period that Borrower shall have selected for such new LIBOR Loan; provided, that if a Default or Event of Default has occurred and is continuing, Borrower shall not have the option to repay and then reborrow such LIBOR Loan as a new LIBOR Loan, (ii) is to be repaid and then reborrowed in whole or in part as a Base Rate Loan, or (iii) is to be repaid and not reborrowed; provided, that any such reborrowings described in clauses (i) and (ii) above shall be in a principal amount of not less than $3,000,000.00 and in an integral multiple of $100,000.  Upon such Payment Date such LIBOR Loan will, subject to the provisions of this Agreement, be so repaid and, as applicable, reborrowed.

2.1.5 Request and Disbursement.  Any notice in connection with a requested Revolving Loan under this Agreement that is received by Agent after 11:00 a.m. (California time) on any Business Day, or at any time on a day that is not a Business Day, shall be deemed received by Agent on the next Business Day.  Agent shall, upon the reasonable request of Borrower from time to time, provide to Borrower such information with regard to the LIBOR Basis as Borrower may request.  Promptly following receipt of a request for a Loan, Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of Loan, the applicable LIBOR Loan Period, and that Lender's Pro Rata Share of the Loan.  Not later than 10:00 a.m., California time, on the date specified for any Loan (which must be a Business Day), each Lender shall make its Pro Rata Share of the Loan in immediately available funds available to Agent at Agent's office.  Prior to 3:00 p.m. (California time) on the date of a Revolving Loan, Agent shall, subject to the satisfaction of the conditions set forth in Section 4.2, disburse the amount of the requested Revolving Loan by wire transfer pursuant to Borrower's written instructions.

2.2 Payment of Interest; Interest Rate.

2.2.1 Loans.  Interest on Revolving Loans shall be payable as follows:

(a) Base Rate Loans.  Interest on each outstanding Base Rate Loan shall be computed for the actual number of days elapsed on the basis of a year of 360 days and shall be payable to Agent for the ratable benefit of Lenders, in arrears (i) on the first Business Day of each month, (ii) on the Maturity Date, and (iii) if any interest accrues or remains payable after the Maturity Date or during the continuance of an Event of Default, upon demand by Agent.  Interest shall accrue and be payable on each Base Rate Loan at a per annum interest rate equal to the Base Rate plus the Applicable Base Rate Margin ("Applicable Base Rate").  The Base Rate shall be equal to the highest of (i) the rate of interest most recently announced by Agent as to its U.S. dollar "Reference Rate", (ii) the Federal Funds Rate plus one-half of one percent (0.50%) or (iii) one month LIBOR plus one and one half percent (1.50%).

(b) LIBOR Loans.  Interest on each outstanding LIBOR Loan shall be computed for the actual number of days elapsed on the basis of a year of 360 days and shall be payable to Agent, for the ratable benefit of Lenders, in arrears (i) on the Payment Date if a LIBOR Loan Period of one, two or three months, (ii) on the 90th day and the last day of the applicable LIBOR Loan Period in the case of any LIBOR Loan with a LIBOR Loan Period of six months, (iii) on the Maturity Date, and (iv) if any interest accrues or remains payable after the Maturity Date or during the continuance of an Event of Default, upon demand by Agent.  Interest shall accrue and be payable on each LIBOR Loan at a per annum interest rate equal to the LIBOR Basis applicable to such LIBOR Loan plus the Applicable LIBOR Margin ("Applicable LIBOR Rate").

2.2.2 Default Rate.  Upon the occurrence and during the continuance of an Event of Default, interest on all outstanding Obligations shall, upon the election of Agent, confirmed by written notice from Agent to Borrower, accrue and be payable at the Default Rate.  Interest accruing at the Default Rate shall be payable to Agent, for the ratable benefit of Lenders, on demand and in any event on the Maturity Date.  Agent shall not be required to (1) accelerate the maturity of the Loans or (2) exercise any other rights or remedies under the Loan Documents, in order to charge the Default Rate.  Upon the occurrence and during the continuance of an Event of Default specified in Sections 9.1.5, 9.1.6, or 9.1.7, the interest rate shall be increased automatically to the Default Rate without the necessity of any action by Agent.

2.3 Maximum Rate of Interest

.  In no event shall the aggregate of all interest on the Obligations charged or collected pursuant to the terms of this Agreement or pursuant to the Revolving Note exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  In the event that such a court determines that a Lender has charged or received interest under this Agreement or the Revolving Note in excess of the highest applicable rate, the rate in effect under this Agreement and the Revolving Note shall automatically be reduced to the maximum rate permitted by Applicable Law and Lender shall promptly apply such excess to reduce the principal balance of the Obligations, or if the principal balance of the Obligations owing have been paid in full, Lender shall promptly apply such excess to reduce any other Obligations, and if all Obligations have been paid in full, then Lender shall refund to Borrower any interest received by Lender in excess of the maximum lawful rate; provided, that if at any time thereafter the rate of interest payable hereunder is less than the highest applicable rate, Borrower shall continue to pay interest hereunder at the highest applicable rate, until such time as the total interest received by Lender from the making of Loans hereunder is equal to the total interest that Lender would have received had the interest rate payable hereunder been (but for the operation of this Section 2.3) the interest rate payable since the Closing Date as otherwise provided in this Agreement.  It is the intent of this Agreement that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly, interest in excess of that which may be paid by Borrower under Applicable Law.

2.4 Fees

.  Borrower shall pay to Agent:

2.4.1 Unused Line Fee.  A fee for the ratable benefit of Lenders (the "Unused Line Fee") commencing as of the Closing Date, payable quarterly in arrears, on each Quarterly Payment Date, commencing on June 30, 2010, and ending on the Termination Date.  The Unused Line Fee shall be, for each day after the Closing Date through the Maturity Date, an amount equal to (a) the difference between (1) the Maximum Amount, and (2) the closing balance of the Loans for such day, multiplied by (b) the Applicable Unused Line Fee Percentage, the product of which is then divided by (c) 360.

2.4.2 Fees to Agent.  On the Closing Date and on each other date upon which a fee is payable or costs are reimbursable, Borrower shall pay to Agent such fees or cost reimbursements as heretofore agreed upon by letter agreement dated as of February 3, 2010, between Borrower and Union Bank, N.A., as Agent, which fees and cost reimbursements shall be solely for its own account and are nonrefundable.

2.5 Late Payments

.  If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to any Lender is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate, to the fullest extent permitted by Applicable Law.  Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by Applicable Law.

2.6 Repayment and Prepayment.

2.6.1 Repayment and Voluntary Prepayment.  Borrower shall pay the principal balance of the Loans and all other Obligations in full on the Maturity Date.  The principal amount of any Base Rate Loan may be prepaid prior to the Maturity Date at any time; provided, that any such prepayments shall be in an amount equal to or greater than $100,000.00.  The principal amount of any LIBOR Loan together with all accrued and unpaid interest thereon may be prepaid prior to the applicable Payment Date, together with any breakage fees as set forth in Section 2.6.5, upon three (3) Business Days' prior notice to Lender.  Each notice of prepayment shall be irrevocable.

2.6.2 Overadvances.  Borrower shall immediately repay to Agent, for the ratable benefit of Lenders, any Overadvance.  Overadvances constitute Obligations that are evidenced by the Revolving Note, secured by the Collateral, and entitled to all of the benefits of the Loan Documents.

2.6.3 Mandatory Prepayment.  Upon the occurrence of any Appraisal Deficiency and Borrowing Base Deficiency, Borrower shall repay immediately all or such portion of the Loans in an amount equal to such deficiency, together with any breakage fees as set forth in Section 2.6.5.  Upon (i) the sale of any asset for a sale price that exceeds $2,500,000.00 and is outside the ordinary course of business or (ii) the receipt of proceeds in excess of $2,500,000.00 from any recovery under any applicable insurance policies (or otherwise) in connection with an Event of Loss, Borrower shall repay immediately all or such portion of the Loans in an amount equal to the proceeds from such sale or recovery.

2.6.4 Mandatory Repayment.  Upon the occurrence of a Change in Control, the Revolving Commitment (or any part thereof, as elected by the Requisite Lenders) shall be terminated, and all outstanding Loans (or any part thereof, as elected by the Requisite Lenders) shall be repaid in full, together with all accrued interest thereon and any breakage fees as set forth in Section 2.6.5.

2.6.5 Breakage Fees.  Upon payment or prepayment of any LIBOR Loan (other than as the result of a conversion required under Section 14.1.3 on a day other than the last day in the applicable LIBOR Loan Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the breach by a Lender of its obligation to make a LIBOR Loan pursuant to this Agreement) to borrow on the date or in the amount specified for a LIBOR Loan in any Notice of Borrowing, Borrower shall pay to Lender within five (5) Business Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though 100% of the LIBOR Loan had been funded in the London Eurodollar Market (the "Designated Eurodollar Market")) equal to the sum of:

(a) $250 payable to Agent only;

    plus

(b) the amount, if any, by which (i) the additional interest would have accrued on the amount prepaid or not borrowed at the LIBOR Basis (not including the Applicable LIBOR Margin) if that amount had remained or been outstanding through the last day of the applicable LIBOR Loan Period exceeds (ii) the interest Lenders could recover by placing such amount on deposit in the Designated Eurodollar Market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable LIBOR Loan Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained).

Each Lender's determination of the amount of any prepayment fee payable under this Section shall be conclusive in the absence of manifest error.

2.7 Term

.  The Credit Facility shall be in effect until the Maturity Date. The Credit Facility and all other Obligations related thereto shall be automatically due and payable in full on the Maturity Date, unless earlier due and payable or terminated as provided in this Agreement.

2.8 Early Termination

.  The Credit Facility may be terminated, in whole or in increments of $100,000.00, by Borrower prior to the Maturity Date upon five (5) Business Days' prior written notice to Agent; provided, that at such time Borrower shall (a) prepay all amounts outstanding under the Credit Facility which exceed the reduced Revolving Commitment amount elected by Borrower, (b) pay all accrued interest thereon and fees and charges incurred in connection therewith, and (c) reimburse Lenders for any loss or out-of-pocket expenses incurred by Lenders in connection with such prepayment and termination, including those breakage fees set forth in Section 2.6.5.

2.9 Note and Accounting

.  Agent shall provide a quarterly accounting to Borrower of the Loans and other transactions under this Agreement, including Agent's calculation of principal and interest.  Each and every such accounting shall, absent manifest error, be deemed final, binding and conclusive upon Borrower, unless Borrower, within thirty (30) days after the date any such accounting is rendered, provides Agent with written notice of any objection which Borrower may have to any item in such accounting, describing the basis for such objection with specificity.  In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower, and in the event the parties cannot resolve their dispute, such dispute shall be resolved in accordance with the terms and conditions of the Alternative Dispute Resolution Agreement.

2.10 Manner of Payment.

2.10.1 When Payments Due.

(a) Except as expressly set forth in this Agreement, each payment (including any prepayment) by Borrower on account of the principal of or interest on the Loans and any other amount owed to Lenders on account of the Obligations shall be made not later than 11:00 a.m. (California time) on the date specified for payment under this Agreement to Agent in lawful money of the United States and in immediately available funds.  Any payment received by Agent on a day that is not a Business Day or after 11:00 a.m. (California time) on a Business Day, shall be deemed received on the next Business Day.  The amount of all payments received by Agent for the account of each Lender shall be immediately paid by Agent to the applicable Lender in immediately available funds and, if such payment was received by Agent by 11:00 a.m., California time, on a Business Day and not so made available to the account of a Lender on that Business Day, Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate.  All payments shall be made in lawful money of the United States of America.

(b) If any payment on any Obligation is specified to be made upon a day that is not a Business Day, it shall (subject to the provisions of the LIBOR Loan Period which may require payment by one (1) earlier Business Day) be deemed to be specified to be made on the next succeeding day that is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

2.10.2 No Deductions.  Borrower shall pay principal, interest, fees, and all other amounts due on the Obligations without set-off or counterclaim or any deduction whatsoever.

2.10.3 Inadequate Payments.  If, on the date on which any amount (including any payment of principal, interest or other costs and expenses) shall be due and payable by Borrower to Lenders, the amount received by any such Lenders from Borrower shall not be adequate to pay the entire amount then due and payable, then Agent shall be authorized, but shall not be obligated, to make a Base Rate Loan to Borrower in the amount of the deficiency.

2.11 Application of Payments

.  Borrower irrevocably waives the right to direct the application of any and all payments received at any time by any Lender from or on behalf of Borrower and specifically waives the provisions of California Civil Code Sections 1479 and 2822 or similar provisions under any other Applicable Law giving Borrower the right to designate application of payments.  All amounts received by Agent for application to the Obligations shall be applied by Agent in the following order of priority:  (i) to the payment of any fees then due and payable, (ii) to the payments of all other amounts not otherwise referred to in this Section 2.11 then due and payable hereunder or under the other Loan Documents (including any costs and expenses incurred by Agent as a result of a Default or an Event of Default), (iii) pro rata to the payment of interest then due and payable on the Loans, and (iv) pro rata to the payment of principal then due and payable on the Loans.  Notwithstanding the foregoing, Borrower irrevocably agrees that, during the occurrence of an Event of Default, Lenders shall have the continuing exclusive right to determine the order and method of the application of payments against the then due and payable Obligations of Borrower in Lenders' sole discretion and to revise such application prospectively or retroactively in Lenders' sole discretion.

2.12 Use of Proceeds

.  The proceeds of the Loans shall be used by Borrower to refinance existing revolving debt, to acquire aircraft and engines, and to support Borrower's working capital needs and general corporate purposes.  Borrower will not, directly or indirectly, use any part of any Loan proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

2.13 All Obligations to Constitute One Obligation

.  All Obligations related to the Credit Facility constitute one general obligation of Borrower and shall be secured by Agent's Liens upon all of the Collateral, and by all other Liens previously, now or at any time in the future granted by Borrower to Agent, any Lender or any Non-Lender to the extent provided in the Collateral Documents and permitted by this Agreement.

2.14 Authorization to Make Loans

.  Agent and each Lender (each, an "Authorized Party") are authorized to make the Loans based on telephonic or other oral or written instructions received from any Person that an Authorized Party believes in good faith to be an authorized representative of Borrower, or at the discretion of such Authorized Party, if such Loans are necessary to satisfy any of the Obligations.  Borrower consents to the recordation of any telephonic or other communications between an Authorized Party and Borrower for the purpose of maintaining such party's business records of such transactions.

2.15 Authorization to Debit Accounts

.  Borrower authorizes each Authorized Party, upon prior notice to Borrower, to debit any of Borrower's bank accounts with such party for the purpose of Borrower's payment of principal, interest or other costs and expenses due and payable by Borrower to Lenders under this Agreement.

2.16 Agent's Right to Assume Funds Available for Revolving Loans

.  Unless Agent shall have been notified by any Lender no later than 10:00 a.m. on the Business Day of the proposed funding by Agent of any Revolving Loan that such Lender does not intend to make available to Agent such Lender's portion of the total amount of such Revolving Loan, Agent may assume that such Lender has made such amount available to Agent on the date of the Revolving Loan and Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount.  If Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender.  If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to Agent.  Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Agent to Borrower to the date such corresponding amount is recovered by Agent, at a rate per annum equal to the daily Federal Funds Rate.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its share of the Revolving Commitment or to prejudice any rights which Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.17 Optional Increase to the Revolving Commitment.

2.17.1 Provided that no Default or Event of Default then exists, Borrower may elect, from time to time, on or after the Closing Date, in writing, that the then effective Revolving Commitment be increased up to an aggregate amount which is not in excess of One  Hundred Ten Million and 00/100 Dollars ($110,000,000.00).  Any request under this Section 2.17, which request shall be in minimum increments of Five Million and 00/100 Dollars ($5,000,000.00), shall be submitted by Borrower to Lenders through Agent not less than thirty (30) days prior to the proposed increase, specify the proposed effective date and amount of such increase, and be accompanied by (i) a certificate signed by an Authorized Signatory, stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase and (ii) an updated Appraisal of the Collateral if requested by Agent and satisfactory to Agent, in its sole and absolute discretion.  Any such request shall be approved by Agent if Borrower provides the foregoing items and Agent receives sufficient commitments from Lenders pursuant to Sections 2.17.2 through 2.17.4 to fund the requested increase.

2.17.2 Borrower shall be solely responsible for requesting a commitment from each Lender to assume a portion of the proposed increase to the Revolving Commitment, and Borrower shall copy Agent on all such requests.  Each Lender may approve or reject such request in its sole and absolute discretion, and any Lender who fails to send an affirmative written response to Borrower, with a copy to Agent, within ten (10) Business Days after receipt of such request, shall be deemed to have rejected Borrower's request.

2.17.3 In responding to a request under this Section, each Lender which is willing to assume a portion of the proposed increase to the Revolving Commitment shall specify the amount of the proposed increase that it is willing to assume.  Each consenting Lender shall be entitled to participate ratably (based on its Pro Rata Share of the Revolving Commitment before such increase) in any resulting increase in the Revolving Commitment, subject to the right of Agent to adjust allocations of the increased Revolving Commitment so as to result in the amounts of the Pro Rata Shares of the Lenders being in integral multiples of $100,000.00.

2.17.4 If the aggregate principal amount offered to be assumed by the consenting Lenders is less than the amount requested, Borrower may (i) reject the proposed increase in its entirety, (ii) accept the offered amounts, or (iii) designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to Agent as additional Lenders hereunder in accordance with this Agreement (each, a "New Lender"), which New Lenders may assume the amount of the increase in the Revolving Commitment that has not been assumed by the consenting Lenders.

2.17.5 After completion of the foregoing, Agent shall give written notification within thirty (30) days to the Lenders and any New Lenders of the increase to the Revolving Commitment, which notification shall indicate the date upon which the increase shall become effective, and in connection with such notification, Agent will distribute to the Borrower and the Lenders a revised Schedule 2.1 reflecting the then applicable Pro Rata Shares of the Lenders.

2.17.6 Each New Lender shall become an additional party hereto as a Lender concurrently with the effectiveness of the proposed increase in the Revolving Commitment upon its execution of an instrument of joinder to this Agreement, which is in form and substance reasonably acceptable to Agent and which, in any event, contains the representations, warranties, indemnities and other protections afforded to Agent and the other Lenders which would be granted or made by an Eligible Assignee by means of the execution of a Commitment Assignment and Acceptance.

2.17.7 Subject to the foregoing, any increase to the Revolving Commitment requested under this Section shall be effective upon the date agreed to by Agent and Borrower and shall be in the principal amount equal to (i) the amount which consenting Lenders are willing to assume as increases to their respective Revolving Commitment plus (ii) the amount assumed by New Lenders.  Upon the effectiveness of any such increase, each Revolving Loan outstanding shall be refinanced with new Loans reflecting the adjusted Pro Rata Share of each Lender in the Revolving Commitment if there is any change thereto and Borrower shall:

(a) issue a replacement Revolving Note to each affected Lender and a new Revolving Note to each New Lender, and the Pro Rata Share of each Lender will be adjusted, as applicable, to give effect to the increase in the Revolving Commitment;

(b) execute and deliver to Agent such amendments to the Loan Documents as Agent may reasonably request relating to such increase to, among other things, assure the continued priority and perfection the Lien granted by Borrower to Agent, for the ratable benefit of Lenders and Non-Lenders, upon all of Borrower's right, title and interest in the Collateral; and

(c) pay to the existing Lenders any breakage costs as set forth in Section 2.6.5, which are payable in connection with the refinancing of any LIBOR Loans.

3. SECURITY

3.1 Grant of Security Interest

.  To secure the prompt payment and performance of all Obligations and all obligations of Borrower under Non-Lender Protection Agreements, for the ratable benefit of Lenders and Non-Lenders,

3.1.1 Borrower hereby grants and pledges to Agent a continuing security interest in all presently existing and hereafter acquired or arising Assets in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents.  Such security interest constitutes a valid, first priority security interest in the presently existing Assets, and will constitute a valid first priority security interest in Assets acquired after the date hereof;

3.1.2 Borrower shall cause each Subsidiary to (i) grant to Agent a perfected security interest and Lien on and (ii) assign to Agent, all right, title and interest of it in and to all of its Assets, whether now existing or owned or hereafter acquired;

3.1.3 Borrower shall grant to Agent a first priority perfected, secured Lien on, and assign to  Agent, all right, title and interest of the Borrower in and to all "Collateral" (as such term is defined in the Mortgage) whether now existing or owned or hereafter acquired, by the delivery to Agent of a fully executed Mortgage and Security Agreement in the form of Exhibit E hereto (as amended, modified or supplemented from time to time, the "Mortgage");

3.1.4 Borrower shall cause the Owner Trustee to pledge to Agent all of the Borrower's right, title and interest in the Beneficial Interest under each Trust Agreement by the delivery to Agent a fully executed Beneficial Interest Pledge Agreement, each in the form of Exhibit F hereto (each, as amended, modified or supplemented from time to time, an "Beneficial Interest Pledge Agreement");

3.1.5 Borrower shall cause the Owner Trustee to execute and deliver to Agent an Owner Trustee Mortgage and Security Agreement in favor of Agent in the form of Exhibit G hereto (as amended, modified or supplemented from time to time, an "Owner Trustee Mortgage");

3.1.6 Borrower shall cause the Owner Trustee to execute and deliver to Agent an Owner Trustee Guaranty in the form of Exhibit H, guarantying the performance of the Obligations (as amended, modified or supplemented from time to time, an "Owner Trustee Guaranty");

3.1.7 Borrower shall make or cause any Person to make such filings, registrations, or otherwise with the FAA, International Registry, the U.S. Patents and Trademarks Office and otherwise under the UCC and all other Applicable Law as shall be required to perfect the Lien of Agent with respect to all Collateral under the Collateral Documents or any other Loan Documents, including but not limited to the following:

(a) UCC financing statements, naming Agent as secured party and Agent for the benefit of Lenders and Non-Lenders in order to perfect and preserve Agent's first priority Lien on the Collateral shall have been filed in such states in the United States of America as required, in the judgment of Agent, to perfect the Lien of Agent in all UCC Collateral;

(b) the Lien and International Interest (or Prospective International Interest), and any and all assignments and prospective assignments, as applicable, thereof, of the Mortgage and Owner Trustee Mortgage with respect to the Equipment and Leases with respect thereto owned by the Borrower and each Subsidiary as of the date of this Agreement shall have been registered with the International Registry and the FAA; provided that if the International Registry does not then provide as a "drop down" registration category the serial number of any item of Equipment to be registered, then the Borrower shall register the same by "free text" notation in the International Registry and shall subsequently register such item of Equipment in its serial number category as soon as such registration category is available on the International Registry;

(c) without limiting the generality of the foregoing, all filings with the United States Patent and Trademark Office necessary or desirable to perfect Agent's Lien on all patents and trademarks of the Borrower; and

(d) the Lien as applicable, of the Mortgage and Owner Trustee Mortgage with respect to the Equipment and Leases owned by the Borrower and each Subsidiary as of the date of this Agreement and not located in a Contracting State shall have been registered with the appropriate authorities pursuant to Applicable Law.

3.2 Priority of Agent's Security Interest

.  Borrower represents, warrants and agrees as follows:  (1) upon the execution of this Agreement by the parties hereto and all other documents contemplated hereby (as referenced in Section 3.1 above) and as a result of the filing by Agent of appropriate financing statements in the appropriate jurisdictions and appropriate documentation with the FAA, Agent's Liens in the Collateral are and will be fully perfected Liens on all Collateral, which Liens are and will, until the Termination Date, be enforceable as first priority, fully perfected Liens as against all other creditors of, and purchasers from, Borrower; (2) all actions necessary or desirable to protect and perfect such Liens in favor of Agent in all of the Collateral has been duly taken; (3) Borrower or Owner Trustee, as applicable, are and will be the sole owner of each such item of the Collateral, and have and will have good and marketable title to such Collateral free and clear of any and all Liens except for Permitted Liens; and (4) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those filed by Borrower in favor of Agent pursuant to the Loan Documents, and those relating to other Permitted Liens.  Borrower shall defend the right, title and interest of Agent in and to the Collateral against the claims and demands of all Persons whomsoever, and shall take such actions, including (i) the prompt delivery of all original Instruments, Chattel Paper and certificated Stock owned by Borrower to Agent, (ii) notification of Agent's interest in Collateral at Agent's request, and (iii) the institution of litigation against third parties as shall be prudent in order to protect and preserve Borrower's and Agent's respective and several interests in the Collateral.  All Chattel Paper shall be marked with the following legend:

"THIS WRITING AND THE OBLIGATIONS EVIDENCED OR SECURED HEREBY ARE SUBJECT TO THE LIEN OF UNION BANK, N.A."

3.3 Agent's Rights.

3.3.1 In addition to any and all rights under the Collateral Documents, at any time after the occurrence and continuance of an Event of Default, Agent may, at any time in Agent's own name or in the name of Borrower, (1) communicate with Account Debtors, parties to Contracts and Leases, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Agent's satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments, Chattel Paper, Leases or other Collateral, and (2) without prior notice to Borrower, notify Account Debtors, parties to Contracts, parties to Leases, and obligors in respect of Chattel Paper, Instruments, or other Collateral that such Collateral has been assigned to Agent and that payments shall be made directly to Agent.  Upon the request of Agent, Borrower shall so notify such Account Debtors, parties to Contracts, parties to Leases, and obligors in respect of Instruments, Chattel Paper, Leases or other Collateral.

3.3.2 It is expressly agreed by Borrower and Owner Trustee that Borrower and Owner Trustee, as applicable, shall remain liable under each Contract, License and Lease to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Agent shall have no obligation or liability whatsoever to any Person under any Contract, License or Lease (between Borrower, Owner Trustee and any Person other than Agent) by reason of or arising out of the execution, delivery or performance of this Agreement, and Agent shall not be required or obligated in any manner (1) to perform or fulfill any of the obligations of Borrower thereunder, (2) to make any payment or inquiry, or (3) to take any action of any kind to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, License or Lease.

3.3.3 For the purposes of allowing Agent to conduct a Field Examination, Borrower shall, with respect to each owned, leased, or controlled property or facility, during normal business hours and upon reasonable prior notice (unless a Default or Event of Default has occurred and is continuing, in which event no notice shall be required and Agent shall have access at any and all times):  (1) provide access to such facility or property to Agent and any of its officers, employees and Agent, as frequently as Agent determines to be appropriate; (2) permit Agent and any of its officers, employees and Agent to inspect, audit and make extracts from all of Borrower's books and records; and (3) subject to the Lessee's rights under any Lease, permit Agent to inspect, review, evaluate and make physical verifications and appraisals of any Equipment and other Collateral in any manner and through any medium that Agent considers advisable, and Borrower shall provide to Agent, at Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.  Borrower shall make available to Agent and its counsel, as quickly as practicable under the circumstances, originals or copies of all of Borrower's books and records and any other instruments and documents which Agent may reasonably request.  Borrower shall deliver any document or instrument reasonably necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for Borrower.  Borrower's obligation to reimburse Agent for the costs of such Field Examinations shall not exceed $10,000 per year.

3.3.4 Upon the occurrence and during the continuance of an Event of Default, Borrower, at its own expense, shall cause its independent certified public accountants to prepare and deliver to Agent at any time and from time to time, promptly upon Agent's request:  (1) a reconciliation of all Accounts; (2) an aging of all Accounts; (3) trial balances; and (4) test verifications of such Accounts as Agent may request.  Borrower, at its own expense, shall cause its independent certified public accountants to deliver to Agent the results of (i) any physical verifications of all or any portion of the Collateral made or observed by such accountants, and (ii) any verifications of Borrower's Accounts, in each case when and if any such verifications are conducted.  Agent shall be permitted to observe and consult with Borrower and Borrower's certified public accountants in the performance of these tasks.

3.4 Power of Attorney

.  To the extent permitted by Applicable Law, Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees or Agent designated by Agent) as Borrower's true and lawful attorney-in-fact, with power to:  (a) sign the name of Borrower on any document to be executed, recorded or filed in order to perfect or continue perfected Agent's Lien upon the Collateral if Borrower fails to do so promptly after request therefor by Agent, including filing any financing or continuation statement without the signature of Borrower to the extent permitted by applicable law; (b) at any time after the occurrence and continuance of an Event of Default, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts and notices to Account Debtors; (c) at any time after the occurrence and continuance of an Event of Default, send requests for verification of Accounts; (d) at any time after the occurrence and continuance of an Event of Default, endorse Borrower's name on any checks, notices, acceptances, money orders, drafts, or other forms of payment or security that may come into Agent's possession; and (e) at any time that a Default or Event of Default has occurred and is continuing, (1) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (2) make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (3) settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases which Agent determines to be necessary.  The appointment of Agent as Borrower's attorney-in-fact, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Agent's obligation to provide Loans hereunder is terminated.  NEITHER LENDERS NOR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, LENDERS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO BORROWER FOR ANY ACT OR FAILURE TO ACT PURSUANT TO THE POWERS GRANTED UNDER THE POWER OF ATTORNEY HEREIN OR OTHERWISE, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

3.5 Grant of License to Use Intellectual Property Collateral

.  For the purpose of enabling Agent to exercise its rights and remedies under the Loan Documents, Borrower hereby grants to Agent an irrevocable, non-exclusive license (exercisable only upon the occurrence and continuance of an Event of Default and without payment of royalty or other compensation to Borrower) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Borrower, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and Borrower represents, warrants and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any other Person; provided, that such license will terminate on the Termination Date.

3.6 Reinstatement

.  The provisions of this Section 3 shall to the extent permitted by Applicable Law remain in full force and effect and continue to be effective even if:  (a) any petition is filed by or against Borrower or Owner Trustee for liquidation or reorganization; (b) Borrower or Owner Trustee becomes insolvent or makes an assignment for the benefit of creditors; (c) a receiver or trustee is appointed for all or any significant part of Borrower's or Owner Trustee's assets; or (d) at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations and Agent's Liens in the Collateral shall be reinstated and deemed reduced only by any amount paid and not so rescinded, reduced, restored or returned.

3.7 Release of Security Interest

.  Provided no Default or Event of Default exists and no Overadvance would result, Agent shall from time to time execute partial releases of Collateral sold by Borrower in the ordinary course of its business in accordance with this Agreement from the security interests under the Loan Documents which partial releases shall be in form reasonably satisfactory to Agent.

4. CONDITIONS PRECEDENT

4.1 Conditions Precedent to Closing

.  Lenders shall not be obligated to make any Loan, or to take, fulfill, or perform any other action under this Agreement, until the following conditions have been satisfied to each Lender's reasonable satisfaction or waived in writing by each Lender:

4.1.1 Agent shall have received:

(a) originals of the documents set forth on Schedule 1.1e (Schedule of Documents), each duly executed by the appropriate parties, together with such other assurances, certificates, documents or consents related to the foregoing as Agent and/or Lenders reasonably may require, all in form and substance satisfactory to Agent and Lenders;

(b) such documentation as Agent may reasonably require to establish the due organization, valid existence and good standing of Borrower, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform the Loan Documents to which it is a party, the identity, authority and capacity of each Authorized Signatory thereof authorized to act on its behalf, including certified copies of articles of organization and amendments thereto, bylaws and operating agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, certificates of Authorized Signatory, and the like;

(c) a list of all of Borrower's Material Contracts and a copy of such Material Contracts requested by Agent;

(d) a copy of all insurance certificates or other evidence of insurance for the Collateral;

(e) originals of favorable written opinions, dated as of the date hereof, of independent and internal counsel to the Borrower and the Owner Trustee, in each case acceptable to Agent, addressed to Agent and Lenders (and their respective participants and assigns) and otherwise in form and substance satisfactory to Agent as to such matters as Agent shall determine;

(f) copies of all consents and authorizations of, permits from or filings with, any Governmental Authority or other Person required in connection with the execution, delivery, performance or enforceability of the Loan Documents or any provision thereof and no material changes in governmental regulations affecting the Borrower, Agent or the Lenders shall have occurred;

(g) (i) a certified lien search for the State of Delaware and the State of California with respect to the Borrower and each of its Subsidiaries, (ii) an International Registry search with respect to each applicable item of Equipment; (iii) an FAA search with respect to each applicable item of Equipment, (iv) a Federal tax lien search with respect to the Borrower and each of its Subsidiaries, and any other searches as may be required by Agent;

(h) the "chattel paper" original of each Lease, which thereafter shall be held by Agent until the Termination Date; provided Agent shall not be liable in the event of any damage, loss or destruction of any of such documents or instruments;

(i) In respect of Owner Trustee (i) a copy of the resolutions of the Board of Directors of the Owner Trustee, in its individual capacity, certified by the secretary or an assistant secretary of the Owner Trustee, duly authorizing the execution, delivery and performance by the Owner Trustee of each of the Loan Documents to which the Owner Trustee is or will be a party and (ii) an incumbency certificate of Owner Trustee, as to the persons authorized to execute and deliver the Loan Documents to which it is or will be a party and the signatures of such person or persons; and

(j) Copies of the Satellite Notes and related documents as requested by Agent.

4.1.2 All of the financing statements and other documentation described in Section 3.1.7 shall have been filed with the appropriate Governmental Agencies, and Agent shall hold a first priority perfected Lien in the Collateral, for the ratable benefit of Lenders and Non-Lenders, subject only to Permitted Liens.

4.1.3 With respect to all Equipment, the following statements shall be true, and Agent shall have received evidence reasonably satisfactory to it (including, with respect to each item of Equipment which is eligible for registration with the International Registry, a printout of the "priority search certificate" from the International Registry showing the Equipment Owner's ownership interest with respect to such Equipment under a contract of sale) with respect to each item of Equipment and any related Lease included in the Borrowing Base to the effect that:

(a) the Borrower is in compliance with the applicable requirements of the Mortgage and Applicable Law;

(b) the applicable Equipment Owner has good title under Applicable Law to such item of Equipment, free and clear of Liens other than (i) Permitted Liens and (ii) the Lien of Agent;

(c) the Borrower has completed all registrations and filings required by any Aviation Authority in such jurisdiction and Agent shall hold a first priority Lien on each item of Equipment under Applicable Law (or with respect to Assets for which a pre-filing has been made, Agent shall be the beneficiary of a second priority Lien on such Equipment, and documentation sufficient to terminate any first priority lien on such Equipment shall have been delivered to Agent or to an escrow with such documentation to be filed upon payoff of such lien through Revolving Loan proceeds) and has provided, or is in a position to provide, all opinions of independent counsel as required by Agent; and

(d) Agent shall have received evidence reasonably satisfactory to it (including, with respect to each Cape Town Eligible Lease, a printout of the "priority search certificate" (as defined in the Regulations for the International Registry) from the International Registry relating to the Lessor's interest in and International Interest with respect to such item of Equipment under such Lease and including, with respect to all Leases that are not Cape Town Eligible, an original, favorable written opinion of independent counsel addressed to Agent and Lenders (and their respective participants and assigns) with respect to Agent's Lien on such item of Equipment;

4.1.4 payment by Borrower to Agent of all fees, costs, and expenses of closing (including reasonable fees of legal counsel to Agent presented as of the Closing Date);

4.1.5 no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, Governmental Authority or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby or thereby and which, in any Lender's sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any other Loan Document;

4.1.6 Payment by Borrower to each Lender of any of the fees due to each Lender;

4.1.7 No circumstance or event shall have occurred, including but not limited to any litigation, actions, suits, proceedings or investigations pending as to Borrower, that constitutes a Material Adverse Effect as of the Closing Date;

4.1.8 all of the representations and warranties of Borrower under this Agreement shall be true and correct as of the Closing Date;

4.1.9 Borrower shall be in compliance with all the terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing;

4.1.10 Agent shall have completed its independent business and legal due diligence, including but not limited to financial, legal and insurance reviews, with results satisfactory to Agent;

4.1.11 each Lender and Agent each shall have obtained satisfactory credit or other required internal approval(s) in connection with the transactions contemplated by this Agreement and the Loan Documents;

4.1.12 The Closing Date shall occur on or before April 30, 2010;

4.1.13 Borrower shall have established a non-interest bearing account with Agent;

4.1.14 All legal matters relating to the Loan Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton LLP, legal counsel to Union Bank N.A. in all of its capacities hereunder.

If any other term of any Loan Document should conflict, or appear to conflict, with this Section 4.1, the terms of this Section 4.1 shall control, and Borrower shall have no rights under this Agreement or any other Loan Document until each of the conditions of this Section 4.1 has been complied with to Agent's and Lenders' satisfaction or specifically waived in a writing by Lenders.

4.2 Conditions to All Loans

.  It shall be a condition to the funding of any Loan that the following statements be true on the date of each such funding or advance:

4.2.1 Agent shall have timely received a Borrowing Notice or telephonic request, as applicable, together with an Borrowing Base Certificate dated as of the date of such Borrowing Notice;

4.2.2 Agent shall determine that, after giving effect to the requested Revolving Loan, no Overadvance will occur;

4.2.3 all of the representations and warranties of Borrower under this Agreement and the other Loan Documents shall be true and correct at such date, except to the extent any such representations and warranties relate to an earlier date, both before and after giving effect to the funding or issuance of such Loan, and Agent shall have received, if it so elects, a certification to that effect signed by an Authorized Signatory;

4.2.4 Borrower shall be in compliance with all the terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing;

4.2.5 no circumstance or event shall have occurred since the Closing Date, or would result from the funding, advance or incurrence of any Loan, that constitutes a Material Adverse Effect;

4.2.6 other than matters described in Schedule 5.10 or not required as of the Closing Date to be therein described, there shall not then be pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Authority that constitutes a Material Adverse Effect;

4.2.7 Agent shall have received, in form and substance satisfactory to Agent, such other assurances, certificates, documents or consents related to the foregoing as Agent may reasonably require;

4.2.8 Agent shall hold a perfected, first priority Lien on all Collateral, for the ratable benefit of Lenders and Non-Lenders, subject only to Permitted Liens and those liens referenced in clause (b) of Section 4.2.10;

4.2.9 With respect to each item of Equipment which is owned by an Owner Trustee, or with respect to each Lease to a Lessee domiciled or whose chief executive office is located in a non-U.S. jurisdiction, which is or is to be included in the Borrowing Base on such Borrowing Date, Agent shall have received the documentation set forth in the definition of "Eligible Lease," (including, without limitation, the Owner Trustee Guaranty(ies), Owner Trustee Mortgage(s), Trust Agreement(s), and Beneficial Interest Pledge Agreement(s));

4.2.10 With respect to all Equipment, the following statements shall be true, and Agent shall have received evidence reasonably satisfactory to it (including, with respect to each item of Equipment which is eligible for registration with the International Registry, a printout of the "priority search certificate" from the International Registry showing the Equipment Owner's ownership interest with respect to such Equipment under a contract of sale) with respect to each item of Equipment and any related Lease included in the Borrowing Base to the effect that:

(a) the Borrower is in compliance with the applicable requirements of the Mortgage and Applicable Law;

(b) the applicable Equipment Owner has good title under Applicable Law to such item of Equipment, free and clear of Liens other than (i) Permitted Liens and (ii) the Lien of Agent;

(c) the Borrower has completed all registrations and filings required by any Aviation Authority in such jurisdiction and Agent shall hold a first priority Lien on each item of Equipment under Applicable Law and has provided, or is in a position to provide, all opinions of independent counsel as required by Agent;

(d) Agent shall have received evidence reasonably satisfactory to it (including, with respect to each Cape Town Eligible Lease, a printout of the "priority search certificate" (as defined in the Regulations for the International Registry) from the International Registry relating to the Lessor's interest in and International Interest with respect to such item of Equipment under such Lease and including, with respect to all Leases that are not Cape Town Eligible, an original, favorable written opinion of independent counsel addressed to Agent and Lenders (and their respective participants and assigns) with respect to Agent's Lien on such item of Equipment; and

(e) with respect to such item of Equipment and any related Lease, the Borrower is in compliance with the applicable provisions of this Agreement, the Mortgage and all other Loan Documents.

Notwithstanding the foregoing, but subject to clause (b) of this Section 4.2.10, if the Mortgage or Owner Trustee Mortgage and/or Lease for any item of Equipment is not available on any Borrowing Date, but provided, in the case of a Lease of any item of Equipment, that the Lessee thereunder is situated in a Contracting State, the parties hereto agree nevertheless to close on the financing of such item of Equipment so long as a Prospective International Interest or International Interest in such Equipment and such Mortgage or Owner Trustee Mortgage and/or Lease has been duly registered in favor of Agent at the International Registry (with no prior International Interest in such item of Equipment, such Lease having been registered at the International Registry prior to the registration of such Prospective International Interest or International Interest in favor of Agent), in which case the Borrower shall cause the Mortgage or Owner Trustee Mortgage and/or Lease to be filed with the FAA within three (3) days of such registration of Prospective International Interest or International Interest.

The request and acceptance by Borrower of the proceeds of the Loan shall be deemed to constitute, as of the date of such Loan, (1) a representation and warranty by Borrower that the conditions in this Section 4.2 have been satisfied, and (2) a confirmation by Borrower of the granting and continuance of Agent's Liens pursuant to the Collateral Documents.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents, warrants and agrees that from and after the Closing Date and until the Termination Date:

5.1 Corporate Existence; Compliance with Law

.  Borrower is a corporation duly formed, validly existing and in good standing under the Applicable Law of Delaware.  Borrower is duly qualified or registered to transact business and is in good standing in Delaware and California and in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property makes such qualification or registration necessary and in which the failure to be so qualified or registered could have a Material Adverse Effect.  Borrower has all requisite power and authority to conduct its business, to own, pledge, mortgage or otherwise encumber and operate its Property, to lease the Property it operates under lease, to conduct its business as now or proposed to be conducted, to execute and deliver each Loan Document to which it is a party and to perform its Obligations. Borrower is in compliance with all Applicable Law and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Authority that are necessary for the transaction of its business.

5.2 Executive Offices; Corporate or Other Names; Conduct of Business

.  The locations of Borrower's executive offices, principal place of business, corporate offices, warehouses, other locations of Collateral and locations where all of Borrower's records with respect to Collateral are kept are as set forth in Schedule 5.2 and, except as set forth in such schedule, such locations have not changed during the preceding twelve (12) months.  Borrower shall not change its (a) name, (b) chief executive office, (c) principal place of business or jurisdiction of formation, or (d) location of its records concerning the Collateral, without, in each instance, giving thirty (30) days' prior written notice thereof to Agent and taking all actions deemed necessary or appropriate by Agent to protect and perfect Agent's Liens continuously upon the Collateral.

5.3 Authority; Compliance with Other Agreements and Instruments and Government Regulations

.  The execution, delivery and performance by Borrower, Owner Trustee, and any Subsidiary of the Loan Documents to which each is a party have been duly authorized by all necessary corporate action, and do not and will not:

5.3.1 Require any consent or approval not heretofore obtained of any member, partner, director, stockholder, security holder or creditor of such party;

5.3.2 Violate or conflict with any provision of such party's operating agreement, charter, articles of incorporation or bylaws, as applicable;

5.3.3 Result in or require the creation or imposition of any Lien (other than pursuant to the Loan Documents) or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired or leased by such party;

5.3.4 Violate any Applicable Law applicable to such party; or

5.3.5 Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such party is a party or by which such party or any of its property is bound or affected; and such party is not in violation of, or default under, any Applicable Law or Contractual Obligation, or any indenture, loan or credit agreement, in any respect.

5.4 No Governmental Approvals Required

.  Except as previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Authority is or will be required to authorize or permit under Applicable Law the execution, delivery and performance by Borrower, Owner Trustee, and any Subsidiary of the Loan Documents to which it is a party.

5.5 Subsidiaries

.  Borrower has no Subsidiaries as of the Closing Date.

5.6 Financial Statements

.  Borrower has furnished to Lender the audited financial statements of Borrower and its Subsidiaries (on a consolidated basis) as of the fiscal year ending December 31, 2009 (including balance sheets and income statements).  The financial information contained therein fairly presents in all material respects the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries (on a consolidated basis) as of such dates and for such periods.

5.7 No Other Liabilities; No Material Adverse Changes

.  Borrower and its Subsidiaries do not have any material liability or material contingent liability required under GAAP to be reflected or disclosed, and not reflected or disclosed, in the balance sheets described in Section 5.6 other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements.  Except as set forth on Schedule 5.7, as of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect.

5.8 Title To and Location of Property

.  Borrower and its Subsidiaries have valid title to the Property, including all Equipment, as reflected in the balance sheet described in Section 5.6, other than items of Property or exceptions to title which are in each case immaterial and Property subsequently sold or disposed of in the ordinary course of business.  Such Property is free and clear of all Liens and Rights of Others, other than those described in Schedule 5.8 and Permitted Liens and Permitted Rights of Others.

5.9 Intellectual Property

.  Borrower and its Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all Intellectual Property, and no such Intellectual Property conflicts with the valid Intellectual Property of any other Person.  Except as set forth in Schedule 5.9, Borrower has not used any trade name, trade style or "dba" during the five year period ending on the Closing Date.

5.10 Litigation

.  Except for matters set forth in Schedule 5.10, there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them, the Collateral, or any other transactions contemplated by this Agreement.

5.11 Binding Obligations

.  Each of the Loan Documents to which Borrower, Owner Trustee, and any Subsidiary is a party will, when executed and delivered by such party, constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

5.12 No Default

.  No event has occurred and is continuing that is a Default or Event of Default.

5.13 ERISA

.  Neither Borrower nor any of its Subsidiaries has any Pension Plans.  Neither Borrower nor any of its Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan (as defined herein).  As used herein, "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA)) and "Multiemployer Plan" means any employee benefit plan of the type described in Section 001(a)(3) of ERISA to which Borrower or any of its ERISA affiliates contributes or is obligated to contribute.

5.14 Regulation U; Investment Company Act

.  No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any margin stock in violation of Regulation U.  Neither Borrower nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

5.15 Disclosure

.  No written statement made by a Authorized Signatory to Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

5.16 Tax Liability

.  Borrower and its Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained.

5.17 Hazardous Materials

.  Except as described in Schedule 5.17, as of the Closing Date (a) neither Borrower nor any of its Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials in violation of any Hazardous Materials Law, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any real property owned by Borrower or any of its Subsidiaries, (c) no real property or any portion thereof is or has been utilized by Borrower or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of its Subsidiaries on any real property, or transported to or from such real property by Borrower or any of its Subsidiaries, such use, generation, storage and transportation are in compliance with all Hazardous Materials Laws.

5.18 Security Interests

.  Upon the execution and delivery of all of this Agreement and the Collateral Documents and the completion of all actions to perfect the security interests so created, as set forth in Section 3.1.7, Agent will hold a valid first priority security interest in the Collateral described therein securing the Lender and Non-Lender Obligations.

5.19 Insurance

.  Schedule 5.19 lists all current insurance of any nature maintained by Borrower, as well as a summary of the terms of such insurance provided Schedule 5.19 shall list insurance for Equipment leased pursuant to an Eligible Lease.  Borrower shall deliver to Agent endorsements to all of its (a) "All Risk" and business interruption insurance policies naming Agent as loss payee, and (b) general liability and other liability policies naming Agent as an additional insured.  All policies of insurance on real and personal property will include an endorsement, in form and substance acceptable to Agent, showing loss payable to Agent (Form 438 BFU or equivalent) and extra expense and business interruption endorsements.  Such endorsement, or an independent instrument furnished to Agent, will provide that the insurer will endeavor to give at least thirty (30) days' prior written notice to Agent before any such policy or policies of insurance shall be canceled.  Upon the occurrence and continuation of a Default or Event of Default, Borrower hereby directs all present and future insurers under its and its Subsidiaries' "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Agent for the ratable benefit of Lenders.  Agent reserves the right at any time, upon review of Borrower's risk profile, to require additional forms and limits of insurance to adequately protect Lenders' interests in accordance with Agent's normal practices for similarly situated borrowers, and if the circumstances are unusual, in Agent's sole opinion.

5.20 Leases and Equipment

.  Each of the following is true and correct with respect to each Lease for an item of Equipment included in the Borrowing Base:

5.20.1 The amounts of rent and other amounts due under each Lease, as shown on the Borrower's books and records and on any statement or schedule delivered to Agent in connection therewith, are the true and correct amounts actually owed to the Borrower and the other Lessors;

5.20.2 The Borrower has not and will not enter into any agreement with a Lessee of any Equipment which provides, directly or indirectly, for the crediting of any obligation or liability of the Borrower to such Lessee against future rentals accruing under the Lease, other than as provided therein;

5.20.3 The Lessor delivered to Agent an original counterpart of such Lease;

5.20.4 The documents and information delivered to Agent pursuant to Section 4 with respect to such Equipment and Leases have been so delivered; and

5.20.5 All rentals, fees, costs, expenses and charges paid or payable by the Lessee under any Lease, including without limitation, any brokerage and other fees paid to the Borrower do not violate any Applicable Law relating to the maximum fees, costs, expenses or charges that can be charged in any jurisdiction in which any Equipment is located or in which the corresponding Lessee is located, or in which a transaction was consummated, or in any other jurisdiction which may have jurisdiction with respect to any such Equipment, Lease or Lessee.

5.21 Cape Town Convention.

5.21.1 The Borrower is (a) a "Transactional User Entity" (as such term is defined in the Regulations for the International Registry); (b) "situated", for the purposes of the Cape Town Convention, in the United States; and (c) has the "power to dispose" (as such term is used in the Cape Town Convention) of the Equipment;

5.21.2 The Equipment are "aircraft objects" (as such term is defined in the Cape Town Convention);

5.21.3 The Borrower has identified any and all Cape Town Eligible Leases, and has notified Agent of such Leases, in writing;

5.21.4 The payment of principal of and interest on the Revolving Note, and the performance by the Borrower of the Lender and Non-Lender Obligations, are "associated rights" (as such term is defined in the Cape Town Convention) with respect to the Equipment.

5.22 Depreciation Policies

.  The Borrower's depreciation policies with respect to the Equipment are as set forth on Schedule 5.22.  These policies have been in effect substantially without change since January 1, 1998.

5.23 Non-Lender Protection Agreements

.  There are no Non-Lender Protection Agreements in effect as of the Closing Date.

5.24 Eligible Leases

.  A list of all items of Eligible Assets subject to a Lease in effect as of the Closing Date is set forth in Schedule 1.1a.

5.25 Preservation of International Interests and Liens

.  Borrower shall or shall cause any other Person, as applicable, to (i) register with the FAA and/or International Registry and/or create a Lien in favor of Agent under Applicable Law, and thereafter maintain, such Lien and, as applicable, the International Interest of each Mortgage and Owner Trustee Mortgage and the International Interest of each Lease with a Lessee domiciled or with its chief executive office in a Contracting State; and (ii) maintain the rights and International Interests of the Equipment Owner in the Equipment, as against any third parties under Applicable Law and as against all third parties, whether in any Contracting State under the Cape Town Convention or otherwise.

5.26 Solvency

.  Borrower is, and after giving effect to the transactions contemplated hereby, will be, Solvent.  "Solvent" for purposes of this Agreement means, with respect to any Person, that the aggregate present fair saleable value of such Person's assets is in excess of the total amount of its probable liabilities on its existing debts as they become absolute and matured, such Person has not incurred debts beyond its foreseeable ability to pay such debts as they mature, and such Person has capital adequate to conduct the business it is presently engaged in or is about to engage in.

6. AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)

So long as any portion of the Loan remains in force and/or any Obligation remains unpaid, Borrower shall, and shall cause its Subsidiaries to, unless Requisite Lenders otherwise consent:

6.1 Payment of Taxes and Other Potential Liens

.  Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon its respective Property or any part thereof and upon its respective income or profits or any part thereof, except that Borrower and its Subsidiaries shall not be required to pay or cause to be paid any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same.

6.2 Preservation of Existence

.  Preserve and maintain its respective existences in the jurisdiction of its formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Authority that are necessary for the transaction of its respective business and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of its respective business or the ownership or leasing of its respective Property.

6.3 Maintenance of Property

.  Maintain, or, with respect to Property subject to Leases, require the Lessees to maintain, in good working order and condition, consistent with industry practice and standards (taking into consideration normal wear and tear), all of its Property and not permit any waste thereof, and, in the ordinary course of business, make all needful and proper repairs, replacements, additions and improvements thereto as are necessary for the conduct of its business, except that the failure to maintain, preserve and protect a particular item of Property that is at the end of its useful life or that is not of significant value, either intrinsically or to the operations of Borrower, shall not constitute a violation of this covenant.

6.4 Maintenance of Insurance

.  Maintain or cause Lessee(s), as applicable, liability, casualty and other insurance (subject to customary deductibles and retentions) on all Property with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Subsidiaries operate and shall furnish to Lenders statements of its insurance coverage and shall promptly, upon Agent's request, furnish other or additional insurance deemed necessary by Agent to the extent that such insurance may be available.  Borrower shall take all actions required to maintain the foregoing insurance and/or to comply with all requirements of such insurance coverage.  Prior to any Loan disbursement, Agent (or National City Bank, as prior administrative agent under this Agreement, provided National City Bank shall have entered into an assignment agreement with Agent assigning all its rights in the Loan, including rights as an insured party, to Agent) shall be named as additional insureds on all liability insurance, all risk ground and flight coverage for damage or loss of the related Equipment, and war risk insurance (if applicable) and Agent shall be named as a loss payee under all hull insurance policies insuring the Collateral.  Borrower shall deliver to Agent endorsements to all of its (a) "All Risk" and business interruption insurance policies naming Agent as loss payee, and (b) general liability and other liability policies naming Agent as an additional insured.  All policies of insurance on real and personal property will include an endorsement, in form and substance acceptable to Agent, showing loss payable to Agent (Form 438 BFU or equivalent) (or National City Bank, as set forth above) and extra expense and business interruption endorsements.  Such endorsement, or an independent instrument furnished to Agent, will provide that the insurer will give at least thirty (30) days' prior written notice to Agent before any such policy or policies of insurance shall be canceled.  Upon the occurrence and continuation of a Default or Event of Default, Borrower hereby directs all present and future insurers under its and its Subsidiaries' "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Agent for the ratable benefit of Lenders.  Agent reserves the right at any time, upon review of Borrower's risk profile, to require additional forms and limits of insurance to adequately protect Lenders' interests in accordance with Agent's normal practices for similarly situated borrowers, and if the circumstances are unusual, in Agent's sole opinion.  In the event that any insurance policies or endorsements thereto required hereunder are in the name of National City Bank as of the Closing Date, Borrower shall use its commercially reasonable best efforts to have such insurance and endorsements reissued in Agent's name as required hereunder as promptly as possible after the Closing Date and in any event within ninety (90) days after the Closing Date.

6.5 Compliance with Applicable Law

.  Comply with all Applicable Law, except that Borrower and its Subsidiaries need not comply with an Applicable Law then being contested by any of them in good faith by appropriate proceedings.

6.6 Inspection Rights

.  Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries) permit Agent, or any authorized employee or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Property of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of its officers, key employees or accountants.  In addition, Agent shall cause a Field Examination to be completed annually commencing with the Fiscal Year ending December 31, 2010.  If no Event of Default or Potential Default shall be in existence, Borrower shall reimburse Agent for the reasonable expense of such annual Field Examination whether the examination is performed by Agent or a third party approved by Agent. If any Field Examination shall be made during the continuance of a Potential Default or an Event of Default, Borrower shall reimburse Agent for the reasonable expense of such Field Examination without limit. At all times, it is understood and agreed by Borrower that all expenses in connection with any such Field Examination which may be incurred by Borrower, any officers and employees thereof and the attorneys and independent certified public accountants therefor shall be expenses payable by Borrower and shall not be expenses of Agent or Lenders.   Agent shall complete a Field Examination within 90 days of the Closing Date, with the scope of such Field Examination to be determined by Agent.

6.7 Keeping of Records and Books of Account

.  Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower and its Subsidiaries.

6.8 Compliance with Agreements

.  Promptly and fully comply with all Contractual Obligations to which any one or more of them is a party, except for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings.

6.9 Use of Proceeds

.  Use the proceeds of the Loans only for the purposes set forth in this Agreement.

6.10 Hazardous Materials Laws

.  Keep and maintain all real property used and/or owned by Borrower and any of its Subsidiaries and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify Lender in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Authority pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any senior officer of any of Borrower of any material occurrence or condition on any real property adjoining or in the vicinity of such real property that could reasonably be expected to cause such real property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such real property under any applicable Hazardous Materials Laws.

6.11 Future Subsidiaries

.  Notify Lender of the existence of any Subsidiary.

6.12 Payment of Obligations

.  (a) Pay and discharge or cause to be paid and discharged all Obligations in a timely manner; (b) pay and discharge, or cause to be paid and discharged, its Indebtedness in the ordinary course of business prior to an Event of Default; (c) pay and discharge, or cause to be paid and discharged promptly, all Charges; and (d) pay all lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become in default.

6.13 Conduct of Business

.  (a) Conduct its business substantially as now conducted or as otherwise permitted hereunder; and (b) at all times maintain, preserve and protect all of the Collateral and keep the same in good repair, working order and condition consistent with industry practices and standards (taking into consideration ordinary wear and tear and excluding inventory and parts which by their nature may not be in good repair, working order or condition) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices and standards.

6.14 Further Assurances; Schedule Supplements

.  At any time and from time to time, upon the written request of Agent and at the sole expense of Borrower, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as such Agent may reasonably request to obtain the full benefits of this Agreement and to protect, preserve and maintain all respective parties' rights in the Collateral and under this Agreement.  Upon the occurrence and continuation of a Default or Event of Default and as often as Agent may thereafter require, Borrower will supplement each Schedule to this Agreement with respect to any matter hereafter arising that, if existing or occurring as of the Closing Date, would have been required to be set forth or described in such Schedule; provided, that such supplement shall not be deemed to be an amendment thereof unless expressly consented to in writing by Agent.

6.15 Financial Covenants

.  Maintain the following financial covenants on a consolidated basis, each of which shall be calculated in accordance with GAAP consistently applied as of the end of each Fiscal Quarter, as applicable, on a twelve month trailing basis:

6.15.1 Maximum Leverage Ratio.  A ratio of Total Recourse Debt to Tangible Net Worth of not more than 3.25 :  1.0 ("Maximum Leverage Ratio").

6.15.2 Interest Coverage Ratio.  An Interest Coverage Ratio of at least 2.00 to 1.00.  "Interest Coverage Ratio" means the sum of the following (calculated for the prior consecutive twelve (12) month period): (i) Net Income and (ii) the amounts deducted from Net Income as expenses for Interest Expense, taxes, depreciation, and amortization ("EBITDA"), divided by Interest Expense.

6.15.3 Debt Service Coverage Ratio

.  A Debt Service Coverage Ratio of at least 1.10 to 1.00.  "Debt Service Coverage Ratio" means the ratio of (a) the sum of (i) EBITDA for the prior consecutive twelve (12) month period less (ii) taxes paid in cash during such period to (b) Total Debt Service.

6.15.4 Minimum Tangible Net Worth Covenant.  "Minimum Tangible Net Worth" shall be an amount equal to or greater than the sum of the following:  (i) eighty five percent (85%) of Tangible Net Worth as of March 31, 2010, (ii) fifty percent (50%) of Net Income reported in each successive Fiscal Quarter with no deduction for any losses reported for such Fiscal Quarter, (iii) one hundred percent (100%) of the net proceeds from any additional equity offering in excess of Five Million and 00/100 Dollars ($5,000,000.00), (iv) fifty percent (50%) of any incremental additive equity associated with any Acquisition, and (v) one hundred percent (100%) of any new unsecured Subordinated Debt.

6.15.5 No Net Loss.  Commencing with the Fiscal Quarter ending March 31, 2010, Borrower will not suffer a net loss as of the end of any Fiscal Quarter, as measured on a four-quarter fiscal basis.

6.15.6 Effect of FASB Staff Position AUG AIR-1, Accounting for Planned Major Maintenance Activities, and Permitted Special Purpose Financing Subsidiaries. All calculations made in this Section 6.15 and referenced definitions as used herein shall be adjusted to (i) deduct the amount of non-refundable maintenance reserves recorded as income and (ii) add back non-refundable maintenance reserves recorded as expense, both such adjusted, as applicable, by the tax rate applicable to the subject reporting period.

6.16 Subordination of Third Party Fees

.  Borrower shall provide a subordination, on terms satisfactory to Agent, of any fees paid to any Subsidiaries or Affiliates of Borrower pursuant to ongoing contractual arrangements for services provided to Borrower, including without limitation, licensing, management and marketing fees, including without limitation, those fees payable under the JMC Management Agreement.

6.17 Maintenance of Borrowing Base

.  Maintain the value of the Borrowing Base at all times such that no Borrowing Base Deficiency occurs.

6.18 Placards

.  Affix and maintain or use its best efforts to cause each Lessee under a Lease to affix to and maintain on all item(s) of Eligible Assets a placard bearing an inscription substantially in the form attached hereto as Exhibit I or such other inscription as Agent from time to time may reasonably request.  The Borrower shall, on a quarterly basis, provide to Agent a list of all Eligible Assets subject to a Lease indicating, to the best knowledge of the Borrower, which items of Equipment have placards affixed and on which no such placard is affixed.

6.19 Maintenance of Current Depreciation Policies

.  Maintain its method of depreciating its assets substantially consistent with past practices as set forth in Schedule 5.22 and promptly notify Lender of any deviation from such practices.

6.20 Preservation of International Interests and Liens

.  At its expense, cause (i) the registration with the International Registry of the International Interests with respect to the Mortgage and each Lease with a Lessee domiciled or with its chief executive office in a Contracting State or otherwise create a Lien in favor of Agent under Applicable Law, and (ii) maintain the rights and International Interests of the Equipment Owner in the Equipment or otherwise maintain such Lien, as against any third parties under Applicable Law and as against all third parties, whether in any Contracting State under the Cape Town Convention or otherwise. The Borrower agrees to furnish Agent with copies of all documents relating to the foregoing and with recording and registration data as promptly as practicable following the issuance of the same by the FAA, the International Registry, or such other Person under Applicable Law.

6.21 Maintenance of JMC Management Agreement

.  Maintain substantially consistent with past practices and not terminate the JMC Management Agreement or otherwise transfer Borrower's interest thereunder and promptly notify Agent of any deviation from such practices.

6.22 Non-Lender Protection Agreements

.  Promptly upon the incurrence of such obligation after the Closing Date and until the Termination Date, Borrower shall provide to Agent prompt written notice of such event and a copy of such Non-Lender Protection Agreement.

7. NEGATIVE COVENANTS

Borrower covenants and agrees that, without Requisite Lenders' prior written consent, from the Closing Date until the Termination Date, Borrower and its Subsidiaries shall not, directly or indirectly, by operation of law or otherwise:

7.1 Modification of Formation Documents

.  Amend its certificate of incorporation or formation documents that could have or reasonably be expected to have a Material Adverse Effect.

7.2 Failure to Act/Duty to Act

.  Take any action or omit to take any action, which act or omission would constitute a material default or a material event of default pursuant to, or noncompliance with, any contract, lease (including any Leases), mortgage, deed of trust or instrument to which it is a party or by which it or any of its property is bound, or any document creating a Lien and which would have a Material Adverse Effect on Borrower's business.

7.3 Modification of Debt

.  Cancel or modify any debt owing to it, except for reasonable consideration in the ordinary course of its business or which would not have a Material Adverse Effect on Borrower's financial condition.

7.4 Payment of Subordinated Debt

.  Pay any (a) principal (including sinking fund payments) or any other amount (other than scheduled interest and principal payments required thereunder in accordance with any intercreditor agreements entered into by Borrower with Agent) with respect to any Subordinated Debt, or purchase or redeem (or offer to purchase or redeem) any Subordinated Debt, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Debt will be paid when due or otherwise to provide for the defeasance of any Subordinated Debt or (b) scheduled principal and/or interest on any Subordinated Debt unless the payment thereof is then permitted pursuant to the terms of the indenture or other agreement governing such Subordinated Debt.

7.5 Disposition of Property

.  Make any sale, transfer or other disposition in any single transaction or series of related transactions of any asset or group of related assets of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired ("Disposition"), except a Disposition by Borrower to a Wholly-Owned Subsidiary.

7.6 Mergers

.  Merge or consolidate with or into any Person, except (a) mergers and consolidations of a Subsidiary of Borrower into Borrower or a Wholly-Owned Subsidiary or of Subsidiaries with each other and (b) a merger or consolidation of a Person into Borrower or with or into a Wholly-Owned Subsidiary of Borrower that is not prohibited by Section 7.7; provided that (i) Borrower is the surviving entity, (ii) no Change in Control results therefrom, (iii) no Default or Event of Default then exists or would result therefrom, (iv) Borrower executes such amendments to the Loan Documents as Agent may reasonably determine are appropriate as a result of such merger and/or Borrower shall cause any Subsidiary to execute such amendments to the Loan Documents or additional Loan Documents, including but not limited to a Subsidiary Guaranty, as Agent may reasonably determine are appropriate as a result of such merger, (v) the aggregate consideration paid or to be paid (whether cash, notes, stock, or assumption of debt or otherwise) by the Borrower and/or its Subsidiaries in any one such merger or consolidation does not exceed $10,000,000.00, and (vi) such aggregate consideration with respect to all such mergers or consolidations shall not exceed $15,000,000.00 in any Fiscal Year. Without limitation, no such merger or consolidation shall result in a violation of the terms of Section 6.2 or Section 6.13. The Borrower shall promptly notify the Agent of any merger or consolidation involving the Borrower.

7.7 Hostile Acquisitions

.  Directly or indirectly use the proceeds of any Loan in connection with the Acquisition of part or all of a voting interest of five percent (5%) or more in any corporation or other business entity if such Acquisition is opposed by the board of directors of such corporation or business entity.

7.8 Distributions

.  Make any Distribution, whether from capital, income or otherwise,  whether in Cash or other Property; provided, Borrower may declare or pay a dividend if no Default or Event of Default exists prior to or after giving effect to such declaration, payment or reserve for payment.

7.9 ERISA

.  Create or maintain any Pension Plans or incur any withdrawal liability to any Multiemployer Plan (as defined herein).

7.10 Change in Nature of Business; Change in Control

.  Make any material change in the nature of the business of Borrower and its Subsidiaries, taken as a whole, or at any time, permit any Change in Control to occur.

7.11 Change in JMC Management Agreement

.  Make any material change in the nature or terms of the JMC Management Agreement.

7.12 Liens and Negative Pledges

.  Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of its respective Property or any Collateral or engage in any sale and leaseback transaction with respect to any of its respective Property or any Collateral, whether now owned or hereafter acquired, except:

7.12.1 Liens and Negative Pledges under the Loan Documents;

7.12.2 Permitted Liens;

7.12.3 Liens on Property acquired by Borrower or any of its Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition; or

7.12.4 Liens securing purchase money Indebtedness permitted by Section 7.13.4 on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness.

7.13 Indebtedness and Guaranteed Indebtedness

.  Create, incur or assume any Indebtedness or guaranty obligation except:

7.13.1 Indebtedness and Guaranteed Indebtedness existing on the Closing Date and disclosed in Schedule 7.13, and refinancings, renewals, extensions or amendments that do not increase the amount thereof;

7.13.2 Indebtedness and Guaranteed Indebtedness under the Loan Documents;

7.13.3 Indebtedness and Guaranteed Indebtedness owed to Borrower or any of its Subsidiaries;

7.13.4 Indebtedness consisting of Capital Lease Obligations, or otherwise incurred to finance the purchase or construction of capital assets (which shall be deemed to exist if the Indebtedness is incurred at or within ninety (90) days before or after the purchase or construction of the capital asset), or to refinance any such Indebtedness;

7.13.5 Subordinated Debt in such amount as may be approved in writing by Agent and Requisite Lenders;

7.13.6 Indebtedness consisting of Interest Rate Protection Agreements;

7.13.7 Guaranteed Indebtedness in support of the obligations of a Wholly-Owned Subsidiary, provided that such obligations are not prohibited by this Agreement; and

7.13.8 Permitted Indebtedness.

7.14 Transactions with Affiliates

.  Make, or suffer to exist, any loan or advance or extend any credit to any Person, including, without limitation, any Affiliate of the Borrower other than:

7.14.1 advances to Affiliates in the ordinary course of business not to exceed $250,000.00 in the aggregate outstanding at any time;

7.14.2 trade credit advanced in the ordinary course of business;

7.14.3 transactions between or among Borrower and its Subsidiaries; and

7.14.4 transactions on overall terms at least as favorable to Borrower or its Subsidiaries as would be the case in an arm's length transaction between unrelated parties of equal bargaining power.

7.15 Subsidiary Indebtedness

.  Permit (whether or not otherwise permitted under Section 7.13) any Subsidiary to create, incur, assume or suffer to exist any Indebtedness or guaranty obligation, except (a) Indebtedness and Guaranteed Indebtedness in existence on the Closing Date, (b) Indebtedness owed to Borrower or another Subsidiary of Borrower, and (c) Capital Lease Obligations and purchase money obligations of a Subsidiary in respect of Property used or leased by that Subsidiary.

7.16 Amendments to Subordinated Debt

.  Amend or modify any term or provision of any indenture, agreement or instrument evidencing or governing any Subordinated Debt in any respect that will or may adversely affect the interests of Lenders.

7.17 New Shareholders

.  Issue or otherwise grant shares of stock to any new shareholders unless (i) Agent has confirmed that such transaction would not cause a violation of the Patriot Act and (ii) such new shareholder(s) has executed a stock pledge agreement and stock power in favor of Agent for the ratable benefit of Lenders and Non-Lenders, in form and substance satisfactory to Agent.

7.18 Redemptions; Dividends

.  Purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of its Stock now or hereafter outstanding or set apart any sum for any such purpose; provided, however, that the Borrower may repurchase its issued and outstanding shares of Stock provided the sum of all dividends and stock repurchases in any Fiscal Year shall not exceed fifty percent (50%) of the Net Income for the prior four Fiscal Quarters.

7.19 Investments

.  Make or suffer to exist any Investment, other than:

7.19.1 Investments in existence on the Closing Date and disclosed on Schedule 7.19;

7.19.2 Investments consisting of Cash Equivalents;

7.19.3 Investments in a Person that is the subject of an Acquisition not prohibited by Section 7.7;

7.19.4 Investments consisting of advances to officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation, anticipated bonus and analogous ordinary business purposes;

7.19.5 Investments in a Subsidiary that is a Wholly-Owned Subsidiary; provided that Borrower shall not (a) create or allow to exist any Subsidiary (unless with respect to Subsidiaries the same shall have executed and delivered to the Agent a guaranty and a security agreement each in form acceptable to the Agent creating in favor of the Agent a first priority perfected Lien on its assets, or Borrower shall have delivered to Agent a pledge of 100% of the stock of such Subsidiary in form and substance satisfactory to Agent), or (b) purchase or otherwise acquire (unless no Default exists or would exist immediately thereafter) including, without limitation, by way of share exchange, any part or amount of the capital stock or assets of, or make any Investments in any other Person, except for stock, obligations or securities received in settlement of debts owing to it created in the ordinary course of business and Investments otherwise expressly permitted under this Agreement; provided, Borrower may create and allow to exist Subsidiaries that are formed for the purpose of Permitted Special Purpose Financings provided that the terms of such Permitted Special Purpose Financings comply with this Agreement;

7.19.6 Investments consisting of the extension of credit to customers or suppliers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

7.19.7 Investments received in connection with the settlement of a bona fide dispute with another Person;

7.19.8 Investments representing all or a portion of the sales price of Property sold or services provided to another Person; or

7.19.9 Investment consisting of acquisition of all of the outstanding capital stock or assets of JetFleet Holding Corp., a California corporation, under substantially the terms and conditions set forth in the JMC Management Agreement.

7.20 Additional Bank Accounts

.  Directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts where money is or may be deposited or maintained outside the United States of America, except as may be required for the receipt of Lease payments from a Lessee located in a non-U.S. jurisdiction.

8. INFORMATION AND REPORTING REQUIREMENTS

8.1 Reports and Notices

.  Borrower represents, warrants and agrees that, from and after the Closing Date until the Termination Date, Borrower shall deliver to Agent:

8.1.1 within forty five (45) days following the end of each of the first three Fiscal Quarters (unless an extension is approved by the SEC), SEC Form 10-Q of Borrower for such Fiscal Quarter; provided that the timely EDGAR SEC filing of such Form 10-Q, along with delivery of a hard or .pdf copy to Agent of such Form 10-Q, shall satisfy this requirement; provided further that if such Form 10-Q is not filed with the SEC within such forty-five (45) day time period, then the  Borrower shall instead deliver to Agent internally prepared financial statements of Borrower and its Subsidiaries (including income statement, balance sheet, and statement of cash flows) on or before the end of the forty-five (45) day period;

8.1.2 within forty five (45) days following the end of each of the first three Fiscal Quarters, a certification from Borrower, in the form of a Compliance Certificate;

8.1.3 within ninety (90) days following the end of each Fiscal Year (unless an extension is approved by the SEC) or, in any event, within fifteen (15) days of a timely filing with the SEC, (a) the Financial Statements of Borrower for such Fiscal Year certified by an Authorized Signatory; (b) an unqualified report and opinion by an independent certified public accounting firm acceptable to Agent with respect to such Financial Statements, (c) any management letters of such public accounting firm addressed to Borrower, and (d) a Compliance Certificate; provided that the timely EDGAR SEC filing of a Form 10-K, along with delivery of a hard or .pdf copy to Agent of such Form 10-K, shall satisfy the requirements of subsections 8.13(a) and (b); provided further, that if such Form 10-K is not filed with the SEC within such ninety (90) day time period, then the Borrower shall instead deliver to Agent internally prepared Financial Statements of Borrower and its Subsidiaries (including income statement, balance sheet, and statement of cash flows) on or before the end of the period ending one hundred five (105) days after the end of the Fiscal Year;

8.1.4 as soon as practicable and in any event within 15 days after the end of each calendar month, a report listing the Leases of Equipment in the Borrowing Base (in form and substance reasonably satisfactory to the Agent);

8.1.5 as soon as available, but in any event within fifteen (15) days after the end of the immediately preceding calendar month, a Borrowing Base Certificate of the Borrower showing, as of the end of such calendar month setting forth, among other things, (i) a list of the Eligible Assets that are subject to an Eligible Lease; (ii) a list of all Equipment acquired by the Borrower since the date of the last Borrowing Base Certificate delivered to Agent; (iii) and a lease receivables aging report (all of the foregoing in form and substances reasonably satisfactory to Agent).

8.1.6 as soon as available, but in any event within fifteen (15) days after the end of each Fiscal Year, an Appraisal with respect to all Eligible Assets.

8.1.7 within twenty (20) days following the receipt by Agent of the Borrowing Base Certificate covering the last month of a Fiscal Quarter, an Appraisal with respect to Eligible Assets added to the Borrowing Base during the Fiscal Quarter just ended;

8.1.8 promptly upon their becoming available, copies of any (a) correspondence or notices received by the Borrower or any Subsidiary from any Governmental Authority which regulates the operations of the Borrower or any Subsidiary, including as to environmental matters and Hazardous Material, relating to an actual or threatened change or development which would have, or would reasonably be expected to have, a Material Adverse Effect on the Borrower or any Subsidiary; (b) written reports submitted to the Borrower by its independent accountants in connection with any annual or interim audit of the books of the Borrower made by such accountants; and (c) any appraisals received by the Borrower or any Subsidiary with respect to its Assets;

8.1.9 promptly, notice in writing of (i) any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts, individually or in the aggregate, in excess of $200,000.00, affecting the Borrower or any Subsidiary as a defendant, whether or not fully covered by insurance, and regardless of the subject matter thereof, or, if no monetary amounts are claimed in connection therewith, which proceeding or dispute, if determined or resolved against the Borrower or any Subsidiary is reasonably likely to have a Material Adverse Effect on the Borrower or any Subsidiary, (ii) any cancellation or threatened cancellation by any insurance carrier of any insurance policy or policies carried by the Borrower or by any of its Subsidiaries on the assets and properties of the Borrower or any Subsidiary or (iii) any resignation or termination of any director or executive or senior officer of the Borrower;

8.1.10 promptly, and in any event within one (1) Business Day of when the Borrower becomes aware or, in the exercise of reasonable due diligence should have become aware of the same, notice in writing in the event that at any time the outstanding principal amount of the Loans to the Borrower shall exceed the amount of the Borrowing Base, and promptly, and in any event within five (5) Business Days, notify in writing the Agent of any material damage to or other Event of Loss with respect to any Eligible Assets;

8.1.11 promptly upon the earlier of the date on which the Borrower becomes aware or, in the exercise of reasonable due diligence should have become aware of the same, notify the Agent (or, in the case of (f) below, the Agent) by telephone (to be confirmed within three calendar days in writing from the Borrower to each Bank) of the occurrence of any of the following:

(a) any Default;

(b) any default or event of default under any contract or contracts and the default or event of default involves payments by the Borrower in an aggregate amount equal to or in excess of $200,000.00;

(c) a default or event of default under or as defined in any evidence of or agreements for any Indebtedness for borrowed money under which the Borrower's liability is equal to or in excess of $200,000.00, individually or in the aggregate, whether or not an event of default thereunder has been declared by any party to such agreement or any event which, upon the lapse of time or the giving of notice or both, would become an event of default under any such agreement or instrument or would permit any party to any such instrument or agreement to terminate or suspend any commitment to lend to the Borrower or to declare or to cause any such indebtedness to be accelerated or payable before it would otherwise be due;

(d) any change in any Applicable Law, including, without limitation, changes in tax laws and regulations, which would have a Material Adverse Effect on the Borrower or any Subsidiary;

(e) any litigation, administrative proceeding, investigation, business development, or change in financial condition which could reasonably have a Material Adverse Effect on the Borrower or any Subsidiary;

(f) any instance in which Equipment are operated (x) on routes with respect to which it is customary for air carriers flying comparable routes to carry confiscation or expropriation insurance or (y) in any area designated by companies providing such coverage as a recognized or threatened war zone or area of hostilities or an area where there is a substantial risk of confiscation or expropriation;

8.1.12 promptly upon receipt thereof or concurrently with delivery thereof by the Borrower, as the case may be, copies of any correspondence, requests, reports, statements, claims, consents, notices or other documents of any kind received or sent by the Borrower under or with respect to any Material Contract which evidence or relate to an event or circumstance which would have, or would reasonably be expected to have, a Material Adverse Effect on the Borrower or any Subsidiary;

8.1.13 promptly upon the filing thereof with the SEC one copy of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally, and, a copy of each regular or periodic report, and any registration statement, or prospectus in respect thereof, filed by the Borrower with any securities exchange or with federal or state securities and exchange commissions or any successor agency; and

8.1.14 subject to the prohibitions set forth in Section 7.1 hereof, promptly deliver to the Agent copies of any material amendments, modifications or supplements to (i) certificate of incorporation or by-laws, (ii) any Material Contract and (iii) the JMC Management Agreement, certified, with respect to the certificate of incorporation, by the appropriate state officials, and, with respect to the other foregoing documents, by the secretary or assistant secretary of the Borrower.

8.2 Budgets

.  within ninety (90) days following the end of each Fiscal Year Borrower shall deliver to Agent its annual budget for the next Fiscal Year (such budget to include forecasted balance sheet, income statement and cash flow statement of Borrower).

8.3 Other Reports

.  Borrower shall notify Agent promptly of any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline.  Borrower shall, upon the request of any Lender or Agent, furnish to Agent such other reports in connection with the affairs, business, financial condition, operations, prospects or management of Borrower or the Collateral, all in reasonable detail, and Borrower shall advise Agent promptly, in reasonable detail, of:  (a) any Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral; (b) any material change in the composition of the Collateral; and (c) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect.

9. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

9.1 Events of Default

.  The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" under this Agreement:

9.1.1 Borrower shall fail to make any regularly scheduled payment of principal or interest in respect of any Obligations within three (3) Business Days after the same shall become due and payable or is declared due and payable (provided that no grace period shall apply to nonpayment of the Obligations on the Maturity Date); or

9.1.2 Borrower or Owner Trustee, as applicable, shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms, Obligations (other than under Section 9.1.1) or provisions contained in this Agreement or any of the other Loan Documents and such default shall have continued for a period of thirty (30) days after Agent's or any Lender's notice to Borrower and/or Owner Trustee, as applicable, of such default hereunder; provided, there shall be no grace period for Borrower's failure to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in Section 6.15 and Section 7 (except for Section 7.12); or

9.1.3 an event of default shall occur under any Indebtedness to which Borrower is a party, or by which any such Person or its property is bound, and such event of default (1) involves the failure to make any payment, whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding $250,000, or (2) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof, in an aggregate amount exceeding $250,000 to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

9.1.4 any representation or warranty in this Agreement or any other Loan Document, or in any written statement, report or certificate pursuant hereto or thereto, shall be untrue or incorrect in any material respect as of the date when made or deemed to be made by the Borrower or any Subsidiaries; or

9.1.5 any of the assets of Borrower or any Subsidiary having a value of $1,000,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Person, and any of the foregoing shall remain unstayed or undismissed for sixty (60) consecutive days; or any Person other than Borrower or any Subsidiary shall apply for the appointment of a receiver, trustee or custodian for the assets of Borrower or any Subsidiary and the order appointing such receiver, trustee or custodian shall remain unstayed or undismissed for sixty (60) consecutive days; or Borrower or any Subsidiary shall have concealed, removed or permitted to be concealed or removed, any part of its Property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

9.1.6 a case or proceeding shall have been commenced involuntarily against Borrower or any Subsidiary in a court having competent jurisdiction seeking a decree or order:  (1) under the Bankruptcy Code or any other applicable Federal, state or foreign Bankruptcy or other similar law, and seeking either (i) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of such Person or of any substantial part of its properties, or (ii) the reorganization or winding up or liquidation of the affairs of any such Person and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (2) invalidating or denying (i) any Person's right, power, or competence to enter into or perform any of its obligations under any Loan Document, or (ii) the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

9.1.7 Borrower or any Subsidiary shall (1) file a petition under the Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, (2) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any such Person or of any substantial part of its properties, (3) fail generally to pay (or admit in writing its inability to pay) its debts as such debts become due, or (4) take any corporate action in furtherance of any such action; or

9.1.8 final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against Borrower or any Subsidiary, unless the same shall be (i) fully covered by insurance (subject to any contractual deductibles) and the issuer(s) of the applicable policies shall have acknowledged substantial coverage in writing within fifteen (15) days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days from the date of such judgment; or

9.1.9 Borrower or any Subsidiary voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated; or

9.1.10 Borrower or any Subsidiary is enjoined, restrained, or in any way prevented by the order of any court or other Governmental Authority, the effect of which order restricts such Person from conducting all or any material part of its business; or

9.1.11 the loss, suspension, revocation or failure to renew any License or permit now held or hereafter acquired by Borrower or any Subsidiary, which loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

9.1.12 any Lien or any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Agent shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral covered or purported to be covered thereby; or

9.1.13 any Change of Control of Borrower shall have occurred; or

9.1.14 The occurrence of any event of default or the equivalent thereof under any other Debt Instrument (as defined below), in each case following any applicable grace period, under any term, condition or covenant of any bond, note, debenture, guaranty, trust agreement, mortgage or similar instrument to which the Borrower or any Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected (a "Debt Instrument") if the outstanding Indebtedness or obligations of the Borrower or such Subsidiary under such Debt Instrument exceeds $1,000,000.00 in aggregate principal amount and (x) may be declared to be due and payable by reason of such default or event of default prior to the date on which such indebtedness or obligations would otherwise become due and payable, with or without the giving of notice or the passage of time or both, or to terminate or suspend any commitment to make advances or lend monies or to accelerate the rate of payment of unpaid Indebtedness or to terminate the Borrower or such Subsidiary as a servicer or manager of such Indebtedness or the assets secured thereby, (y) is due and payable and unpaid, or (z) shall be indebtedness under any Interest Rate Protection Agreement; or

9.1.15 Any holder of a Subordinated Debt asserts in writing that such Subordinated Debt is not subordinated to the Obligations in accordance with its terms and Borrower does not promptly deny in writing such assertion and contest any attempt by such holder to take action based on such assertion; or

9.1.16 Borrower is no longer managed by JMC under the JMC Management Agreement under substantially the same terms and conditions that exist as of the Closing Date; or

9.1.17 A circumstance or event has occurred that constitutes a Material Adverse Effect.

9.2.1 If any Default or Event of Default has occurred and is continuing, then Agent may, with the prior written approval of Requisite Lenders, exercise one or more of the following remedies:  (1) upon notice to Borrower from Agent, increase the rate of interest applicable to the Loans to the Default Rate effective as of the date of the initial Default; or (2) terminate or suspend Lenders' obligation to make further Loans.  In addition, if any Event of Default shall have occurred and be continuing, Agent may (upon prior written approval of Requisite Lenders), without notice, take any one or more of the following actions:  (i) declare all or any portion of the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be due and payable; or (ii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC; provided, that upon the occurrence of an Event of Default specified in Sections 9.1.5, 9.1.6 or 9.1.7, the Obligations shall become immediately due and payable (and any obligation of Lenders to make further Loans, if not previously terminated, shall immediately be terminated) without declaration, notice or demand by Agent.

9.2.2 In addition to all other rights and remedies of Agent or Lenders under this Agreement (except to the extent any such Collateral is subject to a lease (including any Lease) which provides for the quiet use and enjoyment of such Collateral by the Lessee thereunder), Borrower expressly agrees that, upon the occurrence of any Event of Default and prior written approval of Requisite Lenders, Agent may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of such Agent by credit bid the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower hereby releases.  Such sales may be adjourned, or continued from time to time with or without notice.

9.2.3 Borrower further agrees, upon the occurrence of an Event of Default and at Agent's request (except to the extent any such Collateral is subject to a Lease which provides for the quiet use and enjoyment of such Collateral by the Lessee thereunder), to assemble the Collateral and make it available to Agent at places which Agent shall reasonably select.  Until Agent is able to effect a sale, lease, or other disposition of the Collateral and except to the extent any such Collateral is subject to a Lease which provides for the quiet use and enjoyment of such Collateral by the Lessee thereunder, Agent shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Agent deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Agent shall have no obligation to Borrower to maintain or preserve the rights of Borrower as against third parties with respect to any Collateral while such Collateral is in the possession of Agent.  Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Agent's remedies with respect to such appointment without prior notice or hearing.  To the maximum extent permitted by Applicable Law, Borrower waives all claims, damages, and demands against Agent, its Affiliates, Agent, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen out of the gross negligence or willful misconduct of such Person.  Borrower agrees that ten (10) days' prior notice by Agent to Borrower of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Agent is entitled.

9.2.4 Each Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lenders may have under any Loan Document or at law or in equity.  Recourse to the Collateral shall not be required. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any Applicable Law, and all provisions of this Agreement are intended to be subject to any Applicable Law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid, unenforceable, in whole or in part.

9.3 Waivers by Borrower

.  Except as otherwise provided for in this Agreement and to the fullest extent permitted by Applicable Law, Borrower waives:  (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, the Revolving Note or any other notes, commercial paper, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevin, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.  Borrower acknowledges that it has been advised by counsel with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

9.4 Proceeds

.  The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by any Lender upon receipt as set forth in Section 2.11.

10. SUCCESSORS AND ASSIGNS

Each Loan Document shall be binding on and shall inure to the benefit of Borrower, Lenders, Agent and their respective successors and assigns, except as otherwise provided herein or therein.  Borrower shall not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior written consent of all of the Lenders, and any such purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of the Requisite Lenders shall be void.  The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower and Lenders with respect to the transactions contemplated hereby and thereby, and there shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents.  Subject to Section 12.8 of this Agreement, each Lender reserves the right at any time to create and sell a participation in any portion of the Loans and the Loan Documents and to sell, transfer or assign any or all of its rights in the Loans and under the Loan Documents.

11. DISPUTE RESOLUTION

11.1           Alternative Dispute Resolution Agreement

.  Any controversy or claim between or among the parties, their Agent and employees, arising under or in connection with (1) this Agreement or any of the other Loan Documents, (2) any negotiations, correspondence or communications relating to this Agreement or any of the other Loan Documents, whether or not incorporated herein or therein, or any indebtedness evidenced hereby or thereby, (3) the administration or management of this Agreement or any of the other Loan Documents or any indebtedness evidenced hereby or thereby, or (4) any alleged agreements, promises, representations or transactions in connection herewith or therewith, including any claim or controversy which arises out of or is based upon an alleged tort, shall be subject to and resolved in accordance with the Alternative Dispute Resolution Agreement.

11.2           No Limitation on Remedies

.  No provision of, or the exercise of any rights under, Section 11.1 shall limit the right of any party to the Alternative Dispute Resolution Agreement to exercise self help remedies such as set-off, to foreclose against any Collateral, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any mediation or arbitration.

11.3           Inconsistency

.  To the extent any provision of the Alternative Dispute Resolution Agreement is inconsistent with the other terms of this Agreement, the terms of the Alternative Dispute Resolution Agreement shall prevail.

12. MISCELLANEOUS

12.1 Complete Agreement; Modification of Agreement

.  This Agreement and the other Loan Documents constitute the complete agreement among the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and may not be modified, altered or amended except by a written agreement signed by Agent, Lenders, Borrower and each other Person executing this Agreement or any other Loan Document, as applicable.

12.2 Reimbursement and Expenses

.  Borrower will promptly pay:

12.2.1 without regard for whether any Loans are made, all reasonable out-of-pocket expenses of Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement, the Revolving Note and the other Loan Documents, including all due diligence, all post-closing matters, syndication, and the transactions contemplated hereunder and thereunder and the making of the Loans, including, recording and filing fees, and the reasonable attorneys' fees and disbursements of counsel for Agent;

12.2.2 all reasonable out-of-pocket expenses of Agent in connection with the administration or monitoring of the Loans, the Collateral, this Agreement and the other Loan Documents in accordance with the provisions thereof, the restructuring and refinancing of the transaction herein contemplated, and in connection with the preparation, negotiation, execution, and delivery of any waiver, amendment, or consent by Agent relating to this Agreement or the other Loan Documents, including, auditing costs and expenses with respect to the Collateral and the reasonable attorneys' fees and expenses of counsel;

12.2.3 all of Agent' out-of-pocket costs and expenses of obtaining performance under this Agreement or the other Loan Documents, of collection of the Obligations, in any arbitration, mediation, legal action or proceeding (including any case under the Bankruptcy Code or similar laws), which, in each case, shall include reasonable fees and expenses of counsel for Agent and each Lender;

12.2.4 all Charges levied on, or assessed, placed or made against any Collateral, the Revolving Note or the other Loan Documents or the Obligations; and

12.2.5 whenever Agent or any Lender sustains or incurs any losses or out-of-pocket expenses in connection with (1) the failure by Borrower to borrow or reborrow any LIBOR Loan, or reborrow any Revolving Loan as a LIBOR Loan, in each case, after having given notice of its intention to borrow in accordance with Section 2.1.4(a) (whether by the election of Borrower not to proceed or the failure to satisfy of any of the conditions set forth in Section 4), or (2) prepayment of any LIBOR Loan in whole or in part, Borrower shall pay to Agent and each Lender, upon the earlier of Agent's and/or each Lender's demand or the Maturity Date an amount sufficient to compensate Agent and each Lender for all such losses and out-of-pocket expenses.  Agent's and each Lender's good faith determination of the amount of such losses and out-of-pocket expenses, shall, absent manifest error, be deemed final, binding and conclusive upon Borrower.  Losses subject to reimbursement under this Agreement shall include expenses incurred by any Lender or any participant of any Lender permitted under this Agreement in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and any lost profit of any Lender or any participant of any Lender over the remainder of the LIBOR Loan Period for such prepaid LIBOR Loan.

12.3 Indemnity.

12.3.1 Borrower shall indemnify and hold each Indemnified Person harmless from and against any Claim which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended or not extended under this Agreement and the other Loan Documents or otherwise in connection with or arising out of the transactions contemplated hereunder or thereunder, including any Claim for Environmental Liabilities and Costs and legal costs and expenses of disputes between the parties to this Agreement; provided, that Borrower shall not be liable for indemnification of an Indemnified Person to the extent that (a) such Claim is brought by any Indemnified Person against Borrower and Borrower is the prevailing party thereunder or (b) any such Claim is finally determined by a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct.  NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED OR NOT EXTENDED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

12.3.2 In any suit, proceeding or action brought by Agent or any Lender relating to any item of Collateral or any amount owing hereunder, or to enforce any provision of any item of Collateral, Borrower shall save, indemnify and keep Agent and each Lender harmless from and against all expense, loss or damage suffered by reason of such action or any defense, setoff, or counterclaim asserted for any reason by the other party or parties to such litigation and however arising unless (a) such suit, proceeding or action is brought by Agent or any Lender against Borrower and Borrower is the prevailing party thereunder, or (b) any such suit, proceeding or action is finally determined by a court of competent jurisdiction to have resulted from Agent's or any Lender's gross negligence or willful misconduct.  All obligations of Borrower with respect to any item of Collateral shall be and remain enforceable against, and only against, Borrower and shall not be enforceable against Agent or any Lender.  This Section 12.3.2 shall survive the Termination Date.

12.4 No Waiver

.  Neither Agent's nor any Lender's failure, at any time or times, to require strict performance by Borrower of any provision of any Loan Document, nor Agent's or any Lender's failure to exercise, nor any delay in exercising, any right, power or privilege under this Agreement, (a) shall waive, affect or diminish any right of such Agent or any Lender thereafter to demand strict compliance and performance therewith, or (b) shall operate as a waiver thereof.  Any suspension or waiver of a Default, Event of Default, or other provision under the Loan Documents must be in writing signed by an authorized employee of Agent or any Lender to be effective and shall not suspend, waive or affect any other Default or Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy which Agent or any Lender would otherwise have had on any future occasion.

12.5 Severability; Drafting

.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of any Loan Document shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document.  Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower and all rights of Agent and Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the reimbursement and expense provisions of Section 12.2, the indemnity provisions of Section 12.3, the governing law and venue provisions of Section 12.14 and the Alternative Dispute Resolution Agreement referred in Sections 11 and 12.15 shall all survive the Termination Date.  In the event of a dispute between any of the parties hereto over the meaning of this Agreement, all parties shall be deemed to have been the drafter hereof, and any Applicable Law that states that contracts are construed against the drafter shall not apply.

12.6 Conflict of Terms

.  Except as otherwise provided in any Loan Document by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any other Loan Document, the provision contained in this Agreement shall govern and control.

12.7 Notices.

12.7.1 All notices and other communications under this Agreement and the other Loan Documents shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, first class mail, postage prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when sent out by facsimile transmission addressed to the party to which such notice is directed at its address determined as provided in this Section 12.7.  All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

(a) If to Borrower:

AeroCentury Corp.
1440 Chapin Avenue, Suite 310
Burlingame, CA 94010-4011
Telephone No.:  (650) 340-1888
Facsimile No.:  (650) 696-3929

(b) If to Agent:

Union Bank, N.A.
Northern California Commercial Banking Division
350 California Street
San Francisco, CA 94104
Attn:  San Francisco Corporate Banking
Telephone No.:  (415) 705-7385
Facsimile No.:  (415) 705-7111

with a copy to:

Sheppard Mullin Richter & Hampton LLP
Four Embarcadero Center, 17th Floor
San Francisco, CA 94111-4106
Attn:  Juliette M. Ebert, Esq.
Telephone No.:  (415) 434-9100
Facsimile No.:  (415) 434-3947

12.7.2 Any party to this Agreement may change the address to which notices shall be directed under this Section 12.7 by giving ten (10) days' written notice of such change to the other parties.

12.8 Binding Effect; Assignment.

12.8.1 This Agreement and the other Loan Documents to which Borrower is a party will be binding upon and inure to the benefit of Borrower, Agent, each of Lenders, and their respective successors and assigns, except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all Lenders.  Each Lender represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Lender).  Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a lender under this Agreement to a Federal Reserve Bank, but no such pledge shall release that lender from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Lender hereunder absent foreclosure of such pledge.

12.8.2 From time to time following the Closing Date, each Lender may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share of the Revolving Commitment; provided that (i) such Eligible Assignee, if not then a Lender or an Affiliate of the assigning Lender, shall be approved by Agent and, provided no Default or Event of Default then exists, Borrower, which approval(s) shall not be unreasonably withheld, conditioned or delayed; (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to Agent as hereinbelow provided; (iii) except in the case of an assignment (a) to an Affiliate of the assigning Lender or to another Lender or (b) of the entire remaining Revolving Commitment of the assigning Lender, the assignment shall not assign a Pro Rata Share of the Revolving Commitment that is equivalent to less than $5,000,000.00; (iv) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Business Days after the date Agent has received the Commitment Assignment and Acceptance; and (v) such Eligible Assignee shall execute an Alternative Dispute Resolution Agreement, in form and substance satisfactory to Agent.  Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share of the Revolving Commitment therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its further obligations under this Agreement.  Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of its Revolving Note(s)) to such assignee Lender, Revolving Note(s) evidencing that assignee Lender's Pro Rata Share of the Revolving Commitment, and to the assigning Lender, Revolving Note(s) evidencing the Pro Rata Share retained by the assigning Lender.

12.8.3 By executing and delivering a Commitment Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that:  (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Revolving Commitment being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes Agent to take such action and to exercise such powers under this Agreement as are delegated to Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

12.8.4 Agent shall maintain at Agent's Office a copy of each Commitment Assignment and Acceptance delivered to it and a register (the "Register") of the names and address of each of the Lenders and the Pro Rata Share of the Commitments held by each Lender, giving effect to each Commitment Assignment and Acceptance.  The Register shall be available during normal business hours for inspection by Borrower or any Lender upon reasonable prior notice to Agent.  After receipt of a completed Commitment Assignment and Acceptance executed by any Lender and an Eligible Assignee, and receipt of a non-refundable assignment fee of Three Thousand Five Hundred Dollars ($3,500.00) from such Lender or Eligible Assignee, Agent shall, promptly following the effective date thereof, provide to Borrower and the Lenders a revised Schedule 2.1 giving effect thereto.  Borrower, Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the Pro Rata Share of the Revolving Commitment listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata Share of the Revolving Commitment shall be effective, in each case unless and until a Commitment Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by Agent and recorded in the Register as provided above.  Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share of the Revolving Commitment shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share of the Revolving Commitment.

12.8.5 Each Lender may from time to time grant participations to one or more banks or other financial institutions in a portion of its Pro Rata Share of the Revolving Commitment; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) the participating banks or other financial institutions shall not be a Lender hereunder for any purpose except, if the participation agreement so provides, for the purposes of Section 12.3 but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Lender absent the participation; (iv) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; (v) the participation interest shall be expressed as a percentage of the granting Lender's Pro Rata Share of the Revolving Commitment as it then exists and shall not restrict an increase in the Revolving Commitment, or in the granting Lender's Pro Rata Share of the Revolving Commitment, so long as the amount of the participation interest is not affected thereby; and (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Maturity Date or any other date upon which any payment of money is due to the Lenders, (B) reduce the rate of interest on the Revolving Note, any fee or any other monetary amount payable to the Lenders, (C) reduce the amount of any installment of principal due under the Revolving Note, or (D) release any material Collateral from the Lien of the Collateral Documents, except if such release of material Collateral occurs in connection with a disposition permitted under this Agreement in which case such release shall not require the consent of any of the Lenders or of any holder of a participation interest in the Revolving Commitment.

12.9 Right of Setoff

.  If an Event of Default has occurred and is continuing, Agent or any Lender (but in each case only with the consent of the Requisite Lenders) may exercise its rights under Article 9 of the Uniform Commercial Code and other Applicable Law and, to the extent permitted by Applicable Law, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

12.10 Sharing of Setoffs

.  Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to Applicable Law:  (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from each of the other Lenders a participation in the Obligations held by the other Lenders and shall pay to the other Lenders a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest.  Each Lender that purchases a participation in the Obligations pursuant to this Section 12.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.  Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased pursuant to this Section 12.10 may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

12.11 Section Titles

.  The Section titles and Table of Contents contained in this Agreement and any other Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

12.12 Counterparts

.  Each Loan Document may be executed in any number of identical counterparts, which shall constitute an original and collectively and separately constitute a single instrument or agreement.

12.13 Time of the Essence

.  Time is of the essence for payment and performance of the Obligations.

12.14 GOVERNING LAW; VENUE

.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN SAN FRANCISCO, CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND ANY LENDER PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDERS AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF SAN FRANCISCO, CALIFORNIA; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH AGENT OR LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 12.7 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE BORROWER'S ACTUAL RECEIPT THEREOF.

12.15 WAIVER OF JURY TRIAL

.  AS SET FORTH IN THE ALTERNATIVE DISPUTE RESOLUTION AGREEMENT, BORROWER, AGENT AND EACH LENDER WAIVE ITS RIGHT TO A TRIAL BY JURY AND AGREES TO HAVE ANY DISPUTE BETWEEN OR AMONG ANY OTHER PARTY(IES)  RESOLVED PURSUANT TO THE TERMS OF THE ALTERNATIVE DISPUTE RESOLUTION AGREEMENT.

12.16 Amendments; Consents

.  No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other party therefrom, may in any event be effective unless in writing signed by Agent with the written approval of the Requisite Lenders (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower is a party, signed by Borrower, and, in the case of any amendment, modification or supplement to Section 13, signed by Agent, respectively), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

12.16.1 To amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Revolving Note, or the amount of the Revolving Commitment or the Pro Rata Share of any Lender or the amount of any commitment fee payable to any Lender, or any other fee or amount payable to any Lender under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any fee;

12.16.2 To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Revolving Note or any installment of any fee, or to extend the term of the Revolving Commitment;

12.16.3 To amend the provisions of the definition of the following:  "Borrowing Base", "Eligible Collateral", "Eligible Lease", "Equipment", "Maturity Date", and "Requisite Lenders";

12.16.4 To release any material Collateral from the Lien of the Collateral Documents;

12.16.5 To amend or waive Section 4 or this Section 12.16 or any part thereof;

12.16.6 To amend any of the covenants in Section 6.15, 6.19, or to modify any of the definition of the terms contained therein, or to waive any violation of any such covenants or to modify any cure periods in connection therewith;

12.16.7 To amend any provision of this Agreement that expressly requires the consent or approval of all or a specified portion of the Lenders or

12.16.8 To amend or modify the depreciation policy as set forth in Schedule 5.22.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 12.16 shall apply equally to, and shall be binding upon, all the Lenders and Agent.

12.17 Foreign Lenders and Participants

.  Each Lender that is incorporated or otherwise organized under the Applicable Law of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to Agent), on or before the Closing Date (or on or before accepting an assignment or receiving a participation interest herein pursuant to Section 12.8, if applicable) two duly completed copies, signed by an authorized officer, of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all payments to be made to such Lender by Borrower pursuant to this Agreement) or Form W-8BEN (relating to all payments to be made to such Lender by the Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Borrower and Agent that no withholding under the federal income tax laws is required with respect to such Lender.  Thereafter and from time to time, each such Lender shall (a) promptly submit to Borrower (with a copy to Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Lender by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re designation of its LIBOR lending office, if any) to avoid any requirement of Applicable Law that Borrower make any deduction or withholding for taxes from amounts payable to such Lender.  In the event that Borrower or Agent become aware that a participation has been granted pursuant to Section 12.8.5 to a financial institution that is incorporated or otherwise organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrower or Agent to the Lender which granted such participation, such Lender shall cause such participant financial institution to deliver the same documents and information to Borrower and Agent as would be required under this Section if such financial institution were a Lender.

13. AGENT

13.1 Appointment and Authorization

.  Subject to Section 12.8, each Lender hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof or are reasonably incidental, as determined by Agent, thereto.  This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of Agent as trustee for any Lender or as representative of any Lender for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

13.2 Lenders' Credit Decisions

.  Each Lender agrees that it has, independently and without reliance upon Agent, any other Lender or the directors, officers, Agent, employees or attorneys of the foregoing parties, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement.  Each Lender also agrees that it shall, independently and without reliance upon Agent, any other Lender or the directors, officers, Agent, employees or attorneys of the foregoing parties, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

13.3 Agent and Affiliates

.  Union Bank, N.A. (and each successor Agent) has the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not Agent, and the term "Lender" or "Lenders" includes Union Bank, N.A. in its individual capacity.  Union Bank, N.A. (and each successor Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower or any Affiliate of Borrower, as if it were not Agent and without any duty to account therefor to Lenders.  Union Bank, N.A. (and each successor Agent) need not account to any other Lender for any monies received by it in its capacity as a Lender hereunder.  Agent shall not be deemed to hold a fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Agent.

13.4 Proportionate Interest in any Collateral

.  Agent, on behalf of Lenders and Non-Lenders, shall hold in accordance with the Loan Documents all items of any Collateral or interests therein to be received or held by Agent.  Subject to Agent's and Lenders' rights to reimbursement for their costs and expenses hereunder (including reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by Agent or a Lender) and subject to the application of payments in accordance with Section 9.4, each Lender and Non-Lender shall have an interest in such collateral or interests therein in the same proportion that the aggregate obligations owed such Lender or Non-Lender, under the Loan Documents and/or any Non-Lender Protection Agreement, as applicable, bears to the aggregate obligations owed under the Loan Documents and all Non-Lender Protection Agreement, without priority or preference among Lenders.

13.5 Action by Agent.

13.5.1 Absent actual knowledge of Agent of the existence of a Default, Agent may assume that no Default has occurred and is continuing, unless Agent (or the Lender that is then Agent) has received notice from Borrower stating the nature of the Default or has received notice from a Lender stating the nature of the Default and that such Lender considers the Default to have occurred and to be continuing.

13.5.2 Agent has only those obligations under the Loan Documents as are expressly set forth therein.

13.5.3 Except for any obligation expressly set forth in the Loan Documents and as long as Agent may assume that no Event of Default has occurred and is continuing, Agent may, but shall not be required to, exercise its discretion to act or not act, except that Agent shall be required to act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 12.16) and those instructions shall be binding upon Agent and all Lenders, provided that Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to Applicable Law or would result, in the reasonable judgment of Agent, in substantial risk of liability to Agent.

13.5.4 If Agent has received a notice specified in Section 13.5.1, Agent shall immediately give notice thereof to Lenders and shall act or not act upon the instructions of the Requisite Lenders (or of all the Lenders, to the extent required by Section 12.16), provided that Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to Applicable Law or would result, in the reasonable judgment of Agent, in substantial risk of liability to Agent, and except that if the Requisite Lenders fail, for five (5) Business Days after the receipt of notice from Agent, to instruct Agent, then Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of Lenders.

13.5.5 Agent shall have no liability to any Lender for acting, or not acting, as instructed by the Requisite Lenders, notwithstanding any other provision hereof.

13.6 Liability of Agent

.  Neither Agent nor any of its directors, officers, Agent, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct.  Without limitation on the foregoing, Agent and its directors, officers, Agent, employees and attorneys:

13.6.1 May treat the payee of any Revolving Note as the holder thereof until Agent receives notice of the assignment or transfer thereof, signed by the payee, and may treat each Lender as the owner of that Lender's interest in the Obligations for all purposes of this Agreement until Agent receives notice of the assignment or transfer thereof, signed by that Lender;

13.6.2 May consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower or Lenders, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts selected by it with reasonable care;

13.6.3 Shall not be responsible to any Lender for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents except for those expressly made by it;

13.6.4 Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrower of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or any Property, books or records of Borrower;

13.6.5 Will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral; and

13.6.6 Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties.

13.7 Indemnification

.  Each Lender shall, ratably in accordance with its proportion of the aggregate Indebtedness then evidenced by the Revolving Note, indemnify and hold Agent and its directors, officers, Agent, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees and disbursements and allocated costs of attorneys employed by Agent) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Revolving Note) or any action taken or not taken by it as Agent thereunder, except such as result from its own gross negligence or willful misconduct.  Without limitation on the foregoing, each Lender shall reimburse Agent upon demand for that Lender's Pro Rata Share of any out of pocket cost or expense incurred by Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other party is required by Section 12.2 to pay that cost or expense but fails to do so upon demand.  Nothing in this Section 13.7 shall entitle Agent or any indemnitee referred to above to recover any amount from Lenders if and to the extent that such amount has theretofore been recovered from Borrower.  To the extent that Agent or any indemnitee referred to above is later reimbursed such amount by Borrower, it shall return the amounts paid to it by Lenders in respect of such amount.

13.8 Successor Agent

.  Agent may, and at the request of the Requisite Lenders shall, resign as Agent upon reasonable notice to Lenders and Borrower effective upon acceptance of appointment by a successor Agent.  If Agent shall resign as Agent under this Agreement, the Requisite Lenders shall appoint from among Lenders a successor Agent for Lenders, which successor Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed).  If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrower, a successor Agent from among Lenders.  Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated.  After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13, and Section 12.3, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.  Notwithstanding the foregoing, if (a) Agent has not been paid those fees referenced in Section 2.4.2 or has not been reimbursed for any expense reimbursable to it under Sections 12.2 or 12.3, in either case for a period of at least one (1) year and (b) no successor Agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided for above.

13.9 No Obligations of Borrower

.  Nothing contained in this Section 13 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by Agent of its obligations to Lenders under any provision of this Agreement, and Borrower shall have no liability to Agent or any of Lenders in respect of any failure by Agent or any Lender to perform any of its obligations to Agent or Lenders under this Agreement.

14. COMMITMENT COSTS AND RELATED MATTERS.

14.1 Eurodollar Costs and Related Matters.

14.1.1 In the event that any Governmental Authority imposes on any Lender any reserve or comparable requirement (including any emergency, supplemental or other reserve) with respect to the Eurodollar liabilities (as defined in Regulation D or any comparable regulation of any Governmental Authority having jurisdiction over any Lender) of any Lender, Borrower shall pay such lender within five (5) Business Days after demand all amounts necessary to compensate such Lender (determined as though such lender's LIBOR lending office had funded 100% of its LIBOR Loan in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements (provided, that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand).  Such Lender's determination of such amount shall be conclusive in the absence of manifest error.

14.1.2 If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

(a) shall subject any Lender or its LIBOR lending office to any tax, duty or other charge or cost with respect to any LIBOR Loan, its Note evidencing such LIBOR Loan(s) or its obligation to make LIBOR Loans, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any LIBOR Loan or any other amounts due under this Agreement in respect of any LIBOR Loan, its Note evidencing such LIBOR Loan(s) or its obligation to make LIBOR Loans, excluding taxes imposed on or measured in whole or in part by its overall net income by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or LIBOR lending office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business";

(b) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its LIBOR lending office); or

(c) shall impose on any Lender or its LIBOR lending office or the Designated Eurodollar Market any other condition affecting any LIBOR Loan, its Note evidencing such LIBOR Loan(s), its obligation to make LIBOR Loans or this Agreement, or shall otherwise affect any of the same;

and the result of any of the foregoing, as determined in good faith by any Lender, increases the cost to any Lender or its LIBOR lending office of making or maintaining any LIBOR Loan or in respect of any LIBOR Loan, any Revolving Note evidencing LIBOR Loans or its obligation to make LIBOR Loans or reduces the amount of any sum received or receivable by any Lender or its LIBOR lending office with respect to any LIBOR Loan, its Note evidencing such LIBOR Loan(s) or its obligation to make LIBOR Loans (assuming such Lender's LIBOR lending office had funded 100% of its LIBOR Loan in the Designated Eurodollar Market), then, within five (5) Business Days after demand by such lender (with a copy to Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such lender for such increased cost or reduction (determined as though such Lender's LIBOR lending office had funded 100% of its LIBOR Loan in the Designated Eurodollar Market); provided, that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand.  A statement of Lender claiming compensation under this subsection shall be conclusive in the absence of manifest error.

14.1.3 If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of Lender, make it unlawful or impossible for Lender or its LIBOR lending office to make, maintain or fund its portion of any LIBOR Loan, or materially restrict the authority of Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the LIBOR Basis, and Lender shall so notify Agent, then such Lender's obligation to make LIBOR Loans shall be suspended for the duration of such illegality or impossibility and Lender forthwith shall give notice thereof to the other Lenders and Borrower.  Upon receipt of such notice, the outstanding principal amount of such Lender's LIBOR Loans, together with accrued interest thereon, automatically shall be converted to Base Rate Loans on either (1) the last day of the LIBOR Loan Period(s) applicable to such LIBOR Loans if such lender may lawfully continue to maintain and fund such LIBOR Loans to such day(s) or (2) immediately if such lender may not lawfully continue to fund and maintain such LIBOR Loans to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under Section 2.6.5.  Lenders agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause any Lender to notify Agent under this Section, and agrees to designate a different LIBOR lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such lender, otherwise be materially disadvantageous to such lender.  In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any LIBOR Loan, such Lender shall fund such amount as a Base Rate Loan for the same period of time, and such amount shall be treated in all respects as a Base Rate Loan.  Any Lender whose obligation to make LIBOR Loans has been suspended under this Section shall promptly notify Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension. Borrower shall have the right to terminate the Revolving Commitment of any Lender for which the funding of LIBOR Loans becomes unlawful or impossible, as set forth above, and to substitute a new Lender into this Agreement subject to the provisions of Section 12.8 of this Agreement.

14.1.4 If, with respect to any proposed LIBOR Loan, any Lender:

(a) reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of such lender, deposits in Dollars (in the applicable amounts) are not being offered to lender in the Designated Eurodollar Market for the applicable LIBOR Loan Period; or

(b) LIBOR Basis as determined by such lender (i) does not represent the effective pricing to lender for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable LIBOR Loan Period, or (ii) will not adequately and fairly reflect the cost to such lender of making the applicable LIBOR Loans;

then lender forthwith shall give notice thereof to Borrower and Agent, whereupon until such lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of Lender to make any future LIBOR Loans shall be suspended.

14.1.5 Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle any Lender to compensation pursuant to this Section, and agrees to designate a different LIBOR lending office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such lender, otherwise be materially disadvantageous to lender.  Any request for compensation by any Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by such lender.

14.2 Capital Adequacy

.  If, after the date hereof, any Lender (or any Affiliate of any Lender) shall have reasonably determined that the adoption of any Applicable Law, governmental rule, regulation or order regarding the capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Affiliate of any Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender (or any Affiliate of Lender) as a consequence of any of such Lender's obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration the policies of any Lender (or Affiliate of any Lender) with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the capital of such Lender (or Affiliate of such Lender) was fully utilized prior to such adoption, change or compliance), then, upon demand by such Lender, Borrower shall immediately pay to such lender such additional amounts as shall be sufficient to compensate such lender for any such reduction actually suffered; provided, that there shall be no duplication of amounts paid to any Lender pursuant to this sentence and Section 14.1.  Such Lender's determination of the amount to be paid to such lender by Borrower as a result of any event referred to in this Section 14.2 shall, absent manifest error, be deemed final, binding and conclusive upon Borrower.

14.3 Federal Reserve System/Wire Transfers

.  The obligation of any Lender to make any loan by wire transfer to Borrower or any other Person shall be subject to all Applicable Law, including the policy of the Board of Governors of the Federal Reserve System on Reduction of Payments System Risk as in effect from time to time.  Borrower acknowledges that such laws, regulations and policy may delay the transmission of any funds to Borrower.

14.4 Assignment of Commitments Under Certain Circumstances; Duty to Mitigate

.  In the event (i) any Lender requests compensation pursuant to Section 14.1 or 14.2, above, (ii) any Lender delivers a notice described in Section 14.1 or 14.2, above, (iii) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by any Borrower and which amendment, waiver or other modification is required under this Agreement for such amendment, waiver or other modification, or (iv) any Lender defaults in its obligations to make Loans or other extensions of credit hereunder, Borrower may, at its sole expense and effort (including with respect to the assignment fee referred to in Section 12.8), upon notice to such Lender and Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 12.8), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) Borrower shall have received the prior written consent of Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender, respectively, affected by such assignment plus all fees and other amounts accrued for the account of such Lender hereunder; provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation or notice, as referred to above in (i) and (ii) of this Section 14.4, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 14.1 or 14.2, above, or cease to result in amounts being payable under Section 14.1 or 14.2, as the case may be, or if such Lender shall waive its right to claim or notice under Section 14.1 or 14.2, as applicable in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.  Each Lender hereby grants to Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Commitment Assignment and Acceptance necessary to effectuate any assignment of such Lender's interests hereunder in the circumstances contemplated by this paragraph.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

W02-WEST:5JDA1\402456128.14	--	AeroCentury – Loan and Security Agreement
0A22-152811

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWER:

AEROCENTURY CORP.,
a Delaware corporation

By:             _________________________
Name:             _________________________
Title:             _________________________

STATE OF CALIFORNIA                                                   )
)
COUNTY OF _____________                                                   )

On ____________________, before me, ____________________, a Notary Public, personally appeared ____________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _______________________________

W02-WEST:5JDA1\402456128.14	S- of 4	AeroCentury – Loan and Security Agreement
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AGENT AND LENDER:

UNION BANK, N.A.

By:               _________________________
Name:               Kevin Sullivan
Title:               Senior Vice President

STATE OF CALIFORNIA                                                   )
)
COUNTY OF _____________                                                   )

On ____________________, before me, ____________________, a Notary Public, personally appeared ____________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _______________________________

W02-WEST:5JDA1\402456128.14	S- of 4	AeroCentury – Loan and Security Agreement
0A22-152811

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By:               _________________________
Name:               _________________________
Title:               _________________________

STATE OF CALIFORNIA                                                   )
)
COUNTY OF _____________                                                   )

On ____________________, before me, ____________________, a Notary Public, personally appeared ____________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _______________________________

W02-WEST:5JDA1\402456128.14	S- of 4	AeroCentury – Loan and Security Agreement
0A22-152811

LENDER:

CALIFORNIA BANK AND TRUST

By:               _________________________
Name:               _________________________
Title:               _________________________

STATE OF CALIFORNIA                                                   )
)
COUNTY OF _____________                                                   )

On ____________________, before me, ____________________, a Notary Public, personally appeared ____________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature _______________________________

W02-WEST:5JDA1\402456128.14	S- of 4	AeroCentury – Loan and Security Agreement
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Exhibit A

Form of Borrowing Base Certificate

W02-WEST:5JDA1\402456128.14	A-	AeroCentury – Loan and Security Agreement
0A22-152811

Exhibit B

Form of Borrowing Notice

W02-WEST:5JDA1\402456128.14	B-	AeroCentury – Loan and Security Agreement
0A22-152811

Exhibit C

Form of Commitment Assignment and Acceptance

W02-WEST:5JDA1\402456128.14	C-	AeroCentury – Loan and Security Agreement
0A22-152811

Exhibit D

Form of Compliance Certificate

W02-WEST:5JDA1\402456128.14	D-	AeroCentury – Loan and Security Agreement
0A22-152811

Exhibit E

Form of Mortgage

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT, dated as of April 28, 2010 (this "Mortgage"), is made by AEROCENTURY CORP., a Delaware corporation (together with its successors and assigns, "Borrower"), with its chief executive office and chief place of business at 1440 Chapin Avenue, Suite 310, Burlingame, California in favor of UNION BANK, N.A., as agent for itself and the Lenders as described in the Loan Agreement referred to below (Union Bank, N.A. in its capacity as agent for itself and the Lenders, together with its successors and assigns, "Mortgagee").

W I T N ES S E T H:

WHEREAS, Borrower, Union Bank, N.A., together with any other Lenders from time to time (collectively, the "Lenders") and Union Bank, N.A., as Agent, have entered into that certain Loan and Security Agreement, dated as of April 28, 2010 (as amended, restated, modified or supplemented from time to time, the "Loan Agreement").  All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Loan Agreement; and

WHEREAS, as a condition to the making of the Loans under the Loan Agreement, Borrower must provide collateral security to secure the prompt payment and performance of all Obligations and all obligations of Borrower under Non-Lender Protection Agreements (referred to herein collectively as the "Secured Obligations"), for the ratable benefit of the Lenders and Non-Lenders, which collateral includes, without limitation, the Collateral (as defined herein); and

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1.

CERTAIN DEFINITIONS

Section 1.01 Definitions

. The following terms shall have the following defined meanings (and shall be applicable to both the singular and the plural forms of such terms):

"Acknowledgement" shall mean the Lessee Acknowledgement and Consent executed by each Lessee whereby, among other things, Lessee acknowledges receipt of the Quiet Enjoyment Letter executed by Mortgagee.

"Act" shall mean the United States Federal Aviation Act of 1958, as amended, as in effect on the date of this Mortgage, as recodified in 49 U.S.C. §§ 40101 et seq., as amended, or any successor or substituted legislation at the time in effect and applicable.

"Airframe" means each airframe purchased by Borrower described in Exhibit A or in a Mortgage Supplement hereto, together with any and all Parts which are either incorporated or installed in or attached to such airframe or required to be subject to the lien and security interest of this Mortgage.

"APU" means, whether or not installed on the Aircraft, the auxiliary power unit of the manufacture and model described in Exhibit A or in a Mortgage Supplement hereto, together with any and all modules and Parts which are either incorporated or installed from time to time in or attached to such APU.

"Cape Town Convention" means the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, both of which were signed in Cape Town, South Africa on November 16, 2001, and including the Regulations for the International Registry and the Procedures for the International Registry, as promulgated thereafter.

"Collateral" shall have the meaning set forth in the Granting Clause (Article II) hereof.

"Convention" means the Cape Town Convention, the Protocol, and related regulations and procedures, with an effective date in the United States of March 1, 2006.

"Default" means any event specified in Section 4.01 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both or for the happening of any other condition, event or act has been satisfied.

"Engine" means each engine described in Exhibit A or in a Mortgage Supplement hereto (each of which has 550 or more rated takeoff horsepower or the equivalent of such horsepower), together with any and all Parts which are either incorporated or installed in or attached to such engine or required to be subject to the lien and security interest of this Mortgage.

"Event of Default" means any of the events specified in Section 4.01 hereof, provided that any requirement for the giving of notice, the lapse of time or both for the happening of any other condition, event or act has been satisfied.

"International Registry" means the international registry created pursuant to the Convention.

"Lease" means any "Lease" as such term is defined in the Loan Agreement, including, but not limited to, each of the lease agreements described in Exhibit A hereto and in the Mortgage Supplement(s) hereto, upon which Borrower is the lessor or an assignee of the lessor as the same may be modified, amended or supplemented from time to time.

"Lease Event of Default" means an Event of Default as defined in a given Lease.

"Lessee" means, with respect to a given Lease, the "Lessee" as defined therein.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge or encumbrance, lease, right of others or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same legal effect as any of the foregoing (e.g., a lease which would be treated as a security agreement)), and, as applicable, the filing of, or consent or agreement to give, any financing statement or comparable document, or record or register any such document or interest under the Act or the Convention.

"Mortgage" means this Mortgage and Security Agreement, as the same may be amended, modified or supplemented from time to time (including by means of one or more Mortgage Supplements).

"Mortgage Supplement" means a Mortgage Supplement, substantially in the form of Exhibit B hereto.

"Parts" means, at any time, all parts, components, equipment, instruments, propellers, landing gear, appliances, avionics, radio and radar devices, cargo handling systems and loose equipment that are at such time incorporated or installed in or attached to an Airframe, Engine or APU.

"Permitted Lessee" means, with respect to a given Lease, the Lessee thereunder and any substitute Lessee which is acceptable to Mortgagee.

"Proceeds" means whatever is receivable or received when the Airframe or any Engine or any APU or any Part or any Spare Part or other collateral is sold, exchanged, collected or otherwise disposed of, including, without limitation, all amounts payable or paid under insurance, requisition or other payments as the result of any loss (including an Event of Loss) or damage to such Airframe or Engine or APU or Part or Spare Part.

"Protocol" shall mean the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted contemporaneously and as a part of the Cape Town Convention.

"Records" shall have the meaning set forth in the Granting Clause (Article II) hereof.

"Security Deposit" means, with respect to a given Lease, the "Security Deposit" as such term is defined in such Lease.

"Spare Part" means an accessory, appurtenance or part of an Airframe (except an Engine) or appliance that is to be installed at a later time in an Airframe, Engine, APU, or appliance as described in Exhibit A or in a Mortgage Supplement hereto.

Notwithstanding anything to the contrary herein the following terms, when capitalized herein, shall have the meanings set forth in the Convention:  "administrator," "aircraft object", "contracting state," "contract of sale," "international interest," "professional user," "searchable," and "situated in".

ARTICLE 2.

GRANTING CLAUSE

Borrower hereby assigns, mortgages, transfers and confirms unto Mortgagee, and hereby grants to Mortgagee, a first priority security interest in, all right, title and interest of Borrower in and to the following property, whether now owned or hereafter acquired, and all replacements of the following property as collateral security for the prompt and complete payment and performance when due of all the Secured Obligations (herein collectively called the "Collateral") to wit:

(a) each Airframe, Engine, APU and all Parts and Spare Parts;

(b) all of Borrower's right, title and interest in and to any Lease of an Engine or APU and any Parts and Spare Parts, including, without limitation, each Lease together with all schedules, supplements, amendments, modifications, extensions, renewals of or replacements for any such Lease, executed from time to time, and all payments, including, without limitation, all payments of rent, each Security Deposit, and maintenance reserves, and all proceeds thereof, insurance proceeds and all other amounts due or to become due thereunder;

(c) all records, logs and other materials required to be maintained with respect to each Airframe, Engine, APU, Parts or Spare Parts pertaining thereto by Persons in operational control of item(s) under any applicable Law(s) and all logs, books, maintenance records and other information otherwise relating to each such item of Collateral (collectively, the "Records") as well as all right, title and interest of Borrower in, to and under the overhaul, repair and maintenance manuals, programs and catalogues which are part of or used in connection with the maintenance program for such Airframe, Engine, APU, Parts or Spare Parts pertaining thereto; and

(d) all Proceeds of all or any of the foregoing.

ARTICLE 3.

COVENANTS

Section 3.01 Registration; Maintenance and Operation

. Borrower, at its own cost and expense, will, prior to mortgaging an Airframe, (i) register with the International Registry, if applicable, or complete such other registration necessary under Applicable Law, the ownership interest of Borrower in each Airframe and (ii) cause each Airframe to be duly registered and at all times thereafter remain duly registered in the name of Borrower in accordance with the Act, if applicable, or other Applicable Law; (b) at all times maintain, service, repair, overhaul and test or cause to be maintained, serviced, repaired, overhauled and tested each Engine, APU, Part and Spare Part so as to keep the same in as good operating condition as when originally mortgaged hereunder, ordinary wear and tear excepted, and, in any event in the condition required by the relevant Lease; and (c) maintain or cause to be maintained (in the English language) all Records.

Section 3.02 Further Assurances.

(a) Borrower will promptly, and in any event no more than five (5) Business Days after such action is required or requested, take, or cause to be taken, at Borrower's cost and expense, such action with respect to the execution, delivery, recording, registration, filing, re-recording, re-registration and refiling of this Mortgage and any financing statements, Mortgage Supplements or other instruments as are necessary or desirable, or that Mortgagee may from time to time request, to fully carry out the intent and purpose of this Mortgage or to establish, protect, preserve and/or perfect the Liens created by this Mortgage, and will furnish to Mortgagee (i) timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable Mortgagee to take such action and (ii) evidence of every such action taken by Borrower.

(b) The Convention. If the Convention applies to the Collateral, (i) Borrower shall establish a valid and existing account with the International Registry, appoint an Administrator and/or a Professional User acceptable to Mortgagee to make registrations in regard to the Collateral, and take the steps to initiate the registration of an International Interest in favor of the Mortgagee, with all such steps being completed except for the consent of Mortgagee; (ii) Borrower shall make reasonable efforts to register Borrower's Contract of Sale such that it shall be searchable in the International Registry, and (iii) Borrower shall execute and Mortgagee shall have received a fully completed and originally executed Irrevocable De-Registration and Export Request Authorization ("IDERA"), in the form required by the Protocol and acceptable to the Mortgagee and attached hereto as Exhibit C.

(c) Convention Representations and Warranties. At the execution and delivery of this Mortgage by Borrower, Borrower was Situated In a Contracting State and has the power to dispose of the Collateral as that phrase is used in the Convention. To the extent the Collateral is subject to the Convention, Borrower represents that (i) this Mortgage creates and constitutes an International Interest in the Collateral; (ii) each Airframe constitutes an Aircraft Object, (iii) this Mortgage constitutes a Security Agreement and the interest created hereunder is eligible for registration with the International Registry relating to the Airframe and (v) this Mortgage constitutes an assignment of associated rights secured by or associated with the Airframes and the Mortgagee hereby acknowledges and agrees that such assignment shall be effective to assign any related International Interests in the Airframe for all purposes of the Cape Town Convention.

Borrower hereby confirms, represents and warrants that no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary or advisable to establish as against third parties the perfected first priority Lien of the Mortgagee on Borrower's interest in each Airframe, Engine, APU, Parts or Spare Parts pertaining thereto or any Lease and in order to properly file, register and record this Mortgage, the International Interest of the Mortgagee under the Mortgage, the assignment of International Interest of Mortgagee under the Lease, or the International Interest of the Lessor in each Engine under the Lease, in any applicable jurisdiction in the United States.  Borrower agrees to furnish Mortgagee with copies of all documents relating to the foregoing and with recording and registration data as promptly as practicable following the issuance of the same by the FAA and the International Registry.

Section 3.03 Liens

. Borrower will not create or suffer to exist any Lien upon or with respect to any of the Collateral, except for Permitted Liens.

Section 3.04 Books and Records; Inspection

. Borrower shall faithfully keep complete and accurate books and records and make all necessary entries therein to reflect the quantities, costs, current values and locations of all the Collateral, the events and transactions giving rise thereto and all payments, credits and adjustments applicable thereto, shall keep Mortgagee fully and accurately informed as to the locations of all such books and records and shall permit Mortgagee's agents to have such access to them and to any other records pertaining to Borrower's business as Mortgagee may request from time to time. In addition, Borrower agrees to permit Mortgagee to visit the property of Borrower to inspect any Airframe, Engine, APU, Parts or Spare Parts, and in the case of any such items that are subject to a Lease, to the extent permitted under a given Lease, to arrange for Lessee to permit Mortgagee to inspect all items of Collateral.  All inspections completed by Mortgagee pursuant to this Section 3.04 shall occur during normal business hours and upon reasonable prior notice to Borrower or Lessee (unless a Default or Event of Default has occurred and is continuing hereunder or under any Lease, in which event no notice shall be required and Mortgagee shall have access at any and all times).  Borrower shall make available to Mortgagee and its counsel, as quickly as practicable under the circumstances, originals or copies of all of Borrower's books and records and any other instruments and documents which Mortgagee may reasonably request.  Borrower shall deliver any document or instrument reasonably necessary for Mortgagee, as it may from time to time request, to obtain records from any service bureau, Governmental Authority, or other Person that maintains records for Borrower.

Section 3.05 Certificate of Title

. If any item or unit of the Collateral is now or hereafter the subject of a certificate of title or is required by law so to be, Borrower will promptly procure the necessary certificate of title and take all steps necessary to cause Mortgagee's Lien or security interest therein to be noted on the face of such certificate and undertake such other steps as may be necessary to assure that Mortgagee has a first priority, perfected security interest in each such item or unit of the Collateral and shall thereafter deposit the original of such certificate of title with Mortgagee.

Section 3.06 Loss of Value

. Borrower shall immediately, and in any event within five (5) Business Days, notify Mortgagee of any event causing any deterioration, loss or depreciation in value of any substantial portion of the Collateral and Borrower's best estimate of the amount of such deterioration, loss or depreciation.

Section 3.07 Insurance.

(a) Borrower shall bear the risk of each Airframe, Engine, APU, Part or Spare Part being lost, destroyed, irreparably damaged or rendered permanently unfit for sale, lease or use or being damaged in part, from any cause whatsoever at any time during the term of this Mortgage, and shall at its own cost and expense obtain and keep in full force and effect, in kind and form reasonably satisfactory to Mortgagee, or in the alternative shall cause Lessee under each applicable Lease to do the same with respect to each Airframe, Engine, APU, Part or Spare Part subject to Lessee's Lease, all risk of physical loss or damage insurance covering the Airframe, Engine, APU, Part or Spare Part wherever the same may be located, insuring against the risks of fire, explosion, theft and such other risks as are customarily insured against by organizations engaged in the same business and similarly situated as Borrower (and specifically including vandalism and malicious mischief coverage), in an amount usually carried by organizations engaged in the same business or similarly situated as Borrower. All such policies of insurance shall be written for the benefit of Borrower as the insured, and Mortgagee shall be named as an additional insured on liability insurance and Mortgagee shall be named as a loss payee or contract party on hull insurance, as applicable. Notwithstanding the foregoing or anything to the contrary herein, to the extent any Airframe, Engine, APU, Parts or Spare Parts pertaining thereto included in the Collateral hereunder is included in the Borrowing Base, Borrower shall comply with all insurance requirements set forth in the Loan Agreement.

(b) If Borrower or the applicable Lessee fails to pay any premium on any such insurance, Mortgagee shall have the right, but shall be under no obligation, to pay such premium for Borrower's account. Borrower shall repay to Mortgagee on demand all sums which Mortgagee shall have paid under this Section 3.07 in respect of insurance premiums, with interest thereon and Borrower's liability to Mortgagee for such repayment with interest shall be included in the Secured Obligations. Borrower hereby assigns to Mortgagee any return or unearned premium which may be due upon the cancellation for any reason whatsoever of any policy of insurance maintained in respect of the Collateral and hereby directs the insurer to pay Mortgagee any amount so due. Borrower's right to receive payment of any such return or unearned premium and the proceeds of any such insurance shall constitute a part of the Collateral for all purposes hereof. If no Event of Default has occurred, Mortgagee shall pay any such return or unearned premium to Borrower, provided that all amounts paid by Mortgagee in respect of insurance premiums have been repaid in full with interest.

Section 3.08 Mortgagee's Rights

.

(a) In addition to any and all rights under this Mortgage and the other Loan  Documents, at any time after the occurrence and continuance of an Event of Default, Mortgagee may, at any time in Mortgagee's own name or in the name of Borrower, (i) communicate with Account Debtors, parties to Contracts and Leases, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Mortgagee's satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments, Chattel Paper, Leases or other Collateral, and (ii) without prior notice to Borrower, notify Account Debtors, parties to Contracts, parties to Leases, and obligors in respect of Chattel Paper, Instruments, or other Collateral that such Collateral has been assigned to Mortgagee and that payments shall be made directly to Mortgagee.  Upon the request of Mortgagee, Borrower shall so notify such Account Debtors, parties to Contracts, parties to Leases, and obligors in respect of Instruments, Chattel Paper, Leases or other Collateral.

(b) It is expressly agreed by Borrower that Borrower shall remain liable under each Contract, License and Lease to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Mortgagee shall have no obligation or liability whatsoever to any Person under any Contract, License or Lease (between Borrower, Equipment Owner and any Person other than Mortgagee) by reason of or arising out of the execution, delivery or performance of this Mortgage, and Mortgagee shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Borrower thereunder, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, License or Lease.

(c) Upon the occurrence and during the continuance of an Event of Default, Borrower, at its own expense, shall cause its independent certified public accountants to prepare and deliver to Mortgagee at any time and from time to time, promptly upon Mortgagee's request:  (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) test verifications of such Accounts as Mortgagee may request.  Borrower, at its own expense, shall cause its independent certified public accountants to deliver to Mortgagee the results of (x) any physical verifications of all or any portion of the Collateral made or observed by such accountants, and (y) any verifications of Borrower's Accounts, in each case when and if any such verifications are conducted.  Mortgagee shall be permitted to observe and consult with Borrower and Borrower's certified public accountants in the performance of these tasks.

Section 3.09 Reinstatement

(a) .  The provisions of this Mortgage shall to the extent permitted by Applicable Law remain in full force and effect and continue to be effective even if:  (a) any petition is filed by or against Borrower for liquidation or reorganization; (b) Borrower becomes insolvent or makes an assignment for the benefit of creditors; (c) a receiver or trustee is appointed for all or any significant part of Borrower's assets; or (d) at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations and Mortgagee's Liens in the Collateral shall be reinstated and deemed reduced only by any amount paid and not so rescinded, reduced, restored or returned.

Section 3.10 Warranties

(a) .  Borrower warrants:  (a) it is and will be the lawful owner of all Collateral free of all Claims, Liens, encumbrances and setoffs whatsoever, other than the security interest granted pursuant hereto; (b) it has the capacity to grant a security interest in Collateral to Mortgagee; (c) all information furnished by Borrower to Mortgagee heretofore or hereafter, whether oral or written, is and will be correct and true as of the date given; and (d) the execution, delivery and performance hereof are within its powers and have been duly authorized.

ARTICLE 4.

EVENTS OF DEFAULT AND REMEDIES

Section 4.01 Events of Default and Remedies.

(a) Borrower shall be in default upon the occurrence of any one of the following events (each an "Event of Default"):

(i) Borrower shall fail to pay any amount payable in respect of any Secured Obligations when due (including the expiration of any applicable grace periods);

(ii) any representation, warranty or information herein, heretofore or hereafter furnished to Mortgagee by Borrower in connection with any of the Secured Obligations, including any warranty made by Borrower through the submission of any schedule, statement, certificate or other document pursuant to or in connection with this Mortgage, shall be false or misleading in any material respect; or

(iii) there shall exist any Event of Default as defined under the Loan Agreement.

Upon the occurrence of any Event of Default, Mortgagee, at its option, may exercise any rights and remedies provided to Agent under the Loan Agreement and/or available at law or equity, including all rights and remedies provided under the Uniform Commercial Code in any jurisdiction where enforcement is sought, which include but are not limited to, the following:  (i) without notice accelerate the maturity of any part or all of the Secured Obligations and terminate any agreement for the granting of further credit to Borrower; (ii) sell, lease or otherwise dispose of Collateral at public or private sale; (iii) transfer any Collateral into its own name or that of its nominee; (iv) retain Collateral in satisfaction of the Secured Obligations, with notice of such retention sent to Borrower as required by law; (v) notify any parties obligated on any Collateral consisting of Accounts, Instruments, Chattel Paper, choses in action or the like to make payment to Mortgagee and enforce collection of any Collateral; (vi) file any action or proceeding which Mortgagee deems necessary or appropriate to protect and preserve the right, title and interest of Mortgagee in the Collateral; (vii) exercise its banker's lien or right of setoff in the same manner as though the credit were unsecured and (viii) apply all or a portion of sums received or collected from or on account of Collateral, including the proceeds of any sales thereof, to the payment of the costs and expenses incurred in preserving and enforcing rights of Mortgagee including reasonable attorneys' fees (including the reasonably allocated costs of Mortgagee's in-house counsel, but in no event including general overhead and administrative expenses or expenses in excess of the cost of work if performed by comparable outside counsel), and after application of such sums to the Secured Obligations as set forth in the Loan Agreement, Mortgagee shall account to Borrower for any surplus remaining thereafter, and shall pay such surplus to the party entitled thereto, including any second secured party who has made a proper demand upon Mortgagee and has furnished proof to Mortgagee as requested in the manner provided by law; in like manner, Borrower agrees to pay to Mortgagee without demand any deficiency after any Collateral has been disposed of and proceeds applied as aforesaid.
(b) The exercise by Mortgagee of any one right or remedy shall not be deemed a waiver or release of or any election against any other right or remedy, and Mortgagee may proceed against Borrower and the Collateral and any other collateral granted by Borrower to Mortgagee under any other agreement, all in any order and through any available remedies. A waiver on any one occasion shall not be construed as a waiver or bar on any future occasion. All property of any kind held at any time by Mortgagee as Collateral shall stand as one general continuing collateral security for all the Secured Obligations and may be retained by Mortgagee as security until all the Secured Obligations are fully satisfied.

Section 4.02 Possession of Airframe, Engine, APU, Parts and Spare Parts

. Upon an Event of Default, Mortgagee may, without notice, take possession of the whole or any part of any Airframe, Engine, APU, Parts or Spare Parts and may exclude Borrower, and all persons claiming under Borrower, wholly or partly therefrom. At the request of Mortgagee, Borrower shall promptly deliver or cause to be delivered to Mortgagee or to whomsoever Mortgagee shall designate, at such time or times and place or places as Mortgagee may specify, any item of Collateral specified by Mortgagee. In addition, Borrower will provide, without cost or expense to Mortgagee, storage facilities for such Airframe, Engine, APU, Parts or Spare Parts and will cause such Airframe, Engine, APU, Parts or Spare Parts to be maintained as required by the terms hereof and of the Loan Agreement. If Borrower shall for any reason fail to deliver such Airframe, Engine, APU, Parts or Spare Part or any part thereof after demand by Mortgagee, Mortgagee may, without being responsible for loss or damage, except to the extent caused by the gross negligence or willful misconduct of Mortgagee, (a) obtain a judgment conferring on Mortgagee the right to immediate possession or requiring Borrower to deliver immediate possession of all or part of such Airframe, Engine, APU, Parts or Spare Part to Mortgagee, to the entry of which judgment Borrower hereby specifically consents, or (b) with or, to the fullest extent provided by law, without such judgment, pursue the whole or any part of such Airframe, Engine, APU, Part or Spare Part wherever it may be found and enter any of the premises where such Airframe, Engine, APU, Parts or Spare Part may be and take possession of and remove the same. Upon every such taking of possession, Mortgagee may (but shall not be obligated to), from time to time, make all such reasonable expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Airframe, Engine, APU, Part or Spare Part as Mortgagee may deem proper, which amounts shall be reimbursed in accordance with Section 4.05.

Section 4.03 Receiver

. Mortgagee shall be entitled, as a matter of right as against Borrower, without notice or demand and without regard to the adequacy of the security for the Secured Obligations by virtue of this Mortgage or any other Collateral or to the solvency of Borrower, upon the commencement of judicial proceedings by it to enforce any right under this Mortgage, to the appointment of a receiver of all or any part of the Collateral.

Section 4.04 Sale and Suits for Enforcement.

(a) Upon an Event of Default, Mortgagee, with or without taking possession of an Airframe, Engine, APU, Part or Spare Part, may:

(i) to the extent and in the manner permitted by law, sell at one or more public or private sales, as an entirety or in separate lots or parcels, the whole or any part of such Airframe, Engine, APU, Part or Spare Part, at such place or places and at such time or times and upon such terms, including terms of credit (which may include the retention of title by Mortgagee to the property so sold), as Mortgagee may determine, whether or not such Airframe, Engine, APU, Part or Spare Part shall be at the place of sale; and

(ii) proceed to protect and enforce its rights under this Mortgage by suit, whether for specific performance of any covenant herein contained or in aid of the exercise of any power herein granted or for the foreclosure of this Mortgage and the sale of the Collateral under the judgment or decree of a court of competent jurisdiction or for the enforcement of any other right.

(b) At any public sale of such Airframe, Engine, APU, Part or Spare Part or any Part thereof by Mortgagee pursuant to Section 4.04(a)(i) above, Mortgagee may consider and accept bids requiring the extension of credit to the bidder and may determine the highest bidder at such sale, whether or not the bid of such bidder shall be solely for cash or shall require the extension of credit.

(c) Mortgagee, to the extent permitted by law, may from time to time adjourn any sale under Section 4.04(a)(i) above by announcement at the time and place appointed for such sale or for any adjournment thereof and without further notice or publication, except as may be required by law, such sale to be made at the time and place to which the same shall have been so adjourned.

(d) Upon the completion of any sale under Section 4.04(a)(i) above, full title and right of possession to the Airframe, Engine, APU, Part or Spare Part so sold shall (subject to any retention of title by Mortgagee as part of the terms of such sale) pass to the accepted purchaser forthwith upon the completion of such sale, and Borrower shall deliver, in accordance with the instructions of Mortgagee (including causing the Engine, APU, Part or Spare Part to be flown to such airports as Mortgagee may specify), such Airframe, Engine, APU, Part or Spare Part so sold.  If Borrower shall for any reason fail to deliver such Airframe, Engine, APU, Part or Spare Part, Mortgagee shall have all of the rights granted by Section 4.02 hereof. Mortgagee is hereby irrevocably appointed the true and lawful attorney of Borrower, in its name and stead, to make all necessary conveyances of an Airframe, Engine, APU, or Part or Spare Part if so sold. Nevertheless, if so requested by Mortgagee or by any purchaser, Borrower shall confirm any such sale or conveyance by executing and delivering all proper instruments of conveyance or releases as may be designated in any such request.

(e) Borrower hereby covenants and agrees that a notice, which shall be sent in accordance with the provisions of the Loan Agreement or this Mortgage, at least 10 days before the date of any of the foregoing acts described in this Section 4.04, shall be deemed to be reasonable notice of such act and, specifically, reasonable notification of the time and place of any public sale hereunder and reasonable notification of the time after which any private sale or other intended disposition to be made hereunder is to be made.

Section 4.05 Expenses of Enforcement

. Borrower shall pay to Mortgagee on demand any and all reasonable expenses (including reasonable attorneys' fees and legal expenses) which may have been incurred by Mortgagee, with interest:  (a) in the prosecution or defense of any action growing out of or connected with the subject matter of this Mortgage, the Secured Obligations, the Collateral or any of Mortgagee's rights therein or thereto; or (b) in connection with the custody, preservation, use, operation, preparation for sale or sale of any of the Collateral or in connection with obtaining possession of any of the Collateral, the incurring of all of which are hereby authorized to the extent Mortgagee deems the same advisable. Borrower's liability to Mortgagee for any such payment with interest shall be included in the Secured Obligations. The Proceeds of any Collateral received by Mortgagee at any time before or after default, whether from a sale or other disposition of the Collateral or otherwise, or the Collateral itself, may be applied to the payment in full or in part of such of the Secured Obligations and in such order and manner as Mortgagee may elect. Borrower, to the extent of its rights in the Collateral, waives and releases any right to require Mortgagee to collect any of the Secured Obligations from any other of the Collateral or any other collateral then held by Mortgagee under any theory of marshaling of assets or otherwise.

Section 4.06 Waiver of Appraisement, Etc

. Borrower agrees, to the fullest extent that it lawfully may, that Borrower will not (and hereby irrevocably waives its right to) at any time plead, or claim the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Collateral.

Section 4.07 Remedies Cumulative

. No remedy herein conferred upon Mortgagee is intended to be exclusive of any other remedy, but every such remedy shall be cumulative and shall be in addition to every other remedy herein conferred or now or hereafter existing in law. In addition, to the remedies provided in this Mortgage, the Mortgagee shall have and enjoy all of the remedies provided to it in the Convention.

Section 4.08 Application of Proceeds

. Proceeds of any sale, lease or other disposition or other realization upon any Collateral pursuant to this Mortgage and all other sums realized or held by the Mortgagee under this Mortgage or any proceedings hereunder (including any proceeds of insurance) shall be applied by any Lender or Non-Lender upon receipt as set forth in the Loan Agreement.

Section 4.09 Delay or Omission; Possession of Notes.

(a) No delay or omission of Mortgagee to exercise any right or remedy arising upon the happening of any Default or Event of Default shall impair any right or remedy or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein and every right and remedy given to Mortgagee by this Article 4 or by Applicable Law may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

(b) All rights of action under this Mortgage may be enforced by Mortgagee without the possession of the Note or any other instrument or document evidencing any obligation or the production thereof in any proceeding.

Section 4.10 Power of Attorney

. Borrower hereby irrevocably appoints Mortgagee the true and lawful attorney of Borrower for the duration of this Mortgage (with full power of substitution) in the name, place and stead of, and at the expense of, Borrower in connection with the enforcement of the rights and remedies provided for in this Article 4:  (a) to give any necessary receipts or acquittances for amounts collected or received hereunder; (b) to make all necessary transfers of the Airframe, Engine, APU, Parts or Spare Parts in connection with any sale, lease or other disposition made pursuant hereto; (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale, lease or other disposition, Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto; (d) to execute in Borrower's name and file one or more financing, amendment and continuation statements covering the Collateral in order to perfect or continue a perfected Mortgagee's Lien upon the Collateral if Borrower fails to do so promptly after request therefor by Mortgagee, including filing any financing or continuation statement without the signature of Borrower to the extent permitted by Applicable Law; (e) to register, amend, assign, subordinate, consent to or discharge any registrations on the International Registry; (f) to sign any agreements, orders or other documents in connection with or pursuant to a given Lease; (g) to receive, open, and retain all mail addressed to Borrower relating to the Collateral, (h) to make, settle, and adjust all claims under Borrower's or any Lessee’s policies of insurance and make all determinations and decisions with respect to such policies of insurance relating to the Collateral; and (i) to settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Mortgagee determines to be reasonable, and Mortgagee may cause to be executed and delivered any documents and releases which Mortgagee determines to be necessary.  Except for item (d) above, the power of attorney granted hereby may not be exercised unless an Event of Default has occurred and is continuing and Mortgagee has notified Borrower that it will enforce its security interest in the Collateral if such notice is specifically required under the applicable Loan Documents (including pursuant to any notice and cure rights).  The appointment of Mortgagee as Borrower's attorney-in-fact, and each and every one of Mortgagee's rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations have been fully repaid and performed.  MORTGAGEE AND ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, LENDERS OR REPRESENTATIVES SHALL NOT BE RESPONSIBLE TO BORROWER OR ANY OTHER PERSON FOR ANY ACT OR FAILURE TO ACT PURSUANT TO THE POWERS GRANTED UNDER THE POWER OF ATTORNEY HEREIN OR OTHERWISE, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.  Nevertheless, if so requested by Mortgagee or a purchaser, lessor or lessee, Borrower shall ratify and confirm any such sale, lease or other disposition by executing and delivering to Mortgagee or such purchaser, lessor or lessee all proper bills of sale, assignments, releases, leases and other instruments as may be designated in any such request. Any such attorney of Borrower shall have full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as Borrower might do, and Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. The rights of the Mortgagee under this section shall be in addition to the rights of the Mortgagee under the IDERA, as set forth in section 3.02 above.

Section 4.11 Waiver of Claims

.  To the maximum extent permitted by Applicable Law, Borrower waives all claims, damages, and demands against Mortgagee, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral and any other acts or failure to act in connection with Mortgagee's rights and remedies hereunder, except such as are determined in a final judgment by a court of competent jurisdiction to have arisen out of the gross negligence or willful misconduct of such Person.

Section 4.12 Additional Waivers

.  Borrower waives:  (a) all right to require Mortgagee to proceed against any other person including any other borrower hereunder or under the Loan Agreement or to apply any Collateral Mortgagee may hold at any time or to pursue any other remedy, Collateral, endorsers or guarantors may be released, substituted or added without affecting the liability of Borrower hereunder; (b) the defense of the statute of limitations in any action upon any obligations of Borrower secured hereby; (c) any right of subrogation and any right to participate in Collateral until all obligations secured hereby have been paid in full; and (d) to the fullest extent permitted by law, any right to oppose the appointment of a receiver or similar official to operate Borrower's business after the occurrence and during the continuance of an Event of Default.

ARTICLE 5.

CONCERNING THE LEASES

Section 5.01 Acknowledgement of Leases

. Borrower and Mortgagee acknowledge and agree for the benefit of each Permitted Lessee that notwithstanding any other provisions hereof to the contrary, including but not limited to Mortgagee’s remedies under Sections 4.02 and 4.04, the Lien of this Mortgage shall be expressly subject to all of the rights of such Permitted Lessee under the applicable Lease so long as no Event of Default under a given Lease has occurred and so long as the Lessee performs its obligations under the Acknowledgement.

Section 5.02 Quiet Enjoyment, Etc

. Borrower and Mortgagee acknowledge and agree for the benefit of each Permitted Lessee that notwithstanding any other provision hereof to the contrary:

(a) so long as no Event of Default under the Lease shall have occurred and the Lessee performs its obligations under the Acknowledgement, Mortgagee shall not interfere or permit any Person acting by, through or under Mortgagee to interfere with any right of such Permitted Lessee peaceably and quietly without hindrance or molestation to hold, possess and use, during the term of the applicable Lease and in accordance with the terms thereof, the Airframe, Engine, APU, Part or Spare Part;

(b) subject to the provisions of this Mortgage and the Acknowledgement, and until the occurrence of an Event of Default and upon demand by Mortgagee, Borrower may exercise all the rights and enjoy all the benefits of the lessor under the applicable Lease.

(c) any amounts held by Mortgagee or any agent or trustee acting on behalf of Mortgagee for which application is provided in a given Lease or applicable replacement Lease shall be applied solely as provided in such Lease.

Section 5.03 Only One Original Lease

. One originally executed counterpart of each Lease included in the Collateral shall be marked "original" and legended in form satisfactory to Mortgagee to indicate that such Lease is the original of a given Lease with all other copies marked "copy." The original Lease shall be delivered by Borrower to Mortgagee together with the original bill of sale for the equipment being leased, prior to said Lease being included in the Borrowing Base (subject to the terms and conditions in the Loan Agreement).

Section 5.04 Miscellaneous.

(a) Borrower shall remain liable as lessor under the applicable Lease to perform all the obligations assumed by Borrower thereunder. The obligations of Borrower under the applicable Lease may be performed by Mortgagee or any subsequent assignee of Mortgagee ("Subsequent Mortgagee") without releasing Borrower therefrom. Mortgagee or any Subsequent Mortgagee shall have no liability or obligation under any Lease by reason of this Mortgage and shall not, by reason of this Mortgage, be obligated to perform any of the obligations of Borrower under the Leases or to file any claim or take any other action to collect or enforce any payment assigned hereunder.

(b) Borrower hereby agrees (i) to perform duly and punctually each of the terms, conditions and covenants contained in a given Lease, and (ii) subject to Borrower's business judgment and reasonable commercial practice, to exercise promptly and diligently each and every right Borrower may have under a given Lease.

(c) Borrower does hereby warrant and represent that all Leases are in full force and effect and that Borrower has not assigned or pledged, and hereby covenants that Borrower will not assign or pledge, so long as this Mortgage shall remain in effect, the whole or any part of the rights hereby assigned, to anyone other than Mortgagee.

ARTICLE 6.

MISCELLANEOUS PROVISIONS

Section 6.01 Amendments, Etc

. No amendment or waiver of any provision of this Mortgage, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Mortgagee, and registered with the International Registry if required by Mortgagee, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 6.02 Notices

. All notices, requests and demands to or upon the respective parties hereto to be effective, shall be in writing and shall be personally delivered or sent by facsimile (with subsequent written confirmation) or by registered or certified first class mail, postage prepaid, return receipt requested, or by nationally recognized overnight (or next business day) courier service and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, on the day that such facsimile is transmitted, or, if by first class mail, five (5) days following the date on which such writing is deposited with the postal service, or the day after the date when deposited with a nationally recognized overnight (or next business day) courier service, addressed as follows, or to such other address as either party hereto may hereafter specify in writing to the other party:

Borrower:	AeroCentury Corp. 1440 Chapin Avenue, Suite 310 Burlingame, California 94010 Attn: Neal D. Crispin, President Telephone: 650-340-1880 Facsimile: 650-696-3929
Mortgagee:
Union Bank, N.A.
Northern California Commercial Banking Division
350 California Street
San Francisco, CA 94104
Attn:  San Francisco Commercial Banking
Telephone No.:  (415) 705-7385
Facsimile No.:  (415) 705-7111

with a copy to:
Sheppard Mullin Richter & Hampton LLP
Four Embarcadero Center, 17th Floor
San Francisco, CA 94111-4106
Attn:  Juliette M. Ebert, Esq.
Telephone No.:  (415) 434-9100
Facsimile No.:  (415) 434-3947

Section 6.03 Continuing Lien and Security Interests; Transfer.

(a) This Mortgage shall create a continuing lien and security interest in the Collateral and shall (i) remain in full force and effect until payment and performance in full of all the Secured Obligations, (ii) be binding upon Borrower, its successors and assigns, and (iii) inure, together with the rights and remedies of Mortgagee hereunder, to the benefit of Mortgagee, and its respective successors, transferees and assigns.

(b) Mortgagee may, with the consent of Borrower (which consent shall not be unreasonably withheld) and subject to the provision of Section 13.8 of the Loan Agreement, assign or otherwise transfer the Note held by Mortgagee and/or its rights hereunder or under the Loan Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to Mortgagee herein or otherwise, subject, however, to the provisions hereof; provided, however, that, as soon as practicable after such assignment or transfer, Mortgagee shall notify Borrower of any change in payment instructions necessitated by such assignment or transfer. Lack of registering any assignment under the Convention shall not affect in any way Borrower's consent and agreement to the assignment.

Section 6.04 Governing Law; Service of Process; Choice of Forum.

(a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.  This Mortgage is subject to Sections 12.14 and 12.15 of the Loan Agreement regarding consent to jurisdiction and service of process and waiver of a jury trial.

(b) To the extent permitted by law, service of process in any action against Borrower or Mortgagee may be made by registered or certified mail, return receipt requested, to its address indicated herein.

(c) Borrower agrees that any final judgment rendered against it in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

Section 6.05 Severability; Drafting

. The invalidity of any one or more of the provisions of this Mortgage shall not affect the remaining provisions of this Mortgage. If any one or more of the provisions of this Mortgage should be held by any court of law to be invalid, or should operate to render this Mortgage invalid or to impair the lien and security interest of this Mortgage on all or the major portion of the property intended to be mortgaged hereunder, this Mortgage shall be construed as if such provisions had not been contained therein.  In the event of a dispute between any of the parties hereto over the meaning of this Mortgage, all parties shall be deemed to have been the drafter hereof, and any Applicable Law that states that contracts are construed against the drafter shall not apply.

Section 6.06 Entire Agreement

. This Mortgage (including all exhibits hereto) and the documents executed pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and there are not other prior or contemporaneous written or oral understandings with regard to the subject matter hereof.

Section 6.07 Counterparts

. This Mortgage may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.08 Loan Agreement to Control

. In the event of a conflict between the terms of this Mortgage and the terms of the Loan Agreement, the terms of the Loan Agreement shall control.

Section 6.09 Section Titles

.  The Section titles and Table of Contents contained in this Mortgage and any other Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 6.10 Time of the Essence

.  Time is of the essence for performance of any obligations under this Mortgage.

Section 6.11 Termination and Release.

(a) Termination; Full Release.  This Mortgage shall create a continuing lien and security interest in the Collateral and shall remain in full force and effect until the earlier to occur of the following: (i) payment in full of the Secured Obligations (other than contingent obligations which by their nature cannot be satisfied by payment at such time) and either (x) expiration of the term of the Loan Agreement or (y) termination of the obligation of any Lender and Non-Lender to make any advances to Borrower pursuant to the Loan Agreement or any other Loan Documents; or (ii) release by the Mortgagee of the Lien created hereunder in accordance with the terms and conditions of this Mortgage, the Loan Agreement and the other Loan Documents, this Mortgage, at which time all of the powers, rights and interests granted hereunder and created hereby shall forthwith terminate, and the Mortgagee shall, at the cost and expense of Borrower, execute and deliver all such documents and instruments reasonably necessary to accomplish the same, within a reasonable period of time.

(b) Partial Release.  Notwithstanding paragraph (a), Borrower shall be entitled to have any item of Collateral released from this Mortgage, which partial releases shall be in form reasonably satisfactory to Mortgagee, for the following reasons: (i) for sale or other disposal of Collateral in accordance with the Loan Agreement; or (ii) to allow the relevant Collateral to be pledged to another lender in connection with the incurrence of Debt permitted under Sections 7.12 and 7.13 of the Loan Agreement, but solely to the extent the Lien created herein shall be required to be released and not subordinated as a condition thereof (and Borrower shall use reasonable efforts to require such subordination in lieu of release).  If any item of Collateral released pursuant to the foregoing is then the subject of a Lease from Borrower and if the Lessee has deposited with Borrower any Security Deposit or related cash, letter of credit, or guaranty, a maintenance reserve or other cash deposit that does not constitute payment of rental under the relevant Lease, then at the time of release of the relevant Collateral the Mortgagee shall also release the related cash deposit and letter of credit.  Notwithstanding the foregoing, Borrower shall not be entitled to a release of any item of Collateral unless, at the time of such release: (i) Borrower complies with all requirements set forth in the Loan Agreement regarding the sale, disposal or other transfer of such Collateral and in any other Loan Document; (ii) there is not then existing an Default or Event of Default; and (iii) no Default, Event of Default or Overadvance would exist immediately following the release.

 [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Mortgage and Security Agreement to be duly executed and delivered as of the day and year first above written.

AEROCENTURY CORP.,
as Borrower

By _________________________
Name:
Title:

UNION BANK, N.A., as Agent,

as Mortgagee

By:_____________________
Name:           Kevin Sullivan
Title:   Senior Vice President

W02-WEST:5JDA1\402474963.6	-S-1-	Mortgage & Security Agreement
AeroCentury

EXHIBIT A

LIST OF COLLATERAL AND RELATED LEASES

W02-WEST:5JDA1\402474963.6	Exhibit A	AeroCentury – Mortgage and Security Agreement
0a22-152811

EXHIBIT B

Form of Mortgage Supplement

MORTGAGE SUPPLEMENT NO. [__]

THIS MORTGAGE SUPPLEMENT NO. [__], dated as of [__________], 20[_], of AEROCENTURY CORP. (together with its successors and assigns being hereinafter called "Borrower"), supplements the Mortgage and Security Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, herein called the "Mortgage"), made by Borrower in favor of UNION BANK, N.A., as agent for itself and the Lenders as described in the Loan Agreement referred to below (Union Bank, N.A. in its capacity as agent for itself and the Lenders, together with its successors and assigns, "Mortgagee"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Mortgage.

W I T N E S S E T H:

WHEREAS, the Mortgage provides for the execution and delivery from time to time of Mortgage Supplements thereto substantially in the form hereof, each of which shall particularly describe the Airframe, Engines, APU, Parts and Spare Parts then being mortgaged (as such terms and other terms used herein are defined in the Mortgage with the same meanings) and shall specifically mortgage such Airframe, Engines, APU, Parts and Spare Parts to Mortgagee; and

WHEREAS, the Mortgage relates in part to the Airframe, Engines and APU described in the following paragraph.

NOW, THEREFORE, to secure (i) the prompt and complete payment and performance when due of all of the Secured Obligations and (ii) the performance and observance by Borrower of all the agreements, covenants and provisions in the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of the sum of $1.00 paid to Borrower by Mortgagee at or before the delivery hereof, the receipt of which is hereby acknowledged, Borrower has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, granted a security interest in and confirmed unto Mortgagee, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge, grant a security interest in and confirm unto Mortgagee, the following described property (the "Mortgaged Property"):

A.

(i)           [AIRFRAME]; and

(ii)           [ENGINE] NOTE 550 HORSEPOWER FOR ENGINES;

(iii)           the Aircraft Lease Agreement, dated [_________], 20[__], between Borrower, as Lessor, and [Name of Lessee], a [_____] company, as Lessee.

B.           all Parts and Spare Parts;

C.           all Records relating to any of the property described in paragraphs A and B above; and

D.           all Proceeds relating to any of the property described in paragraphs A and B above.

TO HAVE AND TO HOLD all and singular the aforesaid property unto Mortgagee, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

This Mortgage Supplement shall be construed as supplemental to the Mortgage and shall form a part of the Mortgage and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

This Mortgage Supplement is being delivered in the State of California.

This Mortgage Supplement may be executed by Borrower and Mortgagee in separate counterparts, each of which when so executed and delivered is an original, but all such counterparts shall together constitute but one and the same Mortgage Supplement.

AND, FURTHER, Borrower hereby acknowledges that the Mortgaged Property has been delivered to Borrower and is included in the property of Borrower covered by all the terms and conditions of the Mortgage.

[Signature Page Follows]

W02-WEST:5JDA1\402474963.6	Exhibit B	AeroCentury – Mortgage and Security Agreement
0a22-152811

IN WITNESS WHEREOF, Borrower and Mortgagee have each caused this Mortgage Supplement No. [_] to be duly executed as of the day and year first written above.

AEROCENTURY CORP.,

as Borrower

By: _________________________

Name:

Title:

UNION BANK, N.A., as Agent,

as Mortgagee

By:_____________________
Name:           Kevin Sullivan
Title:   Senior Vice President

W02-WEST:5JDA1\402474963.6	Exhibit B	AeroCentury – Mortgage and Security Agreement
0a22-152811

EXHIBIT C

IRREVOCABLE DE-REGISTRATION

AND EXPORT REQUEST AUTHORIZATION

[___________,_____]

To:           [THE RELEVANT CIVIL AVIATION AUTHORITY OF THE COUNTRY WHERE THE AIRCRAFT IS REGISTERED] (the "Civil Aviation Authority")

Re:           Irrevocable De-Registration and Export Request Authorization

The undersigned is the registered owner of the [insert the airframe/helicopter manufacturer name and model number] bearing manufacturer's serial number [xxx] and [United States registration number N________] (together with all installed, incorporated or attached accessories, parts and equipment, the "Aircraft").

This instrument is an irrevocable de-registration and export request Authorization issued by the undersigned in favor of UNION BANK, N.A.. AS AGENT (the "Authorized Party") under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests:

(i)	Recognition that the Authorized Party or the person it certifies as its designee is the sole person entitled to:

(a)
procure the de-registration of the aircraft from the Civil Aviation Authority for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944, and

(b)	procure the export and physical transfer of the aircraft from the [country of export]; and

(ii)
Confirmation that the Authorized Party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in the [country of export] shall cooperate with the Authorized Party with a view to the speedy completion of such action.

The rights in favor of the Authorized Party established by this instrument may not be revoked by the undersigned without the written consent of the Authorized Party.

Please acknowledge your agreement to this request and its terms by appropriate notation in the space provided below and lodging this instrument in the Civil Aviation Authority.

[Signature Page Follows]

AEROCENTURY CORP.

By:______________________

Name:____________________

Title:_____________________

State of California

County of ___________

On ______________________ before me, (here insert name and title of the officer), personally appeared __________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________________  (Seal)

W02-WEST:5JDA1\402456128.14	E-	AeroCentury – Loan and Security Agreement
0A22-152811

Exhibit F

BENEFICIAL INTEREST PLEDGE

AND SECURITY AGREEMENT

dated as of April 28, 2010

among

AEROCENTURY CORP.,

as Owner Participant,

UNION BANK, N.A.,

as Agent

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,

as Owner Trustee

W02-WEST:5JDA1\402480153.3	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT
AeroCentury

BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT

THIS BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, the  "Pledge Agreement"), dated as of April 28, 2010, is among AEROCENTURY CORP., a Delaware corporation (the "Owner Participant"), WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (the "Owner Trustee"), not individually, but solely as Owner Trustee under the Trust Agreement (as hereinafter defined), and UNION BANK, N.A. (the "Agent"), in its capacity as Agent, for itself and on behalf of the Lenders and Non-Lenders under the Loan Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, AeroCentury Corp., a Delaware corporation (the "Owner Participant") and the Owner Trustee entered into that certain Trust Agreement "Icon/Wideroe 1999-1 Business Trust" dated as of October 26, 1999 between Icon Cash Flow Partners L.P., Series D, as beneficiary, and First Security Bank, National Association, as owner trustee, as modified by that certain Assignment and Assumption and Trust Amendment Agreement dated September 8, 2000 among Icon Cash Flow Partners L.P., Series D, as assignor, AeroCentury Investments II LLC, as assignee ("AeroCentury Investments"), and First Security Bank, National Association, as owner trustee, as modified by that certain Trust Amendment dated as of September 26, 2001 between AeroCentury Investments and Owner Trustee, successor in interest to First Security Bank, National Association, as modified by that certain Second Assignment and Assumption and Trust Amendment Agreement dated as of April 18, 2006 between AeroCentury Investments, as assignor, Borrower, as parent, AeroCentury Investments IV LLC, as assignee ("AeroCentury IV"), and Owner Trustee, as modified by that certain Assignment and Assumption and Trust Amendment Agreement dated as of March 25, 2009 among AeroCentury IV, as assignor, Owner Participant, as assignee, and Owner Trustee (as amended from time to time, the "Trust Agreement"), pursuant to which the Owner Trustee has agreed to hold the Trust Estate (as defined in the Trust Agreement) for the benefit of the Owner Participant in accordance with the terms of the Trust Agreement;

WHEREAS, the Owner Trustee made that certain Owner Trustee Guaranty, dated as of even date herewith in favor of the Agent (the "Owner Trustee Guaranty"), pursuant to which the Owner Trustee agreed to guaranty, inter alia, certain obligations of the Owner Participant in accordance with the terms of the Owner Trustee Guaranty, which Owner Trustee Guaranty are secured by that certain Owner Trustee Mortgage and Security Agreement dated as of even date herewith, made by the Owner Trustee, in its capacity as trustee, in favor of the Agent (collectively, the "Owner Trustee Mortgages").

WHEREAS, Owner Participant, Union Bank, N.A., together with any other Lenders from time to time (collectively, the "Lenders") and Union Bank, N.A., as Agent, have entered into that certain Loan and Security Agreement, dated as of even date herewith] (as amended, restated, modified or supplemented from time to time, the "Loan Agreement"); and

WHEREAS, it is a condition under the Loan Agreement that the Owner Participant and the Owner Trustee shall have executed and delivered this Pledge Agreement to the Agent, pursuant to which the Owner Participant shall pledge to the Agent all of the Owner Participant's rights and interests in, to and under the Trust Agreement, including, without limitation, all of the Owner Participant's right, title and interest thereunder in and to the Trust Estate (such rights and interests and such right, title and interest being referred to herein collectively as the "Beneficial Interest").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner Participant and the Owner Trustee hereby agree with the Agent as follows:

1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Loan Agreement, and the following terms shall have the following meanings (and shall be applicable to both the singular and the plural forms of such terms):

"Code" means the Uniform Commercial Code as from time to time in effect in the State of California.

"Collateral" shall have the meaning assigned to it in Section 2 of this Pledge Agreement.

"Equipment" shall mean, collectively, the "Aircraft" as more specifically defined in the Trust Agreement.

"Excluded Payment" means (i) any indemnity payments paid or payable pursuant to any of the Lease to or in respect of the Owner Participant, its Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents or any corresponding payments, (ii) proceeds of public liability insurance in respect of any of the Equipment payable as a result of insurance claims made, or losses suffered, by the Owner Participant, which are payable directly to or in respect of the Owner Participant, or its Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents, respectively, for its own account, (iii) proceeds of insurance maintained with respect to any of the Equipment by the Owner Participant or any Affiliate thereof for its or their own account or benefit and permitted under the applicable Lease, (iv) any interest that pursuant to the Loan Documents may from time to time accrue in respect of any of the amounts described in clauses (i) through (iii) above, (v) the proceeds from the enforcement of any right to enforce the payment of any amount described in clauses (i) through (iii) above (provided that the rights referred to in this clause (v) shall not be deemed to include the exercise of any remedies provided for in any of the Lease other than the right to sue for specific performance of any covenant to make such payment or to sue for damages in respect of the breach of any such covenant), and (vi) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, any Excluded Payments. Nothing herein is intended to limit or restrict any Lien granted to the Agent under any other Loan Document.

"Lease" shall mean, collectively, that certain lease agreement described in the Trust Agreement.

"Lessee" shall mean the "Lessee'" under the Lease.

"Proceeds" shall have the meaning specified in the Code.

"Trust Estate" shall mean the "Trust Estate" described in the Trust Agreement.

2. Grant of Lien. (a) As collateral security for the prompt payment and performance of all Obligations and all obligations of Borrower under Non-Lender Protection Agreements (referred to herein collectively as the "Secured Obligations"), for the ratable benefit of Lenders and Non-Lenders, the Owner Participant hereby grants, bargains, conveys and assigns to the Agent a first priority Lien in all of the following property now owned or at any time hereafter acquired by the Owner Participant or in which the Owner Participant now has or at any time in the future may acquire any right, title or interest, excluding, however, any and all Excluded Payments (collectively, the "Collateral"):

(1) the Beneficial Interest (including, without limitation, all rights of the Owner Participant in and to the Trust Agreement and the Trust Estate and all rights of Owner Participant in and to the Lease and any insurance or requisition proceeds in respect of any of the Equipment); and

(2) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing (including, without limitation, proceeds of the sale of any of the Equipment).

(b) So long as an Event of Default has not occurred and is not continuing, the Owner Participant shall be entitled to remain in full possession, enjoyment and control of the Collateral and to manage and use the same and each part thereof with the same rights and franchises appertaining thereto; provided always that the possession, use, enjoyment and control of the Collateral shall at all times be subject to the terms of this Pledge Agreement and the other Loan Documents and the Lien and security interest granted hereunder and thereunder.

3. Limitations on Agent's Obligations. Anything herein to the contrary notwithstanding, the Owner Participant and the Owner Trustee shall remain liable under any agreement constituting part of or relating to the Beneficial Interest to observe and perform all the conditions and obligations to be observed and performed by them thereunder, all in accordance with the terms and provisions thereof. The Agent shall have no obligation or liability under any agreement constituting part of or relating to the Beneficial Interest by reason of or arising out of this Pledge Agreement or the receipt by the Agent of any payment relating thereto pursuant hereto, nor shall the Agent be obligated in any manner to perform any of the obligations of the Owner Participant under or pursuant to any agreement constituting part of or relating to the Beneficial Interest, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any agreement constituting part of or relating to the Beneficial Interest, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

4. Representations and Warranties. The Owner Participant hereby represents and warrants that:

(a) Title; No Other Liens. Except for the Lien granted to the Agent pursuant to this Pledge Agreement and Permitted Liens, the Owner Participant has not granted any Lien in, or other claims in respect of, the Collateral. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral has been placed by the Owner Participant on file or of record in any public office, except such as may have been filed in favor of the Agent pursuant to this Pledge Agreement or another Loan Document.

(b) Perfected First Priority Liens. The Owner Participant will take such action within the United States as the Agent reasonably determines necessary in order to perfect a first priority Lien in the Collateral in favor of the Agent.

(c) Contracts. Other than consents obtained and delivered to the Agent pursuant to the Loan Agreement, to the Owner Participant's knowledge no consent of any party (other than the Owner Participant and the Owner Trustee) is required, or purports to be required, in connection with the execution, delivery and performance of this Pledge Agreement. Assuming the due authorization, execution and delivery by the other parties thereto, all agreements constituting part of the Beneficial Interest to which the Owner Participant is a party is in full force and effect and constitutes a valid and legally enforceable obligation of the Owner Participant, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority applicable to it is required in connection with the execution, delivery and performance by the Owner Participant or the validity or enforceability against the Owner Participant of any agreement constituting part of the Beneficial Interest other than those which have been duly obtained, made or performed. Neither the Owner Participant nor (to the best of the Owner Participant's knowledge) any other party to any agreement constituting part of the Beneficial Interest is in default in the performance or observance of any of the terms thereof. The Owner Participant has fully performed all obligations owing up to this date under all agreements constituting part of the Beneficial Interest. The right, title and interest of the Owner Participant in, to and under all agreements constituting part of the Beneficial Interest are not subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of such agreements as Collateral, nor have any of the foregoing been asserted or alleged against the Owner Participant as to any agreement constituting part of or relating to the Beneficial Interest. The Owner Participant has delivered to the Agent a complete and correct copy of all agreements constituting part of or relating to the Beneficial Interest, including all amendments, supplements and other modifications thereto.

5. Covenants. The Owner Participant covenants and agrees with the Agent that, from and after the date of this Pledge Agreement until the Secured Obligations are paid in full or the Lien created hereunder is released or terminated in accordance with the terms hereof:

(a) Further Documentation. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Owner Participant, the Owner Participant will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in the applicable jurisdiction with respect to the Liens created hereby. A carbon, photographic or other reproduction of this Pledge Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

(b) Expenses of Enforcement. The Owner Participant shall pay to the Agent on demand any and all reasonable expenses (including reasonable attorneys' fees and legal expenses) which may have been incurred by the Agent, with interest (i) in the prosecution or defense of any action growing out of or connected with the subject matter of this Pledge Agreement, the Secured Obligations, the Collateral or any of the Agent's rights therein or thereto; or (ii) in connection with the custody, preservation, use, operation, preparation for sale or sale of any of the Collateral or in connection with obtaining possession of any of the Collateral, the incurring of all of which are hereby authorized to the extent the Agent deems the same advisable. The Owner Participant's liability to the Agent for any such payment with interest shall be included in the Secured Obligations. The Proceeds of any Collateral received by the Agent at any time before or after default, whether from a sale or other disposition of Collateral or otherwise, or the Collateral itself, may be applied to the payment in full or in part of such of the Secured Obligations and in such order and manner as the Agent may elect. The Owner Participant, to the extent of its rights in the Collateral, waives and releases any right to require the Agent to collect any of the Secured Obligations from any other of the Collateral or any other collateral then held by the Agent under any theory of marshaling of assets or otherwise.

(c) Notices. The Owner Participant will advise the Agent promptly, in reasonable detail, at its address set forth in the Loan Agreement, of any Lien (other than Liens created hereby or permitted under the Loan Agreement) on, or claim asserted against, any of the Collateral.

(d) No Amendment to Trust Agreement. The Owner Participant will not amend, supplement, modify or terminate the Trust Agreement, or revoke any of the trusts established pursuant to the Trust Agreement, without the Agent's prior written consent; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Owner Participant may, without such consent: (1) amend or supplement the Trust Agreement to add property to the Trust Estate thereof or to substitute Equipment, provided that the terms of the Loan Agreement are complied with in connection with such substitution; (2) amend the Trust Agreement in any manner that does not adversely affect the interests of the Agent; and (3) replace the Owner Trustee under the Trust Agreement in accordance with the terms thereof, provided that the successor Owner Trustee agrees in writing to be bound by the terms of this Pledge Agreement and the applicable Owner Trustee Guaranty and the applicable Owner Trustee Mortgage.

(e) Information and Reports. The Owner Participant will promptly furnish or cause to be furnished to the Agent such information, reports and records in respect of or relating to the Beneficial Interest as the Agent may reasonably request from time to time.

(f) Transfer and Liens. Except as may be permitted by the Loan Agreement, the Owner Participant will not without the prior written consent of the Agent sell, transfer, assign or otherwise encumber or dispose of the Beneficial Interest (or any interest or right therein, including but not limited to a transfer of Owner Participant's interest pursuant to the Trust Agreement) or create or incur any Lien (other than a Permitted Lien) in or upon the Beneficial Interest (or any part thereof).

(g) Books and Records; Inspection. The Owner Participant will faithfully keep or cause to be kept complete and accurate books and records and make all necessary entries therein to reflect the quantities, costs, current values and locations of all Collateral, the events and transactions giving rise thereto and all payments, credits and adjustment applicable thereto, shall keep the Agent fully and accurately informed as to the locations of all such books and records and shall permit the Agent's agents to have such access to them and to any other records pertaining to the Owner Participant's business as the Agent may request from time to time.

6. Agent's Appointment as Attorney-in-Fact.

(a) Powers. The Owner Participant hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Owner Participant and in the name of the Owner Participant or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, and, without limiting the generality of the foregoing, the Owner Participant hereby gives the Agent the power and right, on behalf of the Owner Participant, without notice to or assent by the Owner Participant, to do the following:

(i) in the case of any Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Owner Participant or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any agreement constituting part of the Beneficial Interest or with respect to any other Collateral (including, without limitation, the Trust Estate) and to file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any agreement constituting part of the Beneficial Interest or with respect to any other Collateral (including, without limitation, the Trust Estate) whenever payable;

(ii) pay or discharge taxes and Liens (other than Permitted Liens) levied or placed on or threatened against the Collateral or any part thereof; and

(iii) upon the occurrence and during the continuance of any Event of Default (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (D) to defend any suit, action or proceeding brought against the Owner Participant with respect to any Collateral; (E) settle, compromise or adjust any suit, action or proceeding described in clause (D) above and, in connection therewith, give such discharges or releases as the Agent may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and perform at the Agent's option and the Owner Participant's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's Liens thereon and to effect the intent of this Pledge Agreement, all as fully and effectively as the Owner Participant might do.

This power of attorney is a power coupled with an interest and shall be irrevocable. The Agent agrees not to exercise its rights under this Section 6(a) unless an Event of Default then exists or when doing so would be inconsistent with the acknowledgment and agreement made by the Agent under Sections 5.01 and 5.02 of the Owner Trustee Mortgages for the benefit of the applicable Lessee.

(b) Other Powers. The Owner Participant also authorizes the Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c) No Duty on Agent's Part. The powers conferred on the Agent hereunder are solely to protect the Agent's interests in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Owner Participant for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

7. Performance by Agent of Owner Participant's Obligations. If the Owner Participant fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Pledge Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at the Default Rate, shall be payable by the Owner Participant to the Agent on demand and shall constitute Secured Obligations secured hereby.

8. Proceeds. It is agreed that if an Event of Default shall occur and be continuing (a) all Proceeds received by the Owner Participant consisting of cash, checks and other near-cash items shall be held by the Owner Participant in trust for the Agent, segregated from other funds of the Owner Participant, and shall, forthwith upon receipt by the Owner Participant, be turned over to the Agent in the exact form received by the Owner Participant (duly endorsed by the Owner Participant to the Agent, if required), and (b) any and all such Proceeds received by the Agent (whether from the Owner Participant or otherwise) may, in the sole discretion of the Agent, be held by the Agent and applied in the manner specified in Section 11 hereof.

9. Remedies. If an Event of Default shall occur and be continuing, the Agent may exercise, in addition to all other rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Owner Participant or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Owner Participant, which right or equity is hereby waived or released. The Owner Participant further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Owner Participant's premises or elsewhere. To the extent permitted by applicable law, the Owner Participant waives all claims, damages and demands it may acquire against the Agent arising out of its exercise of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given, and the Agent agrees to give such notice to the Owner Participant in any event, at least ten (10) Business Days before such sale or other disposition.

10. Limitation on Duties Regarding Preservation of Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Owner Participant or otherwise.

11. Application of Proceeds. All amounts received by the Agent in respect of any of the Collateral after the occurrence of an Event of Default and all Proceeds received by the Agent with respect to the exercise of remedies against the Collateral (or any part thereof) shall be held by the Agent and applied in the manner specified in the Loan Agreement.

12. The Owner Trustee. The Owner Trustee acknowledges and consents to the grant and pledge of the Liens in the Beneficial Interest as set forth in Section 2 hereof and irrevocably agrees as follows:

(a) The Owner Trustee hereby covenants with and undertakes to the Agent as follows:

(i) it shall promptly furnish or cause to be furnished to the Agent such information, reports and records in respect of or relating to the Beneficial Interest as the Agent may reasonably request from time to time;

(ii) except as may be permitted by the Loan Agreement, it shall not without the prior written consent of the Agent sell, transfer, assign or otherwise encumber or dispose of the Beneficial Interest (or any interest or right therein, including but not limited to a transfer of Owner Participant's interest pursuant to the Trust Agreement) or create or incur any Lien (other than a Permitted Lien) in or upon the Beneficial Interest (or any part thereof); and

(iii) following the occurrence of an Event of Default and while the same is continuing, it will (a) refrain from taking any action at the request of Owner Participant in relation or relating to the Beneficial Interest, and shall, prior to taking any such requested action, obtain written consent from Agent for the same, and (b) take any action as requested in writing by Agent from time to time.

(b) The Agent shall at any time following the occurrence of an Event of Default and while the same is continuing be entitled by written notice to the Owner Participant and the Owner Trustee to direct the Owner Trustee (subject to the terms of the Trust Agreement) to: (i) exercise any and all of the rights of the Owner Trustee in respect of any of the Lease or any other agreement comprising part of the Trust Estate, in each case in accordance with the terms thereof provided that the Owner Trustee shall not be obligated to take any steps pursuant to such notice which would result in a breach by it of its obligations under any of the aforementioned agreements; and/or (ii) pay all monies payable to the Owner Participant pursuant to the terms of the Trust Agreement or in connection with the Beneficial Interest by wire transfer in immediately available funds directly to the Agent to the following account:

Union Bank, N.A.
ABA No. 122-000-496
Account No. [_____________] [TO BE PROVIDED BY AGENT]
Attn: Commercial Loan Operations
Ref: AeroCentury Corp.

Accordingly, the Owner Trustee irrevocably agrees and undertakes as follows:

(c) it shall recognize the power of attorney granted by the Owner Participant to the Agent pursuant to Section 6 hereof and shall recognize the Agent as the Owner Participant's attorney-in-fact in the performance of all actions permitted pursuant to Section 6.

(d) except as permitted hereunder, it will not amend, supplement, modify or terminate the Trust Agreement, or revoke any of the trusts established pursuant to the Trust Agreement, without the Agent's prior written consent.

13. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

14. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In the event of a dispute between any of the parties hereto over the meaning of this Pledge Agreement, all parties shall be deemed to have been the drafter hereof, and any Applicable Law that states that contracts are construed against the drafter shall not apply.

15. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

16. No Waiver; Cumulative Remedies. The Agent shall not by any act (except by a written instrument pursuant to Section 17 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Potential Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

17. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Owner Participant, the Owner Trustee and the Agent, provided, that any provision of this Pledge Agreement may be waived by the Agent in a written letter or agreement executed by the Agent or by facsimile transmission from the Agent, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  This Pledge Agreement shall be binding upon the successors and assigns of the Owner Participant and the Owner Trustee and shall inure to the benefit of the Agent and its successors and assigns, provided that neither Owner Participant nor Owner Trustee shall assign its rights or obligations hereunder without the prior written consent of the Agent. THIS PLEDGE AGREEMENT IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS PLEDGE AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

18. Notices. All notices and other communications under this Pledge Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, first class mail, postage prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when sent out by facsimile transmission addressed to the party to which such notice is directed at its address determined as provided in this Section.  All notices and other communications under this Pledge Agreement shall be given to the parties hereto at the following addresses:

The Owner Participant:	AeroCentury Corp. 1440 Capin Avenue, Suite 310 Burlingame, CA 94010-4011 Telephone No.: (650) 340-1888 Facsimile No.: (650) 696-3929
The Agent:
Union Bank, N.A.
Northern California Commercial Banking Division
350 California Street
San Francisco, CA 94104
Attn:  San Francisco Commercial Banking
Telephone No.:  (415) 705-7385
Facsimile No.:  (415) 705-7111
with a copy to:
Sheppard, Mullin, Richter & Hampton, LLP
Four Embarcadero Center, 17th Floor
San Francisco, CA 94111
Attention: Julie Ebert
Telephone:                      (415) 434-9100
Facsimile:                      (415) 434-3947

The Owner Trustee	Wells Fargo Bank Northwest, National Association 79 South Main Street Salt Lake City, Utah 84111 Attention: Val Orton Telephone: (801) 246-5300 Facsimile: (801) 246-5053
19. Submission to Jurisdiction; Waivers.

(a) EACH OF THE AGENT, THE OWNER TRUSTEE AND THE OWNER PARTICIPANT HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA AND SITTING IN THE COUNTY OF SAN FRANCISCO, RESPECTIVELY, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PARTIES HERETO PERTAINING TO THIS PLEDGE AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS PLEDGE AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT EACH OF THE AGENT, THE OWNER TRUSTEE AND THE OWNER PARTICIPANT ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF SAN FRANCISCO; AND FURTHER PROVIDED, THAT NOTHING IN THIS PLEDGE AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS DUE UNDER THE CREDIT FACILITY, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR SUCH OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH OF THE OWNER TRUSTEE AND THE OWNER PARTICIPANT EXPRESSLY SUBMITS AND CONSENTS TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE OWNER TRUSTEE AND THE OWNER PARTICIPANT HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH OF THE OWNER TRUSTEE AND THE OWNER PARTICIPANT HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE TO BORROWER AS SET FORTH IN SECTION 18 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON SUCH PARTY'S ACTUAL RECEIPT THEREOF.

(b) TO THE EXTENT PERMITTED BY LAW, IN CONNECTION WITH ANY ACTION OR PROCEEDING, WHETHER BROUGHT IN STATE OR FEDERAL COURT, OWNER TRUSTEE AND OWNER PARTICIPANT EACH HEREBY EXPRESSLY, INTENTIONALLY AND DELIBERATELY WAIVE ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO A TRIAL BY JURY.

(c) To the extent permitted by law, service of process in any action against the Owner Trustee and/or the Owner Participant may be made by registered or certified mail, return receipt requested, to its address indicated herein.

(d) The Owner Trustee and the Owner Participant agree that any final judgment rendered against it in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

20. Miscellaneous. The Agent may, subject to the provisions of Section 13.8 of the Loan Agreement, assign or otherwise transfer its rights hereunder or under the Loan Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Agent herein or otherwise, subject, however, to the provisions hereof; provided that, as soon as practicable after such assignment or transfer, the Agent shall notify the Borrower of any change in payment instructions necessitated by such assignment or transfer.

21. Termination and Release. Upon the earliest to occur of the following: (a) payment in full of all Secured Obligations (other than contingent obligations which by their nature cannot be satisfied by payment at such time) and either (i) expiration of the term of the Loan Agreement or (ii) termination of the obligation of any Lender and Non-Lender to make any advances to Owner Participant pursuant to the Loan Agreement or any other Loan Document or (b) the release, in accordance with the terms of the Owner Trustee Mortgage, of the pledge of all of the Beneficial Interest created in favor of the Agent under this Pledge Agreement, this Pledge Agreement and all of the powers, rights and interests granted hereunder and created hereby, shall forthwith terminate, and the Agent shall, upon the request and at the expense of the Owner Participant, execute and deliver all such documents and instruments reasonably necessary to accomplish the same, within a reasonable time thereafter.

[Remainder of page intentionally left blank; signatures on following pages]

W02-WEST:5JDA1\402480153.3	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT
AeroCentury

IN WITNESS WHEREOF, the parties hereto have caused this Beneficial Interest Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

AEROCENTURY CORP., as Owner Participant By: Name: Title:
UNION BANK, N.A., as Agent By: Name: Kevin Sullivan Title: Senior Vice President
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not individually but solely as Owner Trustee under the Trust Agreement By: Name: Title:

S-1	BENEFICIAL INTEREST PLEDGE AND SECURITY AGREEMENT

Exhibit G

Form of Owner Trustee Mortgage

OWNER TRUSTEE MORTGAGE

AND SECURITY AGREEMENT

THIS OWNER TRUSTEE MORTGAGE AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, the "Mortgage"), dated as of April 28, 2010 made by WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee (the "Owner Trustee") in favor of UNION BANK, N.A., in its capacity as Agent for itself and the Lenders and Non-Lenders under the Loan Agreement (as defined below) (together with its successors and assigns, the "Mortgagee").

W I T N ES S E T H:

WHEREAS, Borrower, Union Bank, N.A., together with any other Lenders from time to time (collectively, the "Lenders") and Union Bank, N.A., as Agent, have entered into that certain Loan and Security Agreement, dated as of April 28, 2010 (as amended, restated, modified or supplemented from time to time, the "Loan Agreement").  All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Loan Agreement; and

WHEREAS, the Borrower and Owner Trustee have entered into that certain Trust Agreement (as hereinafter defined) pursuant to which Owner Trustee has agreed to hold the Trust Estate (as defined in the Trust Agreement) for the benefit of the Borrower in accordance with the terms of the Trust Agreement;

WHEREAS, the Owner Trustee has guaranteed the payment and performance of all of the obligations of the Borrower under the Loan Agreement and the other Loan Documents pursuant to the Owner Trustee Guaranty (as hereinafter defined);

WHEREAS, as a condition to the making of the Loans under the Loan Agreement, the Borrower must provide security for the prompt payment and performance of all Obligations (as hereinafter defined); and

WHEREAS, the Owner Trustee is entering into this Mortgage with the Mortgagee in order to secure the payment of the Obligations (as hereinafter defined) of the Owner Trustee under the Owner Trustee Guaranty, and for the purpose of subjecting the Collateral (as hereinafter defined) to the Lien (as hereinafter defined) of this Mortgage as security for such Obligations.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Owner Trustee hereby agrees with the Mortgagee as follows:

ARTICLE 1.

CERTAIN DEFINITIONS

Section 1.01 Definitions

. The following terms shall have the following defined meanings (and shall be applicable to both the singular and the plural forms of such terms):

"Acknowledgement" shall mean the Lessee Acknowledgement and Consent executed by each Lessee whereby, among other things, Lessee acknowledges receipt of the Quiet Enjoyment Letter executed by Mortgagee.

"Act" shall mean the United States Federal Aviation Act of 1958, as amended, as in effect on the date of this Mortgage, as recodified in 49 U.S.C. §§ 40101 et seq., as amended, or any successor or substituted legislation at the time in effect and applicable.

"Airframe" means each airframe purchased by Borrower described in Exhibit A hereto, together with any and all Parts which are either incorporated or installed in or attached to such airframe or required to be subject to the lien and security interest of this Mortgage.

"APU" means, whether or not installed on the Aircraft, any auxiliary power unit of the manufacture and model described in Exhibit A hereto, together with any and all modules and Parts which are either incorporated or installed from time to time in or attached to such APU.

"Cape Town Convention" means the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, both of which were signed in Cape Town, South Africa on November 16, 2001, and including the Regulations for the International Registry and the Procedures for the International Registry, as promulgated thereafter.

"Collateral" shall have the meaning set forth in the Granting Clause (Article II) hereof.

"Convention" means the Cape Town Convention, the Protocol, and related regulations and procedures, with an effective date in the United States of March 1, 2006.

"Default" means any event specified in Section 4.01 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both or for the happening of any other condition, event or act has been satisfied.

"Engine" means each engine described in Exhibit A hereto (each of which has 550 or more rated takeoff horsepower or the equivalent of such horsepower), together with any and all Parts which are either incorporated or installed in or attached to such engine or required to be subject to the lien and security interest of this Mortgage.

"Event of Default" means any of the events specified in Section 4.01 hereof, provided that any requirement for the giving of notice, the lapse of time or both for the happening of any other condition, event or act has been satisfied.

"International Registry" means the international registry created pursuant to the Convention.

"Lease" means any "Lease" as such term is defined in the Loan Agreement, including, but not limited to, each of the lease agreements described in Exhibit B hereto, upon which Borrower is the lessor or an assignee of the lessor as the same may be modified, amended or supplemented from time to time.

"Lease Event of Default" means an Event of Default as defined in a given Lease.

"Lessee" means, with respect to a given Lease, the "Lessee" as defined therein.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge or encumbrance, lease, right of others or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same legal effect as any of the foregoing (e.g., a lease which would be treated as a security agreement)), and, as applicable, the filing of, or consent or agreement to give, any financing statement or comparable document, or record or register any such document or interest under the Act or the Convention.

"Mortgage" means this Mortgage and Security Agreement, as the same may be amended, modified or supplemented from time to time.

"Owner Trustee Guaranty" means that certain Owner Trustee Guaranty dated as of even date herewith by the Owner Trustee in favor of the Security Agent.

"Parts" means, at any time, all parts, components, equipment, instruments, propellers, landing gear, appliances, avionics, radio and radar devices, cargo handling systems and loose equipment that are at such time incorporated or installed in or attached to an Airframe, Engine, or APU.

"Permitted Lessee" means, with respect to a given Lease, the Lessee thereunder and any substitute Lessee which is acceptable to Mortgagee.

"Proceeds" means whatever is receivable or received when the Airframe or any Engine, APU, Part or any Spare Part or other collateral is sold, exchanged, collected or otherwise disposed of, including, without limitation, all amounts payable or paid under insurance, requisition or other payments as the result of any loss (including an Event of Loss) or damage to such Airframe, Engine, APU, Part or Spare Part.

"Protocol" shall mean the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted contemporaneously and as a part of the Cape Town Convention.

"Records" shall have the meaning set forth in the Granting Clause (Article II) hereof.

"Security Deposit" means, with respect to a given Lease, the "Security Deposit" as such term is defined in such Lease.

"Spare Part" means an accessory, appurtenance or part of an Airframe (except an Engine) or appliance that is to be installed at a later time in an Airframe, Engine, APU, or appliance as described in Exhibit A.

"Trust Agreement" shall mean that certain Trust Agreement "Icon/Wideroe 1999-1 Business Trust" dated as of October 26, 1999 between Icon Cash Flow Partners L.P., Series D, as beneficiary, and First Security Bank, National Association, as owner trustee, as modified by that certain Assignment and Assumption and Trust Amendment Agreement dated September 8, 2000 among Icon Cash Flow Partners L.P., Series D, as assignor, AeroCentury Investments II LLC, as assignee ("AeroCentury Investments"), and First Security Bank, National Association, as owner trustee, as modified by that certain Trust Amendment dated as of September 26, 2001 between AeroCentury Investments and Owner Trustee, successor in interest to First Security Bank, National Association, as modified by that certain Second Assignment and Assumption and Trust Amendment Agreement dated as of April 18, 2006 between AeroCentury Investments, as assignor, Borrower, as parent, AeroCentury Investments IV LLC, as assignee ("AeroCentury IV"), and Owner Trustee, as modified by that certain Assignment and Assumption and Trust Amendment Agreement dated as of March 25, 2009 among AeroCentury IV, as assignor, Borrower, as assignee, and Owner Trustee (as modified, supplemented, and amended from time to time, the "Trust Agreement").

Notwithstanding anything to the contrary herein the following terms, when capitalized herein, shall have the meanings set forth in the Convention:  "administrator," "aircraft object", "contracting state," "contract of sale," "international interest," "professional user," "searchable," and "situated in".

ARTICLE 2.

GRANTING CLAUSE

The Owner Trustee hereby assigns, mortgages, transfers and confirms unto Mortgagee, and hereby grants to Mortgagee, a first priority security interest in, all right, title and interest of Owner Trustee in and to the following property, whether now owned or hereafter acquired, and all replacements of the following property, in, to and under which the Owner Trustee now has or at any time in the future may acquire any interest under the Trust Agreement as collateral security for the prompt and complete payment and performance when due of all the Secured Obligations (herein collectively called the "Collateral") to wit:

(a) each Airframe, Engine, APU and all Parts and Spare Parts;

(b) all of Owner Trustee's right, title and interest in and to any Lease of an Engine or APU and any Parts and Spare Parts, including, without limitation, each Lease together with all schedules, supplements, amendments, modifications, extensions, renewals of or replacements for any such Lease, executed from time to time, and all payments, including, without limitation, all payments of rent, each Security Deposit, and maintenance reserves, and all proceeds thereof, insurance proceeds and all other amounts due or to become due thereunder;

(c) all records, logs and other materials required to be maintained with respect to each Airframe, Engine, APU, Parts or Spare Parts pertaining thereto by Persons in operational control of item(s) under any applicable Law(s) and all logs, books, maintenance records and other information otherwise relating to each such item of Collateral (collectively, the "Records") as well as all right, title and interest of Owner Trustee in, to and under the overhaul, repair and maintenance manuals, programs and catalogues which are part of or used in connection with the maintenance program for such Airframe, Engine, APU, Parts or Spare Parts pertaining thereto; and

(d) all Proceeds of all or any of the foregoing.

ARTICLE 3.

COVENANTS

Section 3.01 Registration; Maintenance and Operation

. Owner Trustee, at its own cost and expense, will, prior to mortgaging an Airframe, (i) register with the International Registry, if applicable, or complete such other registration necessary under Applicable Law, the ownership interest of Owner Trustee in each Airframe and (ii) cause each Airframe to be duly registered and at all times thereafter remain duly registered in the name of Owner Trustee in accordance with the Act, if applicable, or other Applicable Law; (b) at all times maintain, service, repair, overhaul and test or cause to be maintained, serviced, repaired, overhauled and tested each Engine, APU, Part and Spare Part so as to keep the same in as good operating condition as when originally mortgaged hereunder, ordinary wear and tear excepted, and, in any event in the condition required by the relevant Lease; and (c) maintain or cause to be maintained (in the English language) all Records.

Section 3.02 Further Assurances.

(a) Owner Trustee will promptly, and in any event no more than five (5) Business Days after such action is required or requested, take, or cause to be taken, at Owner Trustee's cost and expense, such action with respect to the execution, delivery, recording, registration, filing, re-recording, re-registration and refiling of this Mortgage and any financing statements or other instruments as are necessary or desirable, or that Mortgagee may from time to time request, to fully carry out the intent and purpose of this Mortgage or to establish, protect, preserve and/or perfect the Liens created by this Mortgage, and will furnish to Mortgagee (i) timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required to enable Mortgagee to take such action and (ii) evidence of every such action taken by Owner Trustee.

(b) The Convention. If the Convention applies to the Collateral, (i) Owner Trustee shall establish a valid and existing account with the International Registry, appoint an Administrator and/or a Professional User acceptable to Mortgagee to make registrations in regard to the Collateral, and take the steps to initiate the registration of an International Interest in favor of the Mortgagee, with all such steps being completed except for the consent of Mortgagee; (ii) Owner Trustee shall make reasonable efforts to register Owner Trustee's Contract of Sale such that it shall be searchable in the International Registry, and (iii) Owner Trustee shall execute and Mortgagee shall have received a fully completed and originally executed Irrevocable De-Registration and Export Request Authorization ("IDERA"), in the form required by the Protocol and acceptable to the Mortgagee and attached hereto as Exhibit C.

(c) Convention Representations and Warranties. At the execution and delivery of this Mortgage by Owner Trustee, Owner Trustee was Situated In a Contracting State and has the power to dispose of the Collateral as that phrase is used in the Convention. To the extent the Collateral is subject to the Convention, Owner Trustee represents that (i) this Mortgage creates and constitutes an International Interest in the Collateral; (ii) each Airframe constitutes an Aircraft Object, (iii) this Mortgage constitutes a Security Agreement and the interest created hereunder is eligible for registration with the International Registry relating to the Airframe and (v) this Mortgage constitutes an assignment of associated rights secured by or associated with the Airframes and the Mortgagee hereby acknowledges and agrees that such assignment shall be effective to assign any related International Interests in the Airframe for all purposes of the Cape Town Convention.

Owner Trustee hereby confirms, represents and warrants that no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary or advisable to establish as against third parties the perfected first priority Lien of the Mortgagee on Owner Trustee's interest in each Airframe, Engine, APU, Parts or Spare Parts pertaining thereto or any Lease and in order to properly file, register and record this Mortgage, the International Interest of the Mortgagee under the Mortgage, the assignment of International Interest of Mortgagee under the Lease, or the International Interest of the Lessor in each Engine under the Lease, in any applicable jurisdiction in the United States.  Owner Trustee agrees to furnish Mortgagee with copies of all documents relating to the foregoing and with recording and registration data as promptly as practicable following the issuance of the same by the FAA and the International Registry.

Section 3.03 Liens

. Owner Trustee will not create or suffer to exist any Lien upon or with respect to any of the Collateral, except for Permitted Liens.

Section 3.04 Books and Records; Inspection

. Owner Trustee shall faithfully keep complete and accurate books and records and make all necessary entries therein to reflect the quantities, costs, current values and locations of all the Collateral, the events and transactions giving rise thereto and all payments, credits and adjustments applicable thereto, shall keep Mortgagee fully and accurately informed as to the locations of all such books and records and shall permit Mortgagee's agents to have such access to them and to any other records pertaining to Owner Trustee's business as Mortgagee may request from time to time. In addition, Owner Trustee agrees to permit Mortgagee to visit the property of Owner Trustee to inspect any Airframe, Engine, APU, Parts or Spare Parts, and in the case of any such items that are subject to a Lease, to the extent permitted under a given Lease, to arrange for Lessee to permit Mortgagee to inspect all items of Collateral.  All inspections completed by Mortgagee pursuant to this Section 3.04 shall occur during normal business hours and upon reasonable prior notice to Owner Trustee or Lessee (unless a Default or Event of Default has occurred and is continuing hereunder or under any Lease, in which event no notice shall be required and Mortgagee shall have access at any and all times).  Owner Trustee shall make available to Mortgagee and its counsel, as quickly as practicable under the circumstances, originals or copies of all of Owner Trustee's books and records and any other instruments and documents which Mortgagee may reasonably request.  Owner Trustee shall deliver any document or instrument reasonably necessary for Mortgagee, as it may from time to time request, to obtain records from any service bureau, Governmental Authority, or other Person that maintains records for Owner Trustee.

Section 3.05 Certificate of Title

. If any item or unit of the Collateral is now or hereafter the subject of a certificate of title or is required by law so to be, Owner Trustee will promptly procure the necessary certificate of title and take all steps necessary to cause Mortgagee's Lien or security interest therein to be noted on the face of such certificate and undertake such other steps as may be necessary to assure that Mortgagee has a first priority, perfected security interest in each such item or unit of the Collateral and shall thereafter deposit the original of such certificate of title with Mortgagee.

Section 3.06 Loss of Value

. Owner Trustee shall immediately, and in any event within five (5) Business Days, notify Mortgagee of any event causing any deterioration, loss or depreciation in value of any substantial portion of the Collateral and Owner Trustee's best estimate of the amount of such deterioration, loss or depreciation.

Section 3.07 Insurance.

(a) Owner Trustee shall bear the risk of each Airframe, Engine, APU, Part or Spare Part being lost, destroyed, irreparably damaged or rendered permanently unfit for sale, lease or use or being damaged in part, from any cause whatsoever at any time during the term of this Mortgage, and shall at its own cost and expense obtain and keep in full force and effect, in kind and form reasonably satisfactory to Mortgagee, or in the alternative shall cause Lessee under each applicable Lease to do the same with respect to each Airframe, Engine, APU, Part or Spare Part subject to Lessee's Lease, all risk of physical loss or damage insurance covering the Airframe, Engine, APU, Part or Spare Part wherever the same may be located, insuring against the risks of fire, explosion, theft and such other risks as are customarily insured against by organizations engaged in the same business and similarly situated as Owner Trustee (and specifically including vandalism and malicious mischief coverage), in an amount usually carried by organizations engaged in the same business or similarly situated as Owner Trustee. All such policies of insurance shall be written for the benefit of Owner Trustee as the insured, and Mortgagee shall be named as an additional insured on liability insurance and Mortgagee shall be named as a loss payee or contract party on hull insurance, as applicable. Notwithstanding the foregoing or anything to the contrary herein, to the extent any Airframe, Engine, APU, Parts or Spare Parts pertaining thereto included in the Collateral hereunder is included in the Borrowing Base, Owner Trustee shall comply with all insurance requirements set forth in the Loan Agreement.

(b) If Owner Trustee or the applicable Lessee fails to pay any premium on any such insurance, Mortgagee shall have the right, but shall be under no obligation, to pay such premium for Owner Trustee's account. Owner Trustee shall repay to Mortgagee on demand all sums which Mortgagee shall have paid under this Section 3.07 in respect of insurance premiums, with interest thereon and Owner Trustee's liability to Mortgagee for such repayment with interest shall be included in the Secured Obligations. Owner Trustee hereby assigns to Mortgagee any return or unearned premium which may be due upon the cancellation for any reason whatsoever of any policy of insurance maintained in respect of the Collateral and hereby directs the insurer to pay Mortgagee any amount so due. Owner Trustee's right to receive payment of any such return or unearned premium and the proceeds of any such insurance shall constitute a part of the Collateral for all purposes hereof. If no Event of Default has occurred, Mortgagee shall pay any such return or unearned premium to Owner Trustee, provided that all amounts paid by Mortgagee in respect of insurance premiums have been repaid in full with interest.

Section 3.08 Mortgagee's Rights

.

(a) In addition to any and all rights under this Mortgage and the other Loan  Documents, at any time after the occurrence and continuance of an Event of Default, Mortgagee may, at any time in Mortgagee's own name or in the name of Owner Trustee, (i) communicate with Account Debtors, parties to Contracts and Leases, and obligors in respect of Instruments, Chattel Paper or other Collateral to verify to Mortgagee's satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments, Chattel Paper, Leases or other Collateral, and (ii) without prior notice to Owner Trustee, notify Account Debtors, parties to Contracts, parties to Leases, and obligors in respect of Chattel Paper, Instruments, or other Collateral that such Collateral has been assigned to Mortgagee and that payments shall be made directly to Mortgagee.  Upon the request of Mortgagee, Owner Trustee shall so notify such Account Debtors, parties to Contracts, parties to Leases, and obligors in respect of Instruments, Chattel Paper, Leases or other Collateral.

(b) It is expressly agreed by Owner Trustee that Owner Trustee shall remain liable under each Contract, License and Lease to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Mortgagee shall have no obligation or liability whatsoever to any Person under any Contract, License or Lease (between Owner Trustee, Equipment Owner and any Person other than Mortgagee) by reason of or arising out of the execution, delivery or performance of this Mortgage, and Mortgagee shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Owner Trustee thereunder, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Contract, License or Lease.

(c) Upon the occurrence and during the continuance of an Event of Default, Owner Trustee, at its own expense, shall cause its independent certified public accountants to prepare and deliver to Mortgagee at any time and from time to time, promptly upon Mortgagee's request:  (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) test verifications of such Accounts as Mortgagee may request.  Owner Trustee, at its own expense, shall cause its independent certified public accountants to deliver to Mortgagee the results of (x) any physical verifications of all or any portion of the Collateral made or observed by such accountants, and (y) any verifications of Owner Trustee's Accounts, in each case when and if any such verifications are conducted.  Mortgagee shall be permitted to observe and consult with Owner Trustee and Owner Trustee's certified public accountants in the performance of these tasks.

Section 3.09 Reinstatement

(a) .  The provisions of this Mortgage shall to the extent permitted by Applicable Law remain in full force and effect and continue to be effective even if:  (a) any petition is filed by or against Owner Trustee for liquidation or reorganization; (b) Owner Trustee becomes insolvent or makes an assignment for the benefit of creditors; (c) a receiver or trustee is appointed for all or any significant part of Owner Trustee's assets; or (d) at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations and Mortgagee's Liens in the Collateral shall be reinstated and deemed reduced only by any amount paid and not so rescinded, reduced, restored or returned.

Section 3.10 Warranties

(a) .  Owner Trustee warrants:  (a) it is and will be the lawful owner of all Collateral free of all Claims, Liens, encumbrances and setoffs whatsoever, other than the security interest granted pursuant hereto; (b) it has the capacity to grant a security interest in Collateral to Mortgagee; (c) all information furnished by Owner Trustee to Mortgagee heretofore or hereafter, whether oral or written, is and will be correct and true as of the date given; and (d) the execution, delivery and performance hereof are within its powers and have been duly authorized.

ARTICLE 4.

EVENTS OF DEFAULT AND REMEDIES

Section 4.01 Events of Default and Remedies.

(a) Owner Trustee shall be in default upon the occurrence of any one of the following events (each an "Event of Default"):

(i) Owner Trustee shall fail to pay any amount payable in respect of any Secured Obligations when due (including the expiration of any applicable grace periods);

(ii) any representation, warranty or information herein, heretofore or hereafter furnished to Mortgagee by Owner Trustee in connection with any of the Secured Obligations, including any warranty made by Owner Trustee through the submission of any schedule, statement, certificate or other document pursuant to or in connection with this Mortgage, shall be false or misleading in any material respect; or

(iii) there shall exist any Event of Default as defined under the Loan Agreement.

Upon the occurrence of any Event of Default, Mortgagee, at its option, may exercise any rights and remedies provided to Agent under the Loan Agreement and/or available at law or equity, including all rights and remedies provided under the Uniform Commercial Code in any jurisdiction where enforcement is sought, which include but are not limited to, the following:  (i) without notice accelerate the maturity of any part or all of the Secured Obligations and terminate any agreement for the granting of further credit to Borrower; (ii) sell, lease or otherwise dispose of Collateral at public or private sale; (iii) transfer any Collateral into its own name or that of its nominee; (iv) retain Collateral in satisfaction of the Secured Obligations, with notice of such retention sent to Owner Trustee as required by law; (v) notify any parties obligated on any Collateral consisting of Accounts, Instruments, Chattel Paper, choses in action or the like to make payment to Mortgagee and enforce collection of any Collateral; (vi) file any action or proceeding which Mortgagee deems necessary or appropriate to protect and preserve the right, title and interest of Mortgagee in the Collateral; (vii) exercise its banker's lien or right of setoff in the same manner as though the credit were unsecured and (viii) apply all or a portion of sums received or collected from or on account of Collateral, including the proceeds of any sales thereof, to the payment of the costs and expenses incurred in preserving and enforcing rights of Mortgagee including reasonable attorneys' fees (including the reasonably allocated costs of Mortgagee's in-house counsel, but in no event including general overhead and administrative expenses or expenses in excess of the cost of work if performed by comparable outside counsel), and after application of such sums to the Secured Obligations as set forth in the Loan Agreement, Mortgagee shall account to Owner Trustee for any surplus remaining thereafter, and shall pay such surplus to the party entitled thereto, including any second secured party who has made a proper demand upon Mortgagee and has furnished proof to Mortgagee as requested in the manner provided by law; in like manner, Owner Trustee agrees to pay to Mortgagee without demand any deficiency after any Collateral has been disposed of and proceeds applied as aforesaid.
(b) The exercise by Mortgagee of any one right or remedy shall not be deemed a waiver or release of or any election against any other right or remedy, and Mortgagee may proceed against Owner Trustee and the Collateral and any other collateral granted by Owner Trustee to Mortgagee under any other agreement, all in any order and through any available remedies. A waiver on any one occasion shall not be construed as a waiver or bar on any future occasion. All property of any kind held at any time by Mortgagee as Collateral shall stand as one general continuing collateral security for all the Secured Obligations and may be retained by Mortgagee as security until all the Secured Obligations are fully satisfied.

Section 4.02 Possession of Airframe, Engine, APU, Parts and Spare Parts

. Upon an Event of Default, Mortgagee may, without notice, take possession of the whole or any part of any Airframe, Engine, APU, Parts or Spare Parts and may exclude Owner Trustee, and all persons claiming under Owner Trustee, wholly or partly therefrom. At the request of Mortgagee, Owner Trustee shall promptly deliver or cause to be delivered to Mortgagee or to whomsoever Mortgagee shall designate, at such time or times and place or places as Mortgagee may specify, any item of Collateral specified by Mortgagee. In addition, Owner Trustee will provide, without cost or expense to Mortgagee, storage facilities for such Airframe, Engine, APU, Parts or Spare Parts and will cause such Airframe, Engine, APU, Parts or Spare Parts to be maintained as required by the terms hereof and of the Loan Agreement. If Owner Trustee shall for any reason fail to deliver such Airframe, Engine, APU, or any Parts or Spare Part or any part thereof after demand by Mortgagee, Mortgagee may, without being responsible for loss or damage, except to the extent caused by the gross negligence or willful misconduct of Mortgagee, (a) obtain a judgment conferring on Mortgagee the right to immediate possession or requiring Owner Trustee to deliver immediate possession of all or part of such Airframe, Engine, APU, Parts or Spare Part to Mortgagee, to the entry of which judgment Owner Trustee hereby specifically consents, or (b) with or, to the fullest extent provided by law, without such judgment, pursue the whole or any part of such Airframe, Engine, APU, Part or Spare Part wherever it may be found and enter any of the premises where such Airframe, Engine, APU, Parts or Spare Part may be and take possession of and remove the same. Upon every such taking of possession, Mortgagee may (but shall not be obligated to), from time to time, make all such reasonable expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Airframe, Engine, APU, Part or Spare Part as Mortgagee may deem proper, which amounts shall be reimbursed in accordance with Section 4.05.

Section 4.03 Receiver

. Mortgagee shall be entitled, as a matter of right as against Owner Trustee, without notice or demand and without regard to the adequacy of the security for the Secured Obligations by virtue of this Mortgage or any other Collateral or to the solvency of Owner Trustee, upon the commencement of judicial proceedings by it to enforce any right under this Mortgage, to the appointment of a receiver of all or any part of the Collateral.

Section 4.04 Sale and Suits for Enforcement.

(a) Upon an Event of Default, Mortgagee, with or without taking possession of an Airframe, Engine, APU, Part or Spare Part, may:

(i) to the extent and in the manner permitted by law, sell at one or more public or private sales, as an entirety or in separate lots or parcels, the whole or any part of such Airframe, Engine, APU, Part or Spare Part, at such place or places and at such time or times and upon such terms, including terms of credit (which may include the retention of title by Mortgagee to the property so sold), as Mortgagee may determine, whether or not such Airframe, Engine, APU, Part or Spare Part shall be at the place of sale; and

(ii) proceed to protect and enforce its rights under this Mortgage by suit, whether for specific performance of any covenant herein contained or in aid of the exercise of any power herein granted or for the foreclosure of this Mortgage and the sale of the Collateral under the judgment or decree of a court of competent jurisdiction or for the enforcement of any other right.

(b) At any public sale of such Airframe, Engine, APU, Part or Spare Part or any Part thereof by Mortgagee pursuant to Section 4.04(a)(i) above, Mortgagee may consider and accept bids requiring the extension of credit to the bidder and may determine the highest bidder at such sale, whether or not the bid of such bidder shall be solely for cash or shall require the extension of credit.

(c) Mortgagee, to the extent permitted by law, may from time to time adjourn any sale under Section 4.04(a)(i) above by announcement at the time and place appointed for such sale or for any adjournment thereof and without further notice or publication, except as may be required by law, such sale to be made at the time and place to which the same shall have been so adjourned.

(d) Upon the completion of any sale under Section 4.04(a)(i) above, full title and right of possession to the Airframe, Engine, APU, Part or Spare Part so sold shall (subject to any retention of title by Mortgagee as part of the terms of such sale) pass to the accepted purchaser forthwith upon the completion of such sale, and Owner Trustee shall deliver, in accordance with the instructions of Mortgagee (including causing the Engine, APU, Part or Spare Part to be flown to such airports as Mortgagee may specify), such Airframe, Engine, APU, Part or Spare Part so sold.   If Owner Trustee shall for any reason fail to deliver such Airframe, Engine, APU, Part or Spare Part, Mortgagee shall have all of the rights granted by Section 4.02 hereof. Mortgagee is hereby irrevocably appointed the true and lawful attorney of Owner Trustee, in its name and stead, to make all necessary conveyances of an Airframe, Engine, APU, Part or Spare Part if so sold. Nevertheless, if so requested by Mortgagee or by any purchaser, Owner Trustee shall confirm any such sale or conveyance by executing and delivering all proper instruments of conveyance or releases as may be designated in any such request.

(e) Owner Trustee hereby covenants and agrees that a notice, which shall be sent in accordance with the provisions of the Loan Agreement or this Mortgage, at least 10 days before the date of any of the foregoing acts described in this Section 4.04, shall be deemed to be reasonable notice of such act and, specifically, reasonable notification of the time and place of any public sale hereunder and reasonable notification of the time after which any private sale or other intended disposition to be made hereunder is to be made.

Section 4.05 Expenses of Enforcement

. Owner Trustee shall pay to Mortgagee on demand any and all reasonable expenses (including reasonable attorneys' fees and legal expenses) which may have been incurred by Mortgagee, with interest:  (a) in the prosecution or defense of any action growing out of or connected with the subject matter of this Mortgage, the Secured Obligations, the Collateral or any of Mortgagee's rights therein or thereto; or (b) in connection with the custody, preservation, use, operation, preparation for sale or sale of any of the Collateral or in connection with obtaining possession of any of the Collateral, the incurring of all of which are hereby authorized to the extent Mortgagee deems the same advisable. Owner Trustee's liability to Mortgagee for any such payment with interest shall be included in the Secured Obligations. The Proceeds of any Collateral received by Mortgagee at any time before or after default, whether from a sale or other disposition of the Collateral or otherwise, or the Collateral itself, may be applied to the payment in full or in part of such of the Secured Obligations and in such order and manner as Mortgagee may elect. Owner Trustee, to the extent of its rights in the Collateral, waives and releases any right to require Mortgagee to collect any of the Secured Obligations from any other of the Collateral or any other collateral then held by Mortgagee under any theory of marshaling of assets or otherwise.

Section 4.06 Waiver of Appraisement, Etc

. Owner Trustee agrees, to the fullest extent that it lawfully may, that Owner Trustee will not (and hereby irrevocably waives its right to) at any time plead, or claim the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Collateral.

Section 4.07 Remedies Cumulative

. No remedy herein conferred upon Mortgagee is intended to be exclusive of any other remedy, but every such remedy shall be cumulative and shall be in addition to every other remedy herein conferred or now or hereafter existing in law. In addition, to the remedies provided in this Mortgage, the Mortgagee shall have and enjoy all of the remedies provided to it in the Convention.

Section 4.08 Application of Proceeds

. Proceeds of any sale, lease or other disposition or other realization upon any Collateral pursuant to this Mortgage and all other sums realized or held by the Mortgagee under this Mortgage or any proceedings hereunder (including any proceeds of insurance) shall be applied by any Lender or Non-Lender upon receipt as set forth in the Loan Agreement.

Section 4.09 Delay or Omission; Possession of Notes.

(a) No delay or omission of Mortgagee to exercise any right or remedy arising upon the happening of any Default or Event of Default shall impair any right or remedy or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein and every right and remedy given to Mortgagee by this Article 4 or by Applicable Law may be exercised from time to time and as often as may be deemed expedient by Mortgagee.

(b) All rights of action under this Mortgage may be enforced by Mortgagee without the possession of the Note or any other instrument or document evidencing any obligation or the production thereof in any proceeding.

Section 4.10 Power of Attorney

. Owner Trustee hereby irrevocably appoints Mortgagee the true and lawful attorney of Owner Trustee for the duration of this Mortgage (with full power of substitution) in the name, place and stead of, and at the expense of, Owner Trustee in connection with the enforcement of the rights and remedies provided for in this Article 4:  (a) to give any necessary receipts or acquittances for amounts collected or received hereunder; (b) to make all necessary transfers of the Airframe, Engine, APU, Parts or Spare Parts in connection with any sale, lease or other disposition made pursuant hereto; (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale, lease or other disposition, Owner Trustee hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto; (d) to execute in Owner Trustee's name and file one or more financing, amendment and continuation statements covering the Collateral in order to perfect or continue a perfected Mortgagee's Lien upon the Collateral if Owner Trustee fails to do so promptly after request therefor by Mortgagee, including filing any financing or continuation statement without the signature of Owner Trustee to the extent permitted by Applicable Law; (e) to register, amend, assign, subordinate, consent to or discharge any registrations on the International Registry; (f) to sign any agreements, orders or other documents in connection with or pursuant to a given Lease; (g) to receive, open, and retain all mail addressed to Owner Trustee relating to the Collateral, (h) to make, settle, and adjust all claims under Owner Trustee's or any Lessee’s policies of insurance and make all determinations and decisions with respect to such policies of insurance relating to the Collateral; and (i) to settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Mortgagee determines to be reasonable, and Mortgagee may cause to be executed and delivered any documents and releases which Mortgagee determines to be necessary.  Except for item (d) above, the power of attorney granted hereby may not be exercised unless an Event of Default has occurred and is continuing and Mortgagee has notified Owner Trustee that it will enforce its security interest in the Collateral if such notice is specifically required under the applicable Loan Documents (including pursuant to any notice and cure rights).  The appointment of Mortgagee as Owner Trustee's attorney-in-fact, and each and every one of Mortgagee's rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations have been fully repaid and performed.  MORTGAGEE AND ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, LENDERS OR REPRESENTATIVES SHALL NOT BE RESPONSIBLE TO OWNER TRUSTEE OR ANY OTHER PERSON FOR ANY ACT OR FAILURE TO ACT PURSUANT TO THE POWERS GRANTED UNDER THE POWER OF ATTORNEY HEREIN OR OTHERWISE, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.  Nevertheless, if so requested by Mortgagee or a purchaser, lessor or lessee, Borrower shall ratify and confirm any such sale, lease or other disposition by executing and delivering to Mortgagee or such purchaser, lessor or lessee all proper bills of sale, assignments, releases, leases and other instruments as may be designated in any such request. Any such attorney of Borrower shall have full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as Owner Trustee might do, and Owner Trustee hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. The rights of the Mortgagee under this section shall be in addition to the rights of the Mortgagee under the IDERA, as set forth in section 3.02 above.

Section 4.11 Waiver of Claims

.  To the maximum extent permitted by Applicable Law, Owner Trustee waives all claims, damages, and demands against Mortgagee, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral and any other acts or failure to act in connection with Mortgagee's rights and remedies hereunder, except such as are determined in a final judgment by a court of competent jurisdiction to have arisen out of the gross negligence or willful misconduct of such Person.

Section 4.12 Additional Waivers

.  Owner Trustee waives:  (a) all right to require Mortgagee to proceed against any other person including any other borrower hereunder or under the Loan Agreement or to apply any Collateral Mortgagee may hold at any time or to pursue any other remedy, Collateral, endorsers or guarantors may be released, substituted or added without affecting the liability of Owner Trustee hereunder; (b) the defense of the statute of limitations in any action upon any obligations of Owner Trustee secured hereby; (c) any right of subrogation and any right to participate in Collateral until all obligations secured hereby have been paid in full; and (d) to the fullest extent permitted by law, any right to oppose the appointment of a receiver or similar official to operate Owner Trustee's business after the occurrence and during the continuance of an Event of Default.

ARTICLE 5.

CONCERNING THE LEASES

Section 5.01 Acknowledgement of Leases

. Owner Trustee and Mortgagee acknowledge and agree for the benefit of each Permitted Lessee that notwithstanding any other provisions hereof to the contrary, including but not limited to Mortgagee’s remedies under Sections 4.02 and 4.04, the Lien of this Mortgage shall be expressly subject to all of the rights of such Permitted Lessee under the applicable Lease so long as no Event of Default under a given Lease has occurred and so long as the Lessee performs its obligations under the Acknowledgement.

Section 5.02 Quiet Enjoyment, Etc

. Owner Trustee and Mortgagee acknowledge and agree for the benefit of each Permitted Lessee that notwithstanding any other provision hereof to the contrary:

(a) so long as no Event of Default under the Lease shall have occurred and the Lessee performs its obligations under the Acknowledgement, Mortgagee shall not interfere or permit any Person acting by, through or under Mortgagee to interfere with any right of such Permitted Lessee peaceably and quietly without hindrance or molestation to hold, possess and use, during the term of the applicable Lease and in accordance with the terms thereof, the Airframe, Engine, APU, Part or Spare Part;

(b) subject to the provisions of this Mortgage and the Acknowledgement, and until the occurrence of an Event of Default and upon demand by Mortgagee, Owner Trustee may exercise all the rights and enjoy all the benefits of the lessor under the applicable Lease.

(c) any amounts held by Mortgagee or any agent or trustee acting on behalf of Mortgagee for which application is provided in a given Lease or applicable replacement Lease shall be applied solely as provided in such Lease.

Section 5.03 Only One Original Lease

. One originally executed counterpart of each Lease included in the Collateral shall be marked "original" and legended in form satisfactory to Mortgagee to indicate that such Lease is the original of a given Lease with all other copies marked "copy." The original Lease shall be delivered by Owner Trustee to Mortgagee together with the original bill of sale for the equipment being leased, prior to said Lease being included in the Borrowing Base (subject to the terms and conditions in the Loan Agreement).

Section 5.04 Miscellaneous.

(a) Owner Trustee shall remain liable as lessor under the applicable Lease to perform all the obligations assumed by Owner Trustee thereunder. The obligations of Owner Trustee under the applicable Lease may be performed by Mortgagee or any subsequent assignee of Mortgagee ("Subsequent Mortgagee") without releasing Owner Trustee therefrom. Mortgagee or any Subsequent Mortgagee shall have no liability or obligation under any Lease by reason of this Mortgage and shall not, by reason of this Mortgage, be obligated to perform any of the obligations of Owner Trustee under the Leases or to file any claim or take any other action to collect or enforce any payment assigned hereunder.

(b) Owner Trustee hereby agrees (i) to perform duly and punctually each of the terms, conditions and covenants contained in a given Lease, and (ii) subject to Owner Trustee's business judgment and reasonable commercial practice, to exercise promptly and diligently each and every right Owner Trustee may have under a given Lease.

(c) Owner Trustee does hereby warrant and represent that all Leases are in full force and effect and that Owner Trustee has not assigned or pledged, and hereby covenants that Owner Trustee will not assign or pledge, so long as this Mortgage shall remain in effect, the whole or any part of the rights hereby assigned, to anyone other than Mortgagee.

ARTICLE 6.

MISCELLANEOUS PROVISIONS

Section 6.01 Amendments, Etc

. No amendment or waiver of any provision of this Mortgage, or consent to any departure by Owner Trustee therefrom, shall in any event be effective unless the same shall be in writing and signed by Mortgagee, and registered with the International Registry if required by Mortgagee, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 6.02 Notices

. All notices, requests and demands to or upon the respective parties hereto to be effective, shall be in writing and shall be personally delivered or sent by facsimile (with subsequent written confirmation) or by registered or certified first class mail, postage prepaid, return receipt requested, or by nationally recognized overnight (or next business day) courier service and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, on the day that such facsimile is transmitted, or, if by first class mail, five (5) days following the date on which such writing is deposited with the postal service, or the day after the date when deposited with a nationally recognized overnight (or next business day) courier service, addressed as follows, or to such other address as either party hereto may hereafter specify in writing to the other party:

Owner Trustee:	Wells Fargo Bank Northwest, National Association 79 South Main Street Salt Lake City, Utah 84111 Attention: Val Orton Telephone: (801) 246-5300 Facsimile: (801) 246-5053
With a copy to:	AeroCentury Corp. 1440 Chapin Avenue, Suite 310 Burlingame, California 94010 Attn: Neal D. Crispin, President Telephone: 650-340-1880 Facsimile: 650-696-3929
Mortgagee:
Union Bank, N.A.
Northern California Commercial Banking Division
350 California Street
San Francisco, CA 94104
Attn:  San Francisco Commercial Banking
Telephone No.:  (415) 705-7385
Facsimile No.:  (415) 705-7111

with a copy to:
Sheppard Mullin Richter & Hampton LLP
Four Embarcadero Center, 17th Floor
San Francisco, CA 94111-4106
Attn:  Juliette M. Ebert, Esq.
Telephone No.:  (415) 434-9100
Facsimile No.:  (415) 434-3947

Section 6.03 Continuing Lien and Security Interests; Transfer.

(a) This Mortgage shall create a continuing lien and security interest in the Collateral and shall (i) remain in full force and effect until payment and performance in full of all the Secured Obligations, (ii) be binding upon Owner Trustee, its successors and assigns, and (iii) inure, together with the rights and remedies of Mortgagee hereunder, to the benefit of Mortgagee, and its respective successors, transferees and assigns.

(b) Mortgagee may, with the consent of Owner Trustee (which consent shall not be unreasonably withheld) and subject to the provision of Section 13.8 of the Loan Agreement, assign or otherwise transfer the Note held by Mortgagee and/or its rights hereunder or under the Loan Agreement to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to Mortgagee herein or otherwise, subject, however, to the provisions hereof; provided, however, that, as soon as practicable after such assignment or transfer, Mortgagee shall notify Owner Trustee of any change in payment instructions necessitated by such assignment or transfer. Lack of registering any assignment under the Convention shall not affect in any way Owner Trustee's consent and agreement to the assignment.

Section 6.04 Governing Law; Service of Process; Choice of Forum.

(a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS MORTGAGE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) OWNER TRUSTEE HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN SAN FRANCISCO, CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OWNER TRUSTEE AND ANY LENDER PERTAINING TO THIS MORTGAGE OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS MORTGAGE; PROVIDED, THAT LENDERS AND OWNER TRUSTEE ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF SAN FRANCISCO, CALIFORNIA; AND FURTHER PROVIDED, THAT NOTHING IN THIS MORTGAGE SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH AGENT OR LENDER. OWNER TRUSTEE EXPRESSLY SUBMITS AND CONSENTS TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND OWNER TRUSTEE HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  OWNER TRUSTEE HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO OWNER TRUSTEE AT THE ADDRESS SET FORTH BELOW IN SECTION 15(D) HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE OWNER TRUSTEE'S ACTUAL RECEIPT THEREOF.

(c) TO THE EXTENT PERMITTED BY LAW, IN CONNECTION WITH ANY ACTION OR PROCEEDING, WHETHER BROUGHT IN STATE OR FEDERAL COURT, OWNER TRUSTEE AND AGENT EACH HEREBY EXPRESSLY, INTENTIONALLY AND DELIBERATELY WAIVE ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO A TRIAL BY JURY.

(d) To the extent permitted by law, service of process in any action against Owner Trustee or Mortgagee may be made by registered or certified mail, return receipt requested, to its address indicated herein.

(e) Owner Trustee agrees that any final judgment rendered against it in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

Section 6.05 Severability; Drafting

. The invalidity of any one or more of the provisions of this Mortgage shall not affect the remaining provisions of this Mortgage. If any one or more of the provisions of this Mortgage should he held by any court of law to be invalid, or should operate to render this Mortgage invalid or to impair the lien and security interest of this Mortgage on all or the major portion of the property intended to be mortgaged hereunder, this Mortgage shall be construed as if such provisions had not been contained therein.  In the event of a dispute between any of the parties hereto over the meaning of this Mortgage, all parties shall be deemed to have been the drafter hereof, and any Applicable Law that states that contracts are construed against the drafter shall not apply.

Section 6.06 Entire Agreement

. This Mortgage (including all exhibits hereto) and the documents executed pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and there are not other prior or contemporaneous written or oral understandings with regard to the subject matter hereof.

Section 6.07 Counterparts

. This Mortgage may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.08 Loan Agreement to Control

. In the event of a conflict between the terms of this Mortgage and the terms of the Loan Agreement, the terms of the Loan Agreement shall control.

Section 6.09 Section Titles

.  The Section titles and Table of Contents contained in this Mortgage and any other Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 6.10 Time of the Essence

.  Time is of the essence for performance of any obligations under this Mortgage.

Section 6.11 Termination and Release.

(a) Termination; Full Release.  This Mortgage shall create a continuing lien and security interest in the Collateral and shall remain in full force and effect until the earlier to occur of the following: (i) payment in full of the Secured Obligations (other than contingent obligations which by their nature cannot be satisfied by payment at such time) and either (x) expiration of the term of the Loan Agreement or (y) termination of the obligation of any Lender and Non-Lender to make any advances to Owner Trustee pursuant to the Loan Agreement or any other Loan Documents; or (ii) release by the Mortgagee of the Lien created hereunder in accordance with the terms and conditions of this Mortgage, the Loan Agreement and the other Loan Documents, this Mortgage, at which time all of the powers, rights and interests granted hereunder and created hereby shall forthwith terminate, and the Mortgagee shall, at the cost and expense of Owner Trustee, execute and deliver all such documents and instruments reasonably necessary to accomplish the same, within a reasonable period of time.

(b) Partial Release.  Notwithstanding paragraph (a), Owner Trustee shall be entitled to have any item of Collateral released from this Mortgage, which partial releases shall be in form reasonably satisfactory to Mortgagee, for the following reasons: (i) for sale or other disposal of Collateral in accordance with the Loan Agreement; or (ii) to allow the relevant Collateral to be pledged to another lender in connection with the incurrence of Debt permitted under Sections 7.12 and 7.13 of the Loan Agreement, but solely to the extent the Lien created herein shall be required to be released and not subordinated as a condition thereof (and Owner Trustee shall use reasonable efforts to require such subordination in lieu of release).  If any item of Collateral released pursuant to the foregoing is then the subject of a Lease from Owner Trustee and if the Lessee has deposited with Owner Trustee any Security Deposit or related cash, letter of credit, or guaranty, a maintenance reserve or other cash deposit that does not constitute payment of rental under the relevant Lease, then at the time of release of the relevant Collateral the Mortgagee shall also release the related cash deposit and letter of credit.  Notwithstanding the foregoing, Owner Trustee shall not be entitled to a release of any item of Collateral unless, at the time of such release: (i) Owner Trustee complies with all requirements set forth in the Loan Agreement regarding the sale, disposal or other transfer of such Collateral and in any other Loan Document; (ii) there is not then existing an Default or Event of Default; and (iii) no Default, Event of Default or Overadvance would exist immediately following the release.

 [Remainder of Page Intentionally Left Blank]

1.01.01

W02-WEST:5JDA1\402518309.3	--	Owner Trustee Mortgage and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed and delivered as of the day and year first above written.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee By: Name: Title:
UNION BANK, N.A., as Mortgagee By: Name: Kevin Sullivan Title: Senior Vice President

W02-WEST:5JDA1\402518309.3	--	Owner Trustee Mortgage and Security Agreement

EXHIBIT A

Airframe

A Bombardier Aerospace Inc. (formerly known as de Havilland) DHC-8-103 Airframe bearing manufacturer's serial number 239 (described on the International Registry drop down menu as DE HAVILLAND model DASH 8-100 with serial number 239), with Norwegian Registration No. LN-WIP; together with:

Engines

The two Pratt & Whitney Canada model PW-121 Engines bearing, respectively, manufacturer's serial numbers PCE-120966 and PCE-120959 (described on the International Registry as Pratt & Whitney Canada PW100 Series engines bearing, respectively, manufacturer's serial numbers 120966 and 120959) (each of which Engines has a 550 or more rated takeoff horsepower or the equivalent of such horsepower), whether or not such Engines are installed in or attached to any Airframe; together with:

W02-WEST:5JDA1\402518309.3	Exhibit A	AeroCentury – Mortgage and Security Agreement
0a22-152811

EXHIBIT B

LEASE

Lease Agreement (MSN 239), dated as of September 26, 2001, between the Owner Trustee, as lessor, and Wideroe's Flyveselskap AS (formerly "Wideroe's Flyveselskap ASA"), a Norwegian company, as lessee ("Lessee"), as amended.

W02-WEST:5JDA1\402518309.3	Exhibit B	AeroCentury – Mortgage and Security Agreement
0a22-152811

EXHIBIT C

IRREVOCABLE DE-REGISTRATION

AND EXPORT REQUEST AUTHORIZATION

[___________,_____]

To:           [THE RELEVANT CIVIL AVIATION AUTHORITY OF THE COUNTRY WHERE THE AIRCRAFT IS REGISTERED] (the "Civil Aviation Authority")

Re:           Irrevocable De-Registration and Export Request Authorization

The undersigned is the registered owner of the [insert the airframe/helicopter manufacturer name and model number] bearing manufacturer's serial number [xxx] and [United States registration number N________] (together with all installed, incorporated or attached accessories, parts and equipment, the "Aircraft").

This instrument is an irrevocable de-registration and export request Authorization issued by the undersigned in favor of UNION BANK, N.A.. AS AGENT (the "Authorized Party") under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests:

(i)	Recognition that the Authorized Party or the person it certifies as its designee is the sole person entitled to:

(a)
procure the de-registration of the aircraft from the Civil Aviation Authority for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944, and

(b)	procure the export and physical transfer of the aircraft from the [country of export]; and

(ii)
Confirmation that the Authorized Party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in the [country of export] shall cooperate with the Authorized Party with a view to the speedy completion of such action.

The rights in favor of the Authorized Party established by this instrument may not be revoked by the undersigned without the written consent of the Authorized Party.

Please acknowledge your agreement to this request and its terms by appropriate notation in the space provided below and lodging this instrument in the Civil Aviation Authority.

[Signature Page Follows]

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee

By:     ____________________________________

Name:

Title:

State of _____________

County of ___________

On ______________________ before me, (here insert name and title of the officer), personally appeared __________________ who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _____________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________________  (Seal)

W02-WEST:5JDA1\402456128.14	G-	AeroCentury – Loan and Security Agreement
0A22-152811

Exhibit H

Form of  Owner Trustee Guaranty

OWNER TRUSTEE GUARANTY

dated as of April 28, 2010

between

WELLS FARGO BANK NORTHWEST,

NATIONAL ASSOCIATION,

as Guarantor

and

UNION BANK, N.A.,

as Agent

W02-WEST:5JDA1\402480108.3

OWNER TRUSTEE GUARANTY

THIS OWNER TRUSTEE GUARANTY, dated as of April 28, 2010 (as amended, modified or supplemented from time to time, the "Guaranty"), made by WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (the "Guarantor"), not in its individual capacity, except as expressly provided herein, but solely as trustee under that certain Trust Agreement "Icon/Wideroe 1999-1 Business Trust" dated as of October 26, 1999 between Icon Cash Flow Partners L.P., Series D, as beneficiary, and First Security Bank, National Association, as owner trustee, as modified by that certain Assignment and Assumption and Trust Amendment Agreement dated September 8, 2000 among Icon Cash Flow Partners L.P., Series D, as assignor, AeroCentury Investments II LLC, as assignee ("AeroCentury Investments"), and First Security Bank, National Association, as owner trustee, as modified by that certain Trust Amendment dated as of September 26, 2001 between AeroCentury Investments and Owner Trustee, successor in interest to First Security Bank, National Association, as modified by that certain Second Assignment and Assumption and Trust Amendment Agreement dated as of April 18, 2006 between AeroCentury Investments, as assignor, Borrower, as parent, AeroCentury Investments IV LLC, as assignee ("AeroCentury IV"), and Owner Trustee, as modified by that certain Assignment and Assumption and Trust Amendment Agreement dated as of March 25, 2009 among AeroCentury IV, as assignor, Owner Participant, as assignee, and Guarantor (as amended from time to time, the "Trust Agreement"), for the benefit of UNION BANK, N.A. together with its successors and assigns, the " Agent"), in its capacity as Agent, for itself and on behalf of the Lenders and Non-Lenders under the Loan Agreement (as defined below).

Preliminary Statement

WHEREAS, AeroCentury Corp., a Delaware corporation (the "Owner Participant"), as borrower, Union Bank, N.A., together with any other Lenders from time to time (collectively, the "Lenders") and Union Bank, N.A., as Agent, have entered into that certain Loan and Security Agreement, dated as of even date herewith (as amended, restated, modified or supplemented from time to time, the "Loan Agreement").  All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Loan Agreement;

WHEREAS, Owner Participant and the Guarantor have entered into the Trust Agreement pursuant to which the Guarantor has agreed to hold the Trust Estate (as defined in the Trust Agreement) for the benefit of Owner Participant in accordance with the terms of the Trust Agreement;

WHEREAS, it is a condition under the Loan Agreement that this Guaranty be executed and delivered by the Guarantor in favor of the Agent and be in continuous full force and effect; and

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Guarantor hereby makes the following representations and warranties to the Agent and covenants and agrees with the Agent as follows:

1. Continuing and Unconditional Guaranty. The Guarantor hereby irrevocably, unconditionally and absolutely guaranties to and for the Agent, for the ratable benefit of Lenders and Non-Lenders, the due performance, including without limitation the prompt payment when due or within any applicable grace period, whether at stated maturity, upon acceleration or otherwise and at all times thereafter of any and all Obligations of the Owner Participant under the Loan Agreement and any other agreements or Loan Documents referred to therein, or under any renewals, extensions or modifications thereof and the obligations of Owner Participant under any Non-Lender Protection Agreement (referred to herein collectively as the "Secured Obligations") irrespective of (a) any lack of enforceability of any Obligation, (b) any change of the time, manner, place of payment, or any other term of any Obligation, (c) any exchange, release or non-perfection of any collateral securing payment of any Obligation, (d) any law, regulation or order of any jurisdiction affecting the genuineness, validity, or rights of the Agent or the Lenders with respect to the Secured Obligations or any instruments evidencing any of the Secured Obligations, or (e) any other circumstance which might otherwise constitute a defense to or discharge of the Guarantor. The Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Agent or the Lenders of whatever remedies each may have against the Owner Participant or the enforcement of any lien or realization upon any security the Agent or the Lenders may at any time possess. The Guarantor agrees that any release which may be given by the Agent or the Lenders to the Owner Participant shall not release the Guarantor; and the Guarantor waives the benefit of any statute of limitations affecting its liabilities hereunder or the enforcement hereof. This Guaranty is a guaranty of payment and not of collection.

If, absent the provisions of this paragraph, this Guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the Guarantor's aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by the Guarantor, the Agent, any Lender or Non-Lender or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is not greater than the greater of the excess of the amount of the fair saleable value of the assets of the Guarantor over the amount of all liabilities of the Guarantor (all as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors), (a) as of the date hereof, and (b) as of the date of the enforcement of this Guaranty. Nothing contained in this paragraph shall be deemed to waive, diminish or modify the Guarantor's representations, acknowledgments or recitals set forth herein or in any other Loan Document.

The Guarantor agrees that its obligations as a guarantor shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of the Owner Participant or its estate in bankruptcy, resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court in a bankruptcy proceeding. Notwithstanding any provision herein to the contrary, the Secured Obligations shall include all amounts that would otherwise constitute Secured Obligations but for the fact that they are unenforceable or not allowable due to the existence of any proceedings or taking of any actions under any such laws. The Secured Obligations shall not be considered indefeasibly paid for purposes of this Guaranty unless and until all payments to the Agent, on behalf of itself, the Agent and the Lenders, are no longer subject to any right on the part of any Person, including the Owner Participant, the Owner Participant as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of the Owner Participant's assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Until such full and final performance and indefeasible payment of the Secured Obligations whether by Guarantor or the Owner Participant, the Agent shall have no obligation whatsoever to transfer or assign their interest in the Loan Documents to the Guarantor. In the event that, for any reason, any portion of such payments to the Agent on behalf of itself and the Lenders, is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and the Guarantor shall be liable for the full amount the Agent or any Lender or Non-Lender is required to repay plus any and all costs and expenses (including reasonable attorneys' fees) paid by the Agent or any Lender or Non-Lender in connection therewith.

To the maximum extent permitted by law, the Guarantor hereby waives any right to revoke this Guaranty as to future indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, the Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by the Agent, (b) no such revocation shall apply to any Secured Obligations in existence on such date (including, any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Secured Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of the Agent or in existence on the date of such revocation, (d) no payment by the Guarantor, the Owner Participant, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of the Guarantor hereunder, except to the extent of such payment, and (e) any payment by the Owner Participant or from any source other than the Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the Secured Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder, and to the extent so applied shall not reduce the maximum obligation of the Guarantor hereunder.

This is a continuing guaranty and shall remain in full force and effect and be binding upon the Guarantor, its successors and assigns until payment in full of all the Secured Obligations.

2. Payment of Secured Obligations. In furtherance of, and not limiting the Guarantor's obligations pursuant to Section 1 hereof, upon the occurrence of an Event of Default under the Loan Agreement (which Event of Default has not been waived in writing by Agent) any demand by the Agent upon the Guarantor for payment of any amount in respect of any Obligation, the Guarantor shall immediately pay the Obligation or Secured Obligations demanded (as determined pursuant to Section 1 hereof) in lawful currency of the United States of America and in same day funds to the office of the Agent as set forth in the Loan Agreement, or to such other location as the Agent may from time to time specify. Notwithstanding anything to the contrary contained herein or elsewhere, it shall not be necessary for the Agent to make any demand upon or bring any legal, equitable or other action, institute suit, exhaust its rights against the Owner Participant or any other guarantor of the Owner Participant, or proceed, enforce or exhaust its rights against any security given to secure payment of the Secured Obligations.

3. Waiver. The Guarantor hereby waives all notices of any character whatsoever with respect to this Guaranty and the Secured Obligations, including but not limited to notice of the acceptance hereof and reliance hereon, of the present existence or future incurring of any Secured Obligations, of the amounts, terms and conditions thereof, and of any defaults thereon, and further waives the defenses of diligence, presentment for payment, protest, demand or extensions of time for payment. The Guarantor hereby consents to the taking of, or failure to take, from time to time without notice to the Guarantor, any such action of any nature whatsoever with respect to the Secured Obligations and with respect to any rights against any Person or Persons or in any property, including but not limited to any renewals, extensions, modifications, postponements, compromises, settlements, substitutions, refusals or failures to exercise or enforce, indulgences, waivers, surrenders, exchanges and releases, and the Guarantor will remain fully liable hereon notwithstanding any of the foregoing. The Guarantor hereby waives the benefit of all laws now or hereafter in effect in any way limiting or restricting its liability hereunder, including without limitation: (a) except for the defense of payment made on account of the Secured Obligations to the Agent or any Lender or Non-Lender, all defenses whatsoever (legal or equitable) to the Guarantor's liability hereunder including (i) defenses, set-offs, counterclaims or claims that Guarantor may have against Owner Participant or any other party liable to the Agent or any Lender or Non-Lender and (ii) any defense, set-off, counterclaim or claim of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Secured Obligations or any security therefor; (b) all right to stay of execution and exemption of property in any action to enforce its liability hereunder; (c) all rights accorded it under any other statutory provisions of any other applicable jurisdiction affecting the rights of the Agent to enforce the obligations of the Guarantor under this Guaranty; (d) all notice of any adverse change in the financial condition of the Owner Participant or of any other fact that might increase Guarantor's risk; (e) any defense based upon or arising out of an election of remedies by the Agent; (f) the benefit of any statute of limitations affecting the Guarantor's liability hereunder or the enforcement thereof (and any act which shall defer or delay the operation of any statute of limitations applicable to the Secured Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Guarantor's liability hereunder); and (g) all rights and defenses arising out of an election of remedies by the Agent, even though that election of remedies may have the effect of destroying the Guarantor’s rights of subrogation and reimbursement against the Owner Participant.

To the maximum extent permitted by law, Guarantor hereby waives any right of subrogation or reimbursement Guarantor has or may have as against the Owner Participant with respect to the Secured Obligations, until the Secured Obligations have been indefeasibly paid in full. In addition, Guarantor hereby waives any right to proceed against the Owner Participant, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now have or hereafter have as against the Owner Participant with respect to the Secured Obligations. Guarantor also hereby waives any rights to recourse to or with respect to any asset of the Owner Participant. Guarantor agrees that in light of the immediately foregoing waivers, the execution of this Guaranty shall not be deemed to make Guarantor a "creditor" of the Owner Participant, and that for purposes of Sections 547 and 550 of the Bankruptcy Code, Guarantor shall not be deemed a "creditor" of the Owner Participant.

WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AND ALL SURETYSHIP RIGHTS, BENEFITS, SANCTIONS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY APPLICABLE LAW.

4. Representations and Warranties. The Guarantor, in its individual capacity, represents and warrants to the Agent as follows:

(a) Organization; Good Standing. It is a national banking association/trust company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority necessary to enter into and perform its obligations hereunder and under the Trust Agreement, and has full right, power and authority to enter into and perform its obligations as Guarantor pursuant to the Trust Agreement under each of the Loan Documents to which it is a party.

(b) Powers and Authorizations. The making and performance of this Guaranty and each of the other Loan Documents to which the Guarantor is a party has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of or compliance with any of the terms and provisions thereof will violate any federal or state law or regulation governing its banking or trust powers or contravene or result in any breach of, or constitute any default under its charter or bylaws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected. Assuming due authorization, execution and delivery of this Guaranty and each of the other Loan Documents by each of the parties thereto (other than the Guarantor), this Guaranty and each of the other Loan Documents to which it is a party is a legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its respective terms, except as enforcement may be limited by the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

(c) Loan Documents. The Guarantor further represents and warrants to the Agent that the Guarantor has read and understands the terms and conditions of the Loan Documents.

5. Covenants. The Guarantor covenants and agrees that from and after the date hereof and so long as Secured Obligations remain unpaid or outstanding:

(a) Location of Chief Executive Offices. The chief executive office and chief place of business (as such terms are defined in Article 9 of the Uniform Commercial Code as in effect in the State of Utah) of the Guarantor are located at 79 South Main Street, Salt Lake City, Utah 84111 and the Guarantor agrees to give the Agent at least thirty (30) days' prior written notice of any relocation of said chief executive office or chief place of business from its present location.

(b) Compliance With Law. The Guarantor shall maintain its corporate existence under and in compliance with all applicable laws and conduct its business in all material respects in accordance with all applicable laws binding on it and its operations or assets and perform its obligations under the Loan Documents to which it is a party.

(c) No Security Interest. The Guarantor agrees not to create, incur, assume or suffer to exist any Lien attributable to Guarantor on the Equipment or the other Collateral (excluding any Liens specifically permitted under the Loan Documents), and shall take all necessary action to remove and release any such Lien and shall reimburse and indemnify the Agent, and each other party to any of the Loan Documents, for any loss incurred as a result of any such Lien.

(d) No Amendment to Trust Agreement. The Guarantor, in its individual capacity, agrees to perform its obligations under the Trust Agreement and further agrees not to amend, supplement, modify or terminate the Trust Agreement, or revoke the Trust, without the Agent's prior written consent except as permitted by Section 5(d) of the Beneficial Interest Pledge Agreement.

(e) No Other Business. In its capacity as trustee for Owner Participant, the Guarantor has engaged in no business activity and will engage in no other business activities, except in respect of the transactions contemplated by the Loan Documents, and has incurred no indebtedness other than as contemplated by the Loan Documents.

(f) Indebtedness. The Guarantor will not contract for, create, incur or assume any indebtedness (including contingent liability therefor), grant any credit, guarantee any debts or grant any indemnity other than pursuant to the Loan Documents or as otherwise expressly permitted by the Loan Documents.

(g) Sale or Assignment. Except as expressly permitted by the Loan Agreement and the other Loan Documents and/or upon receipt of written instructions from Agent, the Guarantor will not sell, assign, transfer or otherwise dispose of the Equipment or the other Collateral (or any portion thereof).

6. Subordination of Sums Payable to Any Guarantor. The Guarantor hereby subordinates all claims and demands it has, or may in the future have, against the Owner Participant arising or growing out of any indebtedness, liability or obligation, direct or indirect, due or to become due which arises, may arise or arose by reason of any advance or loan by the Guarantor, directly or indirectly, to the Owner Participant, but excluding any compensation from time to time accrued and owed to Guarantor from Owner Participant, as such compensation is permitted under the Trust Agreement (all of such claims and demands being herein referred to collectively as the "Subordinated Liabilities"), to the prior and full payment, performance, satisfaction and discharge of the Secured Obligations, and the Guarantor agrees that the Agent shall first be paid in full with interest all sums now due or that may hereafter accrue and become due and payable by the Owner Participant under the Loan Agreement, the Notes and any other Loan Document before the Guarantor shall be paid anything by the Owner Participant or out of any property of the Owner Participant for or on account of any of the Subordinated Liabilities. The Guarantor further agrees that the Agent or any Lender or Non-Lender may at any time and from time to time renew or extend the time of payment of any indebtedness of the Owner Participant to the Agent or any Lender or Non-Lender, or any portion of such indebtedness, and may make new loans to the Owner Participant, secured or unsecured, under the Loan Agreement or otherwise, with or without a guarantee, all without any notice to the Guarantor who shall nonetheless remain fully bound by its agreement to subordinate the Subordinated Liabilities until this Guaranty has been terminated by the Agent in the manner hereinafter provided.

7. Expenses. In addition to all other liabilities of the Guarantor hereunder, the Guarantor also agree to pay to the Agent, on demand, all reasonable costs and expenses (including reasonable fees, costs and disbursements of its counsel) which may be incurred in the enforcement of the Secured Obligations or the liabilities of the Guarantor hereunder.

8. Modification of Secured Obligations. The Guarantor hereby consents and agrees that without further notice to or assent from it, the amount of the Secured Obligations, the time of payment of any or all the Secured Obligations may be changed, any other term or condition relating to any or all the Secured Obligations may be changed, the Owner Participant (or any other Person primarily or secondarily liable for the Secured Obligations, including the Guarantor hereunder) may be discharged from any or all the Secured Obligations, any composition or settlement relating thereto may be consummated and accepted, and that the Guarantor will remain bound upon this Guaranty notwithstanding any or all of the foregoing.

9. No Waivers; No Election; Rights and Remedies Cumulative. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Agent of any right, power or remedy preclude any other further exercise thereof or the exercise of any other right, power or remedy. Subject to the terms of Section 17 hereof, the Agent shall have the right to seek recourse against the Guarantor to the fullest extent provided for herein, and no election by the Agent to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Agent's right to proceed in any other form of action or proceeding or against other parties unless the Agent has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Agent or any Lender or Non-Lender under any Loan Document or any other document or instrument evidencing the Secured Obligations shall serve to diminish the liability of the Guarantor under this Guaranty except to the extent that the Agent or any Lender or Non-Lender finally and unconditionally shall have realized indefeasible payment by such action or proceeding. The rights and remedies provided herein shall be in addition to and not exclusive of any rights or remedies provided at law or in equity, and may be exercised in such order as the Agent shall determine, in its sole discretion.

10. Other Guaranties. A subsequent or concurrent guaranty by any other guarantor of any of the Secured Obligations shall not be deemed to be in lieu of or to supersede or terminate this Guaranty but shall be construed as an additional or supplementary guaranty; and if any other guarantor has given to the Agent a previous guaranty or guaranties, this Guaranty shall be construed to be an additional or supplementary guaranty, and not to be in lieu thereof or to terminate such previous guaranty or guaranties.

11. Right of Set-off. Upon an Event of Default under the Loan Agreement (which Event of Default is not waived in writing by Agent), the Agent and each Lender and Non-Lender are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits at any time held and other indebtedness at any time owing by the Agent and any Lender or Non-Lender to or for the credit of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty. Any such set-off or application of deposits by a Lender or Non-Lender shall be deemed to be made on behalf of all of the Lenders, in accordance with their respective Pro Rata Shares.

12. Termination of Guaranty. This Guaranty shall terminate and be of no further force and effect upon the earliest to occur of the following: (a) payment in full of all Secured Obligations (other than contingent obligations which by their nature cannot be satisfied by payment at such time) and either (i) expiration of the term of the Loan Agreement or (ii) termination of the obligation of any Lender and Non-Lender to make any advances to Owner Participant pursuant to the Loan Agreement or any other Loan Document.

13. Binding Effect; Assignment. The provisions of this Guaranty shall be binding upon and inure to the benefit of the Guarantor and the Agent and their respective successors and assigns, except that the Guarantor may not assign or otherwise transfer any of its rights or obligations hereunder.

14. Amendments and Waivers. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the then-existing Guarantor and Agent, provided, that any provision of this Guaranty may be waived by the Agent in a written letter or agreement executed by the Agent or by facsimile transmission from the Agent, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

15. Governing Law; Choice of Forum; Service of Process.

(a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) GUARANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN SAN FRANCISCO, CALIFORNIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GUARANTOR AND ANY LENDER PERTAINING TO THIS GUARANTY OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS GUARANTY; PROVIDED, THAT LENDERS AND GUARANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF SAN FRANCISCO, CALIFORNIA; AND FURTHER PROVIDED, THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH AGENT OR LENDER. GUARANTOR EXPRESSLY SUBMITS AND CONSENTS TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GUARANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTOR AT THE ADDRESS SET FORTH BELOW IN SECTION 15(D) HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE GUARANTOR'S ACTUAL RECEIPT THEREOF.

(c) TO THE EXTENT PERMITTED BY LAW, IN CONNECTION WITH ANY ACTION OR PROCEEDING, WHETHER BROUGHT IN STATE OR FEDERAL COURT, GUARANTOR AND AGENT EACH HEREBY EXPRESSLY, INTENTIONALLY AND DELIBERATELY WAIVE ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO A TRIAL BY JURY.

(d) To the extent permitted by law, service of process in any action against the Guarantor or the Agent may be made by registered or certified mail, return receipt requested, to the following addresses:

Guarantor:	Wells Fargo Bank Northwest, National Association 79 South Main Street Salt Lake City, Utah 84111 Attention: Val Orton Telephone: (801) 246-5300 Facsimile: (801) 246-5053
Agent:
Union Bank, N.A.
Northern California Commercial Banking Division
350 California Street
San Francisco, CA 94104
Attn:  San Francisco Commercial Banking
Telephone No.:  (415) 705-7385
Facsimile No.:  (415) 705-7111

with a copy to:
Sheppard Mullin Richter & Hampton LLP
Four Embarcadero Center, 17th Floor
San Francisco, CA 94111-4106
Attn:  Juliette M. Ebert, Esq.
Telephone No.:  (415) 434-9100
Facsimile No.:  (415) 434-3947

(e) The Guarantor agrees that any final judgment rendered against it in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

16. Assignment by Agent. The Agent may, with the consent of Guarantor (which consent shall not be unreasonably withheld) and subject to the provisions of Section 13.8 of the Loan Agreement assign or otherwise transfer any of its rights hereunder or under the Loan Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Agent herein or otherwise, subject, however, to the provisions hereof; provided that, as soon as practicable after such assignment or transfer, the Agent shall notify the Guarantor and the Owner Participant of any change in payment instructions necessitated by such assignment or transfer.

17. Capacity of Guarantor. It is understood and agreed that the Guarantor is entering into this Guaranty solely in its capacity as Trustee under the Trust Agreement, except as otherwise expressly stated herein, and that it shall not be liable or accountable in its individual capacity in any circumstances whatsoever except for the gross negligence or willful misconduct of the Guarantor in its individual capacity and as otherwise expressly provided in the Trust Agreement, this Guaranty or any of the other Loan Documents to which it is a party, but otherwise shall be liable or accountable solely to the extent of the assets of the Trust Estate.

18. Severability; Drafting. The invalidity of any one or more of the provisions of this Guaranty shall not affect the remaining provisions of this Guaranty. If any one or more of the provisions of this Guaranty should he held by any court of law to be invalid, or should operate to render this Guaranty invalid or to impair the lien and security interest of this Guaranty on all or the major portion of the property intended to be mortgaged hereunder, this Guaranty shall be construed as if such provisions had not been contained therein.  In the event of a dispute between any of the parties hereto over the meaning of this Guaranty, all parties shall be deemed to have been the drafter hereof, and any Applicable Law that states that contracts are construed against the drafter shall not apply.

[Remainder of page intentionally left blank; signatures on following pages]

W02-WEST:5JDA1\402480108.3	--	OWNER TRUSTEE GUARANTY
AeroCentury

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR WELLS FARGO NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Trustee By: Name: Title:

Exhibit I

Form of Placard

Placard to be used for items of Equipment owned by Owner Trustee:

THIS ENGINE IS OWNED BY AND LEASED FROM WELLS FARGO BANK NORTHWEST, N.A., AS OWNER TRUSTEE, AND IS SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF ONE OR MORE FINANCIAL INSTITUTIONS.

AeroCentury Corp.
1440 Chapin Avenue, Suite 310
Burlingame, CA 94010-4011

Placard to be used for items of Equipment owned by Borrower:

THIS ENGINE IS OWNED BY AEROCENTURY CORPORATION, OR AN AFFILIATE, AND IS SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF ONE OR MORE FINANCIAL INSTITUTIONS.

AeroCentury Corp.
1440 Chapin Avenue, Suite 310
Burlingame, CA 94010-4011

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0A22-152811

Schedule 1.1a

Eligible Leases

Serial			Lease
number	Model	Lessee	expiration

104	deHavilland DHC 8-100	CMC	5/4/12
201	Saab 340B	Colgan	11/17/10
214	Saab 340B	Colgan	11/17/10
236	deHavilland DHC 8-300	Wideroe	5/10/10
237	Saab 340B	Colgan	11/16/11
238	deHavilland DHC 8-300	Wideroe	5/10/10
239	Saab 340B	Colgan	11/16/11
239	deHavilland DHC 8-100	Wideroe	4/15/12
242	Saab 340B	Colgan	11/16/11
250	deHavilland DHC 8-300	LIAT	11/30/10
310	Saab 340B	Flightworks	9/18/10
325	deHavilland DHC 8-300	LIAT	3/22/11
404	deHavilland DHC 8-300	LIAT	5/18/11
406	deHavilland DHC 8-300	CMC	11/13/11
407	deHavilland DHC 8-300	Wideroe	1/14/11
410	deHavilland DHC 8-300	LIAT	9/30/10
666	deHavilland DHC-6	Loganair	4/30/13
754	deHavilland DHC-6	TMA	7/31/14
781	deHavilland DHC-6	TMA	7/31/14
11303	Fokker 100	Click	7/19/10
11308	Fokker 100	Contact Air	3/6/13
11310	Fokker 100	DAE	1/23/12
11313	Fokker 100	Contact Air	3/9/13
11331	Fokker 100	DAE	1/23/12
11333	Fokker 100	Click	12/12/10
11337	Fokker 100	Click	12/11/10
20108	Fokker 50	Skyways	2/6/11
20110	Fokker 50	Skyways	4/6/11
20111	Fokker 50	Skyways	6/6/10
20112	Fokker 50	Skyways	4/6/12
20115	Fokker 50	Skyways	12/6/10
20116	Fokker 50	Skyways	8/6/10
20181	Fokker 50	VLM	3/21/12
20261	Fokker 50	Riau	12/18/10
20280	Fokker 50	ATSA	3/31/13
20282	Fokker 50	Riau	5/11/10

W02-WEST:5JDA1\402456128.14	Schedule 1.1a — Page	AeroCentury – Loan and Security Agreement
0A22-152811

Schedule 1.1b

Material Contracts

Amended and Restated Management Agreement, dated April 23, 1998, between the Company and JetFleet Management Corp.

Second Amended and Restated Credit Agreement between the Company, National City Bank, as agent, and National City Bank, California Bank & Trust, Bridge Bank, National Association, and First Bank dba First Bank & Trust, as lenders, dated April 17, 2007

Securities Purchase Agreement between Satellite Fund II, LP, Satellite Fund IV, LP, The Apogee Group LLC, and Satellite Fund V, LLC (collectively the "Subordinated Lenders”), dated April 17, 2007, as amended by the Amendment to Securities Purchase Agreement between the Subordinated Lenders and the Company, dated June 19, 2008, and the Second Amendment to Securities Purchase Agreement between the Subordinated Lenders and the Company dated July 21, 2008

Investors Rights Agreement between the Company and the Subordinated Lenders, dated April 17, 2007

 Rights Agreement by and between the Company and Continental Stock Transfer & Trust Company dated December 1, 2009

Eligible Leases as listed on Schedule 1.1a

W02-WEST:5JDA1\402456128.14	Schedule 1.1c — Page	AeroCentury – Loan and Security Agreement
0A22-152811

Schedule 1.1c

Permitted Indebtedness

See Schedule 7.13

W02-WEST:5JDA1\402456128.14	Schedule 1.1c — Page	AeroCentury – Loan and Security Agreement
0A22-152811

Schedule 1.1d

Liens of Record

Liens securing the National City Indebtedness to be released prior to or promptly after the closing of this Loan Agreement on the assets of AeroCentury Corp.

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0A22-152811

Schedule 1.1e

Schedule of Documents

Loan Agreement
Revolving Note, one for each Lender
Mortgage
Owner Trustee Mortgage

Owner Trustee Guaranty

Beneficial Interest Pledge Agreement

Subordination and Intercreditor Agreement

Subordination Agreement (Management Agreement)

Borrowing Notice
Borrowing Base Certificate
Compliance Certificate
Authorization to Disburse
Transition of Agent Agreement (executed by National City Bank and Agent)
Alternative Dispute Resolution Agreement

W02-WEST:5JDA1\402456128.14	Schedule 1.1e — Page	AeroCentury – Loan and Security Agreement
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Schedule 2.1

Revolving Commitment

Commitment	Lender	Pro Rata Share
$35,000,000.00	Union Bank, N.A.	46.66
$ 20,000,000.00	California Bank & Trust	26.67
$ 20,000,000.00	U.S. Bank National Association	26.67

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Schedule 5.2

Executive Offices; Corporate or Other Names; Conduct of Business

Executive Officers:

Neal D. Crispin, President, & CEO

Toni M. Perazzo, Sr. Vice President – Finance, & CFO

Corporate Headquarters, Principal Office and Location of Records re: Collateral

1440 Chapin Avenue, Suite 310, Burlingame, CA 94010

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Schedule 5.7

No Other Liabilities; No Material Adverse Changes

None.

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Schedule 5.9

Trade Names

None.

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Schedule 5.10

Litigation

None.

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Schedule 5.17

Hazardous Materials

None.

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Schedule 5.19

Insurances

	Name of Lessee	Insurer	Type of Insurance
104	CMC Aviation Limited	Fred Black Insurance Brokers, Ltd	Hull/ Liability War Risk
201	Colgan Air, Inc	Aon	Hull/ Liability
201	Colgan Air, Inc	FAA	War Risk
214	Colgan Air, Inc	Aon	Hull/ Liability
214	Colgan Air, Inc	FAA	War Risk
236	Wideroe’s Flyveselskap ASA	Aon	Hull/ All Risks Liability War Risk
237	Colgan Air, Inc	Aon	Hull/ Liability
237	Colgan Air, Inc	FAA	War Risk
238	Wideroe’s Flyveselskap ASA	Aon	Hull/ All Risks Liability War Risk
239	Colgan Air, Inc	FAA	War Risk
239	Colgan Air, Inc	Aon	Hull/ Liability
239	Wideroe’s Flyveselskap ASA	Aon	Hull/ All Risks Liability War Risk
242	Colgan Air, Inc	Aon	Hull/ Liability
242	Colgan Air, Inc	FAA	War Risk
250	LIAT	Willis	Hull/ All Risks Liability War Risk
310	Flightworks	Lance Toland	Hull/ Liability War Risk
325	LIAT	Willis	Hull/ All Risks Liability War Risk
404	LIAT	Willis	Hull/ All Risks Liability War Risk
406	CMC Aviation Limited	Fred Black Insurance Brokers, Ltd	Hull/ Liability War Risk
407	Wideroe’s Flyveselskap ASA	Aon	Hull/ All Risks Liability War Risk
410	LIAT	Willis	Hull/ All Risks Liability War Risk
666	Loganair	Albatros Willis	Hull/ All Risks Liability War Risk
754	Trans Maldivian Airways Private Limited	Aon Global	Hull/ All Risks Liability War Risk
781	Trans Maldivian Airways Private Limited	Aon Global	Hull/ All Risks Liability War Risk
11303	Mexicana Click	Marsh	Hull/ All Risks Liability War Risk
11308	Contact Air	Albatros Willis	Hull/ All Risks Liability War Risk
11310	Dutch Antilles Express	Marsh	Hull/ All Risks Liability War Risk
11313	Contact Air	Albatros Willis	Hull/ All Risks Liability War Risk
11331	Dutch Antilles Express	Marsh	Hull/ All Risks Liability War Risk
11333	Mexicana Click	Marsh	Hull/ All Risks Liability War Risk
11337	Mexicana Click	Marsh	Hull/ All Risks Liability War Risk
20108	Avia Express Sweden AB (Skyways)	Aon	Hull/ All Risks Liability War Risk
20110	Avia Express Sweden AB (Skyways)	Aon	Hull/ All Risks Liability War Risk
20111	Avia Express Sweden AB (Skyways)	Aon	Hull/ All Risks Liability War Risk
20112	Avia Express Sweden AB (Skyways)	Aon	Hull/ All Risks Liability War Risk
20115	Avia Express Sweden AB (Skyways)	Aon	Hull/ All Risks Liability War Risk
20116	Avia Express Sweden AB (Skyways)	Aon	Hull/ All Risks Liability War Risk
20122	Avia Express Sweden AB (Skyways)	Aon	Hull/ All Risks Liability War Risk
20177	VLM Airlines, N.V.	OAAGC	Hull/ All Risks Liability War Risk
20181	VLM Airlines, N.V.	OAAGC	Hull/ All Risks Liability War Risk
20261	RIAU Airlines	Marsh	Hull/ All Risks Liability War Risk
20280	Aero Transportes, S.A.	Pacifico	Hull/ All Risks Liability War Risk
20282	RIAU Airlines	Marsh	Hull/ All Risks Liability War Risk

ACY Off-lease Assets	JetFleet Management Corp and AeroCentury Corp	Frank Crystal and Company, Inc	Possessed, Spares and Equipment Hull/ Liability
ACY Company Policy	JetFleet Management Corp and AeroCentury Corp	Frank Crystal and Company, Inc	Premises and Products Liability
ACY Company Policy	AeroCentury Corp.	Acord	Directors’ and Officers’ Liability Insurance

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Schedule 5.22

Depreciation Policies

The Company’s interests in aircraft and aircraft engines are recorded at cost, which includes acquisition costs.  Since inception, the Company has purchased only used aircraft and aircraft engines.  It is the Company’s policy to hold aircraft for approximately twelve years unless market conditions dictate otherwise.  Therefore, depreciation on aircraft is initially computed using the straight-line method over the twelve-year period to an estimated residual value based on appraisal.  The Company estimates the period over which it will hold aircraft engines based upon estimated usage, repair costs and other factors, and depreciates them to their appraised residual value over such period using the straight-line method.

The Company periodically reviews plans for lease or sale of its aircraft and aircraft engines and changes, as appropriate, the remaining expected holding period for such assets.  Estimated residual values are reviewed and adjusted periodically, based upon updated appraised residual estimates.  Decreases in the market value of aircraft could affect not only the current value, discussed above, but also the estimated residual value

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Schedule 6.4

Insurance as of the Closing Date

See Schedule 5.19

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Schedule 7.13

Indebtedness and Guaranteed Indebtedness existing on the Closing Date

[to be appended]

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Schedule 7.21

Investments Existing as of the Closing Date

None.

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